UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant
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        Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Talos Energy Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TALOS ENERGY

TALOS
TALOS
TALOS

2024
PROXY STATEMENT

TALOS ENERGY 2024 PROXY STATEMENT

Talos Energy Inc.’s 2024 Annual Meeting of Stockholders Information

Time 10:00 a.m. Central time	Date May 23, 2024	Place Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002	Record Date April 3, 2024

Voting Methods

Even if you plan to attend the Talos Energy Inc. 2024 annual meeting of stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) in person, we urge you to vote in advance of the meeting using one of these advance voting methods.

By Internet: www.proxydocs.com/TALO	By Phone: 1-866-291-6999	By Mail: P.O. Box 8016 Cary, NC 27512-9903

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

The Annual Meeting is being held for the following purposes:

Matter		Page Reference (For More Detail)

1	To elect to the Company’s Board of Directors the three Class III director nominees, set forth in the accompanying Proxy Statement, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.	6

2	To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2023.	64

3	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	66

4	To approve the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan (the “Amended 2021 LTIP”).	68

5	To approve a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (the “Exculpation Amendment”).	78

6	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Each outstanding share of common stock, par value $0.01 per share (“common stock”) of Talos Energy Inc. (NYSE: TALO), entitles the holder of record at the close of business on April 3, 2024 to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

By order of the Board of Directors,

William S. Moss III Executive Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 23, 2024: THIS PROXY STATEMENT, THE PROXY CARD AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023 ARE AVAILABLE AT WWW.PROXYDOCS.COM/TALO.

i	Road Map of Voting Items

ii	About Talos Energy Inc.

1	Proxy Statement Summary

6	Proposal 1: Election of Directors

7	Governance and Board Matters

7	Board Composition

15	Director Independence

16	Qualifications, Skills and Experience of our Directors & Director Nominees

16	Board Diversity

17	Committees of the Board

22	Board Oversight of Risk Management

23	Director Attendance

23	Corporate Governance

27	Director Compensation

29	2023 Director Compensation Table

30	Our Executive Officers

33	Executive Compensation Matters

33	Compensation Discussion and Analysis

33	Executive Summary

35	Process for Setting Executive Compensation

38	Elements of Compensation for the 2023 Fiscal Year

45	Amended and Restated Severance Plan

45	Other Matters

48	Compensation Committee Report

49	Executive Compensation Tables

49	Summary Compensation Table

50	Grants of Plan-Based Awards Table

51	Outstanding Equity Awards at 2023 Fiscal Year-End

53	Option Exercises and Stock Vested

53	Pension Benefits

53	Nonqualified Deferred Compensation

54	Potential Payments Upon Termination or a Change in Control

59	CEO Pay Ratio

60	Pay Versus Performance

61	Narrative Disclosure to Pay vs. Performance Table

62	Disclosure of Most Important Performance Measures for 2023 Fiscal Year

63	Compensation Committee Interlocks and Insider Participation

64	Proposal 2: Non-Binding Advisory Vote on the Company’s Named Executive Officers

65	Audit Committee Report

66	Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

68	Proposal 4: Approval of Amended 2021 LTIP

78	Proposal 5: Approval of the Exculpation Amendment

80	Security Ownership of Certain Beneficial Owners and Management

81	Delinquent Section 16(a) Reports

82	Certain Relationships and Related Party Transactions

82	Policies and Procedures for Review of Related Party Transactions

82	Legal Fees

82	Historical Transactions with Affiliates

84	Support Agreements

84	Board Designation Rights

85	Registration Rights

85	Offering Participation

86	Questions and Answers About the Annual Meeting

94	Stockholders Proposals; Identification of Director Candidates for Next Year

A-1	Annex A: Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan

B-1	Annex B: Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Talos Energy Inc.

ROAD MAP OF VOTING ITEMS

PROPOSAL 1	To Elect to the Company’s Board of Directors the Three Director Nominees Set Forth in the Accompanying Proxy Statement (Page 6)	Board Vote Recommendation

We are asking our stockholders to vote on each of the three director nominees named in this proxy statement (this “Proxy Statement”) to the Board of Directors (the “Board of Directors” or “Board”) of Talos Energy Inc. (the “Company”). Both the Board and Nominating & Governance Committee of the Board (the “Nominating & Governance Committee”) believe that the director nominees have the qualifications, experience and skills necessary to represent stockholder interests through service on our Board.		FOR EACH NOMINEE ☑

PROPOSAL 2	To Approve, on a Non-Binding Advisory Basis, the Company’s Named Executive Officer Compensation for the Fiscal Year Ended December 31, 2023 (Page 64)	Board Vote Recommendation

We have designed our executive compensation program to attract and retain experienced executives and align executive pay with Company performance and the long-term interests of our stockholders. We are seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as described in this Proxy Statement. The Board values stockholders’ opinions, and the Compensation Committee of the Board (the “Compensation Committee”) will take into account the outcome of the non-binding advisory vote when considering future executive compensation decisions.		FOR ☑

PROPOSAL 3	To Ratify the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024 (Page 66)	Board Vote Recommendation

The Audit Committee of the Board (the “Audit Committee”) has appointed Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Both the Board and the Audit Committee believe that the appointment of the firm of EY to audit the Company’s consolidated financial statements for the year ending December 31, 2024 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of EY as independent registered public accounting firm for the year ending December 31, 2024.		FOR ☑

PROPOSAL 4	To Approve the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan (Page 68)	Board Vote Recommendation

We are asking our stockholders to approve the Amended 2021 LTIP, which the Board has adopted subject to stockholder approval, to enable us to continue making equity awards to executive officers, directors, employees and other service providers. The proposed Amended 2021 LTIP would increase the number of shares of our common stock issuable by 3,680,000 shares. Our equity compensation plan is an important part of our pay-for-performance philosophy, as it allows us to award compensation that is tied to our performance and aligned with the interests of our stockholders.		FOR ☑

PROPOSAL 5	To Approve a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation (Page 78)	Board Vote Recommendation

We are asking our stockholders to approve the Exculpation Amendment, which the Board has adopted subject to stockholder approval, to reflect new Delaware law provisions regarding officer exculpation pursuant to the State of Delaware’s recently enacted legislation under the Delaware General Corporation Law (“DGCL”). Both the Board and the Nominating & Governance Committee believe that aligning the protections available to our directors with those available to our officers will strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on the Company’s behalf.		FOR ☑

2024 PROXY STATEMENT	i

ABOUT TALOS ENERGY INC.

Headquartered in Houston, Texas, Talos Energy Inc. is a leading independent offshore exploration and production (“E&P”) company with operations in the U.S. Gulf of Mexico and offshore Mexico.

Talos became a public company in May 2018 following its business combination with Stone Energy Corporation, transitioning from a private company with five original employees in 2012 to over 700 employees after our acquisition of QuarterNorth Energy Inc. (“QuarterNorth”) in March 2024. Since its founding over a decade ago, Talos has maintained its entrepreneurial spirit while growing to become the fifth largest operator on a combined Talos/QuarterNorth basis in the Gulf of Mexico offshore basin.

We take pride in leveraging our technical and operational expertise to acquire, explore and develop offshore assets in order to provide responsibly-produced energy with a commitment to safe and efficient operations, environmental responsibility, and good governance and ethics.

Areas of Operation

TX
LA
MS
AL
FL
Offshore Deepwater
Gulf of Mexico
Gulf of Mexico
MEXICO
Zama
Mexico

ii

PROXY STATEMENT SUMMARY

This summary highlights information that you will find throughout this Proxy Statement (this “Proxy Statement”) in connection with the 2024 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) of Talos Energy Inc. (“Talos,” the “Company,” “we,” “us” or “our”). This summary does not contain all of the information that you should consider. You should read this Proxy Statement in its entirety and the information contained in our Annual Report on Form 10-K for the year ended December 31, 2023 (our “Annual Report”), which is available under the “Presentations & Filings” tab within the “Investor Relations” section on our website at www.talosenergy.com. We are making this Proxy Statement available to you on or about April 17, 2024, in connection with the solicitation of proxies by our board of directors (our “Board” or “Board of Directors”).

2024 Annual Meeting of Shareholders

Time and Date: Thursday, May 23, 2024, 10:00 a.m. (Central time)

Location: Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002

Record Date: Wednesday, April 3, 2024

Voting: In accordance with the Company’s Second Amended and Restated Certificate of Incorporation, each share of our common stock, par value $0.01 per share (“common stock”), is entitled to one vote for each proposal to be voted on.

Materials: Our proxy materials are available on our website at www.talosenergy.com under the “Presentation & Filings” tab within the “Investor Relations” section.

Voting Matters and Board Recommendations

The Board recommends that you vote on the various proposals as indicated in the “Road Map of Voting Items” on page i.

Questions and Answers about the Meeting

Please see “Questions and Answers About the Annual Meeting” beginning on page 86 for additional information about the proxy materials, the Annual Meeting and voting.

Board of Directors and Director Nominees

Independent Board: Our Board is comprised of a majority of independent directors.

Non-Executive Chairman of the Board: Neal P. Goldman has served as the independent, non-executive Chairman of the Board since 2018.

2024 PROXY STATEMENT	1

Proxy Statement Summary

Director Nominees:

The Company has proposed the following three (3) director nominees for election to the Board at the Annual Meeting, each for a one-year term until the Company’s next annual meeting of stockholders to be held in 2025.

Director Nominees	Age	Director Since	Independent*	Current Committee Memberships

Neal P. Goldman Chairman Managing Member, SAGE Capital Investments	54	2018	✓	• Nominating & Governance (Chair)

Paula R. Glover Director President, Alliance to Save Energy	56	2021	✓	• SSCR (Chair)

Joseph A. Mills Director** Chief Executive Officer, Samson Resources II, LLC & Founder/Owner, Waterford Energy, LLC	64	2024	✓	• None

*	As determined by the Board.
**	Serves as the Board designee of QuarterNorth pursuant to the QuarterNorth Merger Agreement (as defined herein).

Other Directors:

The Company’s other directors include:

Directors	Age	Director Since	Independent*	Current Committee Memberships

Timothy S. Duncan President and Chief Executive Officer, Director	51	2018	No	• None

John “Brad” Juneau Director Co-Founder and Chairman, Contango Ore, Inc. (NYSE: CTGO)	64	2018	✓	• Audit • Nominating & Governance • SSCR • Technical (Co-Chair)

Donald R. Kendall, Jr. Director Managing Director and Chief Executive Officer, Kenmont Capital Partners	71	2018	✓	• Audit • Compensation (Chair)

Richard Sherrill Director President of Howard Low Carbons Solutions, Howard Energy Partners	58	2023	✓	• None

Charles M. Sledge Director Former Chief Financial Officer, Cameron International Corporation	58	2018	✓	• Audit (Chair) • Compensation • Nominating & Governance

Shandell Szabo Director Former Vice President of US Exploration, Anadarko Petroleum Corporation	49	2023	✓	• Compensation • SSCR • Technical (Co-Chair)

*	As determined by the Board.

2

Proxy Statement Summary

Standing Committees of the Board:

AUDIT	COMPENSATION	NOMINATING & GOVERNANCE	SAFETY, SUSTAINABILITY AND CORPORATE RESPONSIBILITY	TECHNICAL

Independent Board Committees: Each of the Board’s committees is composed entirely of independent directors.

Board Committee Membership: The following table below provides for the current members and chairpersons of each standing committee of the Board.

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee	SSCR Committee	Technical Committee

Duncan

Glover				✓*

Goldman			✓*

Juneau	✓		✓	✓	✓*

Kendall	✓	✓*

Mills

Sherrill

Sledge	✓*	✓	✓

Szabo		✓		✓	✓*

*	Serves as the Chairperson.

Please see “Governance and Board Matters—Committees of the Board” for additional information regarding our Board’s standing committees.

2024 PROXY STATEMENT	3

Proxy Statement Summary

Board and Governance Practices and Highlights

The Company is committed to good corporate governance as part of our efforts to promote the long-term interests of stockholders, maintain strong Board and management accountability, and continue building public trust in the Company. Our Board and governance practices include:

BOARD AND GOVERNANCE PRACTICES

Size of Board	9 members

Average Age of Directors	58 years

Average Tenure of Directors	4.5 years

Number of Independent Directors(1)	8 of 9

Fully Independent Standing Board Committees	Yes

Annual Election of Directors	Declassified Board beginning in 2025

Majority Voting for Directors	Yes

Director Resignation Policy	Yes

Supermajority Voting Provisions	No

Independent Non-Executive Chairman	Yes

Regular Executive Sessions of Independent Directors	Yes

Annual Board and Committee Self-Evaluations	Yes

Active Board Refreshment (4 new directors since 2021)	Yes

Equity Grants to Non-Executive Directors	Yes

Number of Board Meetings Held in 2023	18

Code of Business Conduct and Ethics Applicable to Directors	Yes

Board Oversight of Enterprise Risk Management and Long-Term Strategy	Yes

Full and Free Access for Directors to Officers, Employees and Company Books and Records	Yes

Board-Level Oversight of Safety, Sustainability and Corporate Responsibility Matters	Yes

Management-Level Disclosure Committee for Financial Reporting	Yes

Annual Non-Binding Advisory Vote on Executive Compensation	Yes

Poison Pill	No

Stock Ownership Policy for Senior Executives and Non-Employee Directors	Yes

Anti-Hedging and Anti-Pledging Policies	Yes

Clawback Policy	Yes

Directors Sit on the Board of More than Three Other Public Companies in Addition to our Board	No

(1)	All directors, other than Mr. Duncan, have been deemed independent by the Board in accordance with NYSE standards.

The Board recognizes the importance of maintaining strong corporate governance practices for both enabling effective oversight of the Company’s business and helping to fulfill the Board’s responsibilities to the Company’s stockholders. The Board is therefore committed to continuing to monitor—and implementing where practicable—best practices for corporate governance, as well as seeking to listen to feedback on these topics from our stockholders and other key stakeholders.

4

Proxy Statement Summary

The Board proactively reviews the Company’s corporate governance policies and considers corporate governance issues and feedback from our stockholders and other key stakeholders. Examples of recent changes in corporate governance practices include:

•	declassifying our Board, with each of our directors being elected annually, beginning at the annual meeting of stockholders to be held in 2025; and

•

ongoing Board refreshment which is informed by the Board’s assessment of skills, experience and tenure with the recent appointments of Ms. Glover in 2021, Mr. Sherrill and Ms. Szabo in 2023, and Mr. Mills in 2024.

2024 PROXY STATEMENT	5

PROPOSAL 1: ELECTION OF DIRECTORS

At the recommendation of the Nominating & Governance Committee, the Board of Directors has nominated the following three (3) individuals for election as Class III directors of the Company:

Neal P. Goldman Chair of Board	Paula R. Glover Director	Joseph A. Mills Director

Each of the directors nominated by the Board has consented to serving as a director nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term beginning at the Annual Meeting and expiring at the next annual meeting of stockholders, and until either they are re-elected or their successors are duly elected and qualified or until their earlier death, resignation or removal. If any nominee is unable to serve or otherwise will not serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy. See “Governance and Board Matters—Board Composition” beginning on page 7 for biographical information regarding our directors, including our director nominees.

On January 13, 2024, we executed a merger agreement to acquire QuarterNorth, a privately-held U.S. Gulf of Mexico E&P company (such acquisition, the “QuarterNorth Acquisition,” and such agreement, the “QuarterNorth Merger Agreement”). Pursuant to the QuarterNorth Merger Agreement, we (a) increased our Board size from eight (8) to nine (9) members and (b) appointed QuarterNorth’s Board designee, Mr. Joseph A. Mills, as a new member of our Board of Directors, effective as of the closing of QuarterNorth Acquisition on March 4, 2024.

Mr. Mills was appointed to serve until the 2024 Annual Meeting of Stockholders or until his successor is elected and qualified, or, if earlier, until his respective death, disability, resignation, disqualification or removal from office.

Mr. Goldman, Ms. Glover and Mr. Mills are each designated as a Class III director and assuming the stockholders elect them to the Board, their one-year term of office will expire in 2025. Messrs. Duncan, Sledge, Juneau, Kendall and Sherrill and Ms. Szabo are currently serving as directors of the Company. See “Governance and Board Matters—Corporate Governance—Declassified Board Structure by 2025” for additional information.

The Board of Directors has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, the persons acting under your proxy will vote for the election of a substitute nominee, if any, that the Board of Directors recommends.

Vote Required

The election of each nominee for director in this Proposal 1 requires the affirmative vote of a majority of the votes cast with respect to that nominee’s election.

For this Proposal 1, a “majority of the votes cast” means that the number of votes cast FOR a nominee’s election exceeds the number of votes cast AGAINST that nominee’s election.

Abstentions and broker non-votes with respect to this proposal are not treated as votes cast and, therefore, will have no effect on the outcome of this Proposal 1.

Recommendation

The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the three (3) director nominees named in this Proxy Statement.

6

GOVERNANCE AND BOARD MATTERS

Board Composition

Set forth below is biographical information about each of our current directors and our director nominees.

Neal P. Goldman

Background:

• Managing Member, SAGE Capital Investments, LLC, a consulting firm specializing independent board of director services, restructuring, strategic planning and transformations for companies in multiple industries including energy, technology, media, retail, gaming and industrials (2013 to Present)

• Managing Director, Och Ziff Capital Management, LP (2014 to 2016)

• Founding Partner, Brigade Capital Management, LLC (2007 to 2012)

• Portfolio Manager, MacKay Shields LLC

• Various positions at Salomon Brothers Inc. (mergers and acquisitions and high yield trading)

Current Public Boards:

• Weatherford International plc (NASDAQ: WFRD) (December 2019 to Present)

–  Nominating and Governance Committee (Chair)

–  Audit Committee (Vice Chair; audit committee financial expert)

–  Compensation and Human Resources Committee

• Diamond Offshore Drilling, Inc. (NYSE: DO) (May 2021 to Present)

–  Chairman

• KLDisccovery Inc. (OTC: KLDI) (March 2024 to Present)

Prior Public Boards:

• Stone Energy Corporation (March 2017 to May 2018)

–  Chairman

• Mallinckrodt plc (NYSE: MNK) (June 2022 to November 2023)

–  Human Resources and Compensation Committee (Chair)

–  Audit Committee (audit committee financial expert)

• Core Scientific, Inc. (OTC: CORZQ) (2002 to 2023)

• Various other public boards held prior to 2019, including Redbox Entertainment Inc., Ultra Petroleum Corporation, Midstates Petroleum Company, LLC, Ditech Holding Corporation (f/k/a Walter Investment Management Corp.) and Pimco Income Strategy Fund I and II

Chairman Age: 54 Director since: 2018
Committees: • Nominating & Governance (Chair)
Education: University of Michigan, B.A. University of Illinois, M.B.A.

We believe Mr. Goldman’s involvement in strategic and financial planning, and public company corporate governance, and his leadership experience on multiple boards, bring valuable leadership and perspective to our Board of Directors.

2024 PROXY STATEMENT	7

Governance and Board Matters

Timothy S. Duncan

Background:

• Co-founder, President and Chief Executive Officer, Talos Energy Inc. (NYSE: TALO) (February 2012 to Present)

• Senior Vice President of Business Development and Founder, Phoenix Exploration Company, LP, which was sold to Apache Corporation in August 2011 (2006 to 2011)

• Manager of Reservoir Engineering and Evaluations, Gryphon Exploration (2000 to 2005)

• Various reservoir engineering and portfolio evaluation functions for Amerada Hess Corporation, Zilkha Energy Company and Pennzoil E&P Company (1995 to 2000)

Leadership/Service:

• Dean’s Advisory Council for College of Engineering and the Foundation Board at Mississippi State University

• National Ocean Industries Association (NOIA)

–  Chair (2021 to 2022)

–  Vice Chair (2020 to 2021)

–  Director (Present)

• American Cancer Society CEOs Against Cancer

• Appointed by U.S. Secretary of Energy to the National Petroleum Council (2024-2025)

Current Public Boards:

• Chesapeake Energy Corporation (NASDAQ: CHK) (February 2021 to Present)

–  Audit Committee (audit committee financial expert)

–  Compensation Committee

–  ESG Committee

Other Expertise, Associations and Honors:

• Over the last 20 years, helped developed two other exploration and production companies from the ground up

• Society of Petroleum Engineers

• Independent Petroleum Association of America

• Named Ernst & Young Entrepreneur of the Year for the Energy & Energy Services sector in the Gulf Coast area (June 2016)

• Honored as a Distinguished Fellow of the College of Engineering at Mississippi State University (2012)

• Honored as one of 20 Agents of Change in Energy for Hart Energy’s 50th anniversary inaugural recognition ceremony (2023)

President and Chief Executive Officer, Director Age: 51 Director since: 2018
Committees: • None
Education: Mississippi State University, B.S. (Petroleum Engineering) Bauer Executive Program at the University of Houston, M.B.A.

Mr. Duncan brings executive leadership as a senior officer of oil and gas companies as well as extensive experience as a reservoir engineer and broad industry knowledge as a member of our Board of Directors.

8

Governance and Board Matters

Paula R. Glover

Background:

• President, Alliance to Save Energy (January 2021 to Present)

• President and Chief Executive Officer, American Association of Blacks in Energy (“AABE”), a non-profit professional association focused on ensuring that African Americans and other minorities have input into the discussions and development of energy policy, regulations and environmental issues (July 2013 to January 2021)

• Vice President of Operations and Director of Communications, AABE (October 2008 to July 2013)

• Appointed by the U.S. Secretary of Energy to the National Petroleum Council (March 2014 to Present)

• More than 25 years in the energy industry, having held positions of increasing scope and responsibility across the consumer and community sides of the energy industry

Leadership:

• Alliance to Save Energy, Board of Directors (June 2017 to Present)

• Groundswell, Board of Directors (Governance Committee Chair)

• Keystone Policy Center, Board of Directors (member of Executive Committee)

• Resources for the Future, Board of Directors

Other Current Public Boards:

• None

Director Age: 56 Director since: 2021
Committees: • SSCR (Chair)
Education: University of Delaware, B.S. (Marketing Management)

We believe that Ms. Glover’s diverse professional experience in the energy industry and experience with public policy in the energy industry make her a valuable member of our Board of Directors.

John “Brad” Juneau

Background:

• Co-founder and Chairman of the Board, Contango ORE, Inc. (NYSE: CTGO), a publicly traded gold exploration company (2012 to Present)

• President and Chief Executive Officer, CTGO (August 2012 to January 2020)

• Founder, Sole Manager and General Partner, Juneau Oil and Gas, LLC, an exploration and production oil and natural gas company (1998 to Present)

• Senior Vice President of Exploration, Zilkha Energy Company (1987 to 1998)

• Staff Petroleum Engineer, Texas International Company responsible for reservoir engineering, acquisitions and evaluations

• Production Engineer, Enserch Corporation

Current Public Boards:

• Contango ORE, Inc. (NYSE: CTGO) (2012 to Present)

–  Chairman (2013 to Present)

Prior Boards:

• Stone Energy Corporation (March 2017 to May 2018)

Director Age: 64 Director since: 2018
Committees: • Audit • Nominating & Governance • SSCR • Technical (Co-Chair)
Education: Louisiana State University, B.S. (Petroleum Engineering)

We believe that Mr. Juneau’s extensive industry background, including his expertise in reservoir engineering and exploration and production, bring valuable perspective and technical expertise to the Board of Directors.

2024 PROXY STATEMENT	9

Governance and Board Matters

Donald R. Kendall, Jr.

Background:

• Founding Managing Director and Chief Executive Officer, Kenmont Capital Partners, a private investment and advisory firm (October 1998 to Present)

• General Partner, New Climate Ventures (an early-stage venture capital firm that focuses on innovative companies that reduce or avoid carbon) (November 2020 to Present)

• Former President, Cogen Technologies Capital Company, a power generation firm (1993 to 1998)

• Executive Chairman and Chief Executive Officer, Palmetto Partners, a family office and investment management company for a Forbes 400 family (1993 to 1998)

• Formerly ran project finance and leasing groups at Credit Suisse First Boston, Drexel Burnham and Morgan Stanley

Other Current Public Boards:

• None

Prior Boards:

• American Midstream Partners LP (2013 to 2019)

–  Audit Committee

–  Conflicts Committee

• Solar City Corporation (2012 to 2016)

–  Audit Committee (Chair)

–  Special Committee (Chair) for SolarCity’s acquisition by Tesla

–  Compensation Committee

• Stream Energy (privately held) (2012 to 2017)

–  Audit Committee (Chair)

–  Compensation Committee

–  Nominating and Governance Committee

Other Leadership and Experience:

• Extensive experience in restructurings and workouts, reorganizations and recapitalizations, mergers and acquisitions, and public offerings

• Board Member of Bat Conservation International, Earthwatch International, Ecological Defense Group, Incorporated and Mar Alliance

• Trustee of Hamilton College and member of the Investment Committee, the Board of Overseers of The Amos Tuck School of Business Administration at Dartmouth College, Chair of the Jane Goodall Institute, Vice Chair of the Houston Zoo, Inc. and a member of its Conservation Committee and chair of multiple committees of various nonprofits boards

Director Age: 71 Director since: 2018
Committees: • Audit • Compensation (Chair)
Education: Hamilton College, B.A. (Economics) The Amos Tuck School of Business Administration at Dartmouth College, M.B.A.

We believe that Mr. Kendall’s extensive executive management experience, including as a chief executive officer, and his perspective having served on various public and private company boards, make him a valuable member of our Board of Directors.

10

Governance and Board Matters

Joseph A. Mills

Background:

• Chief Executive Officer, Samson Resources II, LLC, a privately held exploration and production company (September 2023 to Present; March 2017 to March 2021)

• Executive Chairman and Principal Executive Officer, Roan Resources Company (f/k/a NYSE: ROAN) (November 2018 to December 2019)

• Founder and Owner, Waterford Energy, LLC (October 2015 to Present)

• Chairman of the Board and Chief Executive Officer, Eagle Rock Energy Partners, L.P. (f/k/a NASDAQ: EROC) a midstream/upstream master limited partnership (May 2007 to October 2015)

• Founder and Chief Executive Officer, Montierra Minerals & Production, L.P. (April 2006 to October 2016)

• Senior Vice President of Operations, Black Stone Minerals Company, L.P. (September 2003 to January 2006)

• Senior Vice President, Technical Services and Gulf of Mexico Division (2001 to 2003); Vice President of Land and Acquisitions (1999 to 2001) of El Paso Production Company

• Various Vice President level management roles on and offshore, Sonat Exploration Company (1982 to 1999)

Other Current Public Boards:

• None

Current Private Boards:

• Samson Resources II, LLC (March 2017 to Present)

• Riviera Resources, Inc. (f/k/a Linn Energy Inc.) (January 2020 to Present)

–  Audit Committee (Chair)

• Liberty Resources Company (October 2020 to Present)

• Caliber Midstream Company (March 2022 to Present)

–  Chairman

Prior Boards:

• QuarterNorth Energy Inc. (August 2021 to February 2024)

–  Audit Committee (Chair; audit committee financial expert)

–  Operations/ESG and Compensation Committees

• Hawkes Acquisition Corporation (NYSE: HWKZ) (March 2021 to July 2023)

–  Audit and Compensation Committees

• Roan Resources Company (f/k/a NYSE: ROAN) (2018 to 2019)

–  Executive Chairman

• CUI Global, Inc. (NASDAQ: CUI) (2015 to 2016)

–  Audit Committee

• Eagle Rock Energy Partners, L.P. (f/k/a NASDAQ: EROC) (May 2007 to October 2015)

–  Chairman

• Montierra Minerals and Production, LP (April 2006 to October 2016)

Other Leadership and Experience:

• Former audit committee and audit committee financial expert for NYSE / NASDAQ criteria

• Governance, Risk Assessment and Mitigation background

• Financial Oversight experience

• Operational execution and turnaround expertise

• Completed over $28 billion of M&A transactions over 40-year career

Director Age: 64 Director since: 2024
Committees: • None Education: The University of Texas at Austin, B.A., Petroleum Land Management University of Houston, M.B.A

We believe Mr. Mills’ 40+ year career in the upstream, midstream and mineral industry, as well as public company CEO-level management experience and prior board leadership in the exploration and production industry, make him a valuable member of our Board of Directors.

2024 PROXY STATEMENT	11

Governance and Board Matters

Richard Sherrill

Background:

• President, Howard Low Carbon Solutions (“HLCS”), an energy transition company focused on carbon capture, transportation and sequestration of CO2 which was formed in 2023 with the merger of CAP (November 2023 to Present)

• Founding Partner and President, Clean Aire Partners (“CAP”), an energy transition company formed in 2021 which focused on carbon capture, processing, transportation, and sequestration of CO2 and merged with HLCS in 2023 (2021 to 2023)

• President and Director, Ceritas Energy (“Ceritas”), a midstream natural gas company focused on providing producers with midstream gathering and processing solutions in various onshore regions of the U.S. and backed by private equity firms Quantum Energy Partners and Energy Spectrum Partners (2003 to 2019)

• Chief Commercial Officer, Duke Energy North America (“DENA”), a subsidiary of Duke Corporation (NYSE: DUK) with commercial responsibilities for nonregulated natural gas and power (1998 to 2003)

• Vice President, Natural Gas Clearinghouse (ultimately Dynegy, Inc.) holding various commercial positions in finance, physical and financial trading (1992 to 1998)

• Vice President, First Interstate Bank of Texas (now part of Wells Fargo) working with upstream, midstream and energy merchant clients in the Energy Lending Group (1988 to 1992)

Other Current Public Boards:

• None

Current Private Boards:

• ARM Energy

Prior Boards:

• EnVen Energy Corporation (2015 to February 2023 when EnVen was acquired by Talos)

–  Lead Director

–  Audit Committee (Chair)

–  Risk and Compensation Committees

• Castex Energy (2018 to 2021)

–  Audit Committee (Chair)

–  Risk Committee

• Ceritas Energy, Director

Director Age: 58 Director since: 2023
Committees: • None Education: The University of Texas at Austin, B.B.A. (Finance)

We believe that Mr. Sherrill’s over 30 years of experience in the oil and gas industry and prior board experience in the energy sector bring valuable skills and perspective to our Board of Directors

12

Governance and Board Matters

Charles M. Sledge

Background:

• Chief Financial Officer, Cameron International Corporation, an oilfield services company (2008 until its sale to Schlumberger Limited in 2016)

• Corporate Controller, Cameron International Corporation (2001 to 2008)

Current Public Boards:

• Weatherford International plc (NASDAQ: WFRD) (December 2019 to Present)

–  Chairman

–  Audit Committee (Chair)

–  Safety, Environment and Sustainability Committee

• Noble Corporation plc (NYSE: NE) (February 2021 to Present)

–  Chairman

Prior Boards:

• Stone Energy Corporation (March 2017 to May 2018)

• Vine Resources, Inc., Non-executive Chairman

• Expro International, Non-executive Chairman

Director Age: 58 Director since: 2018
Committees: • Audit (Chair) • Compensation • Nominating & Governance Education: Louisiana State University, B.S. (Accounting) Harvard Business School Advanced Management Program

We believe that Mr. Sledge’s extensive financial, public company reporting and accounting background, including 20 years of experience as a financial executive in the energy industry, and experience in M&A, capital market transactions, capital allocation strategy and evaluating cybersecurity risk, makes him a valuable member of our Board of Directors.

2024 PROXY STATEMENT	13

Governance and Board Matters

Shandell Szabo

Background:

• Nearly 20 years with Anadarko Petroleum Corporation (“Anadarko”) in various roles of steadily increasing responsibility throughout Anadarko’s U.S. onshore portfolio and deepwater Gulf of Mexico, including:

–  Vice President of US Exploration (2018 to 2019)

–  Vice President of Lower 48 Onshore Exploration (2016 to 2018)

–  Director of Investor Relations (2015 to 2016)

–  Exploration Manager Greater Permian (2014 to 2015)

–  General Manager of the Anadarko’s Freestone, Chalk, and Hugoton fields (2013 to 2015)

–  Geoscience Manager Haynesville East Texas (2011 to 2013)

–  Regional Gulf of Mexico Manager (2009 to 2010)

• Prior to Anadarko, various subsurface and geoscience positions in basins in the U.S. onshore and Gulf of Mexico

• Advisor, Bain Co., consulting on energy matters (Present)

Leadership:

• Montgomery County executive leadership team for the Leukemia and Lymphoma Society

• Chair - 2022 & 2023 Student Visionaries of the Year leadership program, Leukemia and Lymphoma Society

• Corporate Regional Council for the United Way of Greater Houston

Other Current Public Boards:

• None

Current Private Boards:

• Biota Technologies

–  Chairman

–  Compensation Committee (Chair)

Prior Boards:

• EnVen Energy Corporation (2020 until February 2023 when EnVen was acquired by Talos)

–  Risk/Safety Committee (Chair)

–  Compensation Committee

Director Age: 49 Director since: 2023

Committees:

• Compensation

• SSCR

• Technical (Co-Chair)

Education:

University of Michigan, B.S. (Environmental Science, concentration Geology)

Texas Christian University, M.S. (Environmental Science, concentration Geology)

We believe that Ms. Szabo’s extensive experience in the oil and gas sector at various management level positions for nearly 20 years and her expertise in exploration and geologic risk and reservoir engineering, economics, and planning provide a valuable, operations-level perspective as a member of the Board of Directors.

14

Governance and Board Matters

Director Independence

Assuming the stockholders elect to the Board of Directors the director nominees set forth in “Proposal 1: Election of Directors” above, the Board of Directors has determined that each of the following directors are “independent” pursuant to the New York Stock Exchange (“NYSE”) Listing rules:

•	Neal P. Goldman

•	Paula R. Glover

•	John “Brad” Juneau

•	Donald R. Kendall, Jr.

•	Joseph A. Mills

•	Richard Sherrill

•	Charles M. Sledge

•	Shandell Szabo

On February 13, 2023, in connection with the closing of our acquisition of EnVen Energy Corporation (“EnVen” and such acquisition, the “EnVen Acquisition”) and the related termination of the Stockholders’ Agreement (as defined herein), Robert M. Tichio resigned from the Board of Directors and each of Ms. Szabo and Mr. Sherrill were appointed to the Board of Directors. At such time, the Board of Directors determined that each of Mr. Sherrill and Ms. Szabo were “independent” pursuant to NYSE rules and were assigned their respective committees based on such determination. See “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreement” for additional information.

On October 30, 2023, the Board of Directors deferred a determination of Mr. Sherrill’s independence due to his new role as President of Howard Low Carbon Solutions, an affiliate of Howard Energy Partners, a co-member in our Coastal Bend LLC (“Coastal Bend”) carbon capture and sequestration (“CCS”) project in Corpus Christi, Texas. Accordingly, Mr. Sherrill stepped down from the Audit Committee and Compensation Committee on October 30, 2023 and each of Mr. Juneau and Mr. Sledge replaced Mr. Sherrill on the Audit Committee and Compensation Committee, respectively. On March 18, 2024, Talos sold its entire CCS business, including Coastal Bend. On March 26, 2024, in light of the sale of the Company’s CCS business, the Board reaffirmed that Mr. Sherrill was “independent” pursuant to NYSE rules.

On March 4, 2024, in connection with the closing of the QuarterNorth Acquisition, Mr. Mills was appointed to the Board of Directors to serve until the Annual Meeting. On March 26, 2024, the Board determined that Mr. Mills was “independent” pursuant to NYSE rules.

The Board anticipates appointing Messrs. Mills and Sherrill to committees in connection with the Board’s annual evaluation of committee membership and structure.

In connection with its assessment of the independence of each non-management director, the Board of Directors also determined that:

•

each of Messrs. Sledge, Kendall and Juneau is independent as defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the standards set forth by the NYSE applicable to members of the Audit Committee; and

•	each of Messrs. Kendall and Sledge and Ms. Szabo is independent under the standards set forth by the NYSE applicable to members of the Compensation Committee.

2024 PROXY STATEMENT	15

Governance and Board Matters

Qualifications, Skills and Experience of Our Directors & Director Nominees

We believe the members of our Board possess a broad variety of personal attributes, experience and skills giving our Board the depth and breadth necessary to effectively oversee management on behalf of our stockholders. Our Board is committed to diversity and the importance of different backgrounds, perspectives and views. The matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy. The matrix does not include all knowledge, skills, experience or other attributes of our directors and director nominees, which may be relevant and valuable to their service on our Board. The diversity of knowledge, skill, experience and attributes of our directors and director nominees, collectively, lends itself to a highly collaborative and effective Board.

QUALIFICATIONS AND EXPERIENCE OUT OF 9 DIRECTORS

Board Diversity

Our Board seeks to consider women and underrepresented director candidates for membership on the Board. Consistent with our ongoing commitment to creating a balanced Board with diverse viewpoints and deep industry expertise, our Board will continue to maintain its commitment to seeking diverse perspectives and experiences when evaluating nominees to the Board.

16

Governance and Board Matters

COMMITTEES OF THE BOARD

Overview of Responsibilities of our Board’s Standing Committees

Audit	Compensation	Nominating & Governance	Safety, Sustainability and Corporate Responsibility (SSCR)	Technical

Assists the Board with:

• monitoring the integrity of financial statements

• evaluating independent registered public accounting firm’s qualifications, performance and independence

• evaluating effectiveness and performance of internal audit

• legal and regulatory compliance matters

• enterprise risk management and major cybersecurity risks

	Assists the Board with: • executive and director compensation • overseeing compensation-related risks	Assists the Board with: • evaluating director nominees • Board structure • corporate governance practices • executive succession planning • annual Board, committee and CEO performance reviews

Assists the Board with oversight of:

• safety matters

• environmental issues (including sustainability and climate change)

• social matters (including diversity, equity and inclusion)

• other corporate responsibility matters

Assists the Board with oversight of: • asset and portfolio development • evaluation of reserves

Non-Standing Committees: From time to time, the Board may designate various non-standing special committees such as the CCS Investment Committee which was formed in February 2023 with specific authority to review and recommend strategic transactions with respect to CCS matters and/or transactions. Each of Messrs. Goldman, Kendall and Sledge currently serve on the CCS Investment Committee.

2024 PROXY STATEMENT	17

Governance and Board Matters

AUDIT COMMITTEE

2023 Members(1)(2) Sledge (Chair) Juneau Kendall Meetings held in 2023: 9

Primary Responsibilities

• overseeing our accounting and financial reporting processes

• overseeing the internal and external audit functions and processes and compliance responsibilities

• authorizing investigations into any matter, including, but not limited to, complaints relating to accounting, internal accounting controls or auditing matters within the scope of responsibilities delegated to the Audit Committee

• reviewing the Company’s enterprise risk management framework and policies and procedures for risk assessment and the Company’s major financial risks, major legal, regulatory and compliance risks and major cybersecurity risks

• assisting our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that is provided to stockholders and others and the system of internal controls that management and the Board have established

• appointing, compensating, retaining and overseeing the independent registered public accounting firm, including their independence and objectivity; however, the Audit Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent registered public accounting firm

• retaining independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities

• approving the fees and other retention terms of the advisors

• reviewing related party transactions in accordance with our policies and procedures of the NYSE that would require disclosure under Item 404(a) of Regulation S-K and making a recommendation to the Board regarding the initial authorization or ratification of any such transaction

• reviewing and discussing with management and the independent registered public accounting firm the Company’s annual audited financial statements or quarterly financial statements prior to the filing of its annual report on Form 10-K (including recommending that such audited financial statements be included therein) or quarterly reports on Form 10-Q, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

• discussing with the independent registered public accounting firm the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under auditing standards established by the Public Company Accounting Oversight Board (“PCAOB”)

The Audit Committee Charter is posted in the “Corporate Governance” tab within the “Investor Relations” section of our website at www.talosenergy.com.

See also “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreement.”

(1)

Each Member of the Audit Committee is financially literate and is an “audit committee financial expert” as defined by the U.S. Securities and Exchange Commission (the “SEC”). See “—Financial Literacy of Audit Committee and Designation of Financial Experts” below for additional information.

(2)

From January 1, 2023 through February 13, 2023, Mr. Juneau served on the Audit Committee prior to Mr. Sherrill’s appointment on February 13, 2023. As of October 30, 2023, Mr. Sherrill stepped down as a member of the Audit Committee and Mr. Juneau was redesignated as a member of the Audit Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert.

On February 13, 2023, the Board of Directors determined that each of the Audit Committee members, Messrs. Kendall, Sledge and Sherrill, is financially literate and is an “audit committee financial expert” as defined by the SEC for the fiscal year ended December 31, 2023. On October 30, 2023, the Board of Directors reaffirmed that Mr. Juneau is financially literate and is an “audit committee financial expert” as defined by the SEC.

18

Governance and Board Matters

COMPENSATION COMMITTEE

2023 Members(1) Kendall (Chair) Sledge Szabo Meetings held in 2023: 7

Primary Responsibilities

• reviewing, approving and recommending periodically the compensation and other benefits for our employees, officers and independent directors

• reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of those goals and objectives, and setting compensation for these officers based on those evaluations

• administering the issuance of stock awards under any stock compensation plans

• ensuring stockholders are given the opportunity to vote on the Company’s equity-compensation plans (as may be required by law), the Company’s organizational documents (as amended from time to time), the Company’s Corporate Governance Guidelines and the listing standards of the NYSE

• monitoring the Company’s compliance with the requirements of the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers and other applicable laws affecting employee compensation and benefits

• assessing periodically the need for changes to the Company’s stock ownership guidelines and recommending any changes to the Board

• reviewing and discussing with the Company’s management the Compensation Discussion and Analysis section included in this Proxy Statement

• producing the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K included in this Proxy Statement

• reviewing, modifying (as applicable) and administering the Company’s Clawback Policy

• discharging the Board’s responsibilities relating to compensation of the Company’s executive officers and directors

• performing such other functions as the Board may assign to the Compensation Committee from time to time

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to its Chairman, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. The Compensation Committee is also generally able to delegate authority to review and approve the compensation of our employees to certain executive officers, including with respect to stock option or stock appreciation rights grants made under any stock option plans, stock compensation plans or stock appreciation rights plans.

Meetings of the Compensation Committee may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors and such other persons as the Compensation Committee believes to be necessary or appropriate.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities. The Compensation Committee assesses the independence of any Committee Advisor prior to retaining such Committee Advisor.

The Compensation Committee Charter is posted in the “Corporate Governance” tab within the “Investor Relations” section of our website at www.talosenergy.com.

(1)

From January 1, 2023 through February 13, 2023, Mr. Sledge served on the Compensation Committee prior to Mr. Sherrill’s appointment on February 13, 2023. As of October 30, 2023, Mr. Sherrill stepped down as a member of the Compensation Committee and Mr. Sledge was redesignated as a member of the Compensation Committee.

2024 PROXY STATEMENT	19

Governance and Board Matters

NOMINATING & GOVERNANCE COMMITTEE

2023 Members Goldman (Chair) Juneau Sledge Meetings held in 2023: 4

Primary Responsibilities

• reviewing and making recommendations to the Board regarding the nature, organization, composition and the structure, format and frequency of the meetings of the Board and Board committees, and the individual director to serve on each Board committee

• actively seeking individuals qualified to become Board members, including in the event of a vacancy on the Board, and recommending such director nominees

• reviewing each director’s continuation on the Board prior to expiration of each director’s term

• reviewing the criteria for the nomination of director candidates and approving changes to criteria, as appropriate

• reviewing and considering any stockholder-recommended candidates for nomination to the Board

• reporting to the Board with an assessment of the performance of the Board, the Board’s committees and management

• reviewing and reassessing the adequacy of the Company’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval annually

• considering corporate governance issues that arise from time to time and developing appropriate recommendations for the Board

• reviewing the Company’s compliance programs and policies, including the Company’s Code of Business Conduct and Ethics

• meeting with the Board annually on succession planning and identifying and periodically updating, the qualities and characteristics necessary for an effective CEO and the Board’s policy on structure and offices of Chairperson and CEO

• developing and evaluating general education and orientation programs for directors

• reviewing regularly with management the Company’s major governance risks and executive succession risks, steps taken, and monitoring such exposures

Additional information regarding the functions performed by the Nominating & Governance Committee is set forth below under the “—Corporate Governance” and “Stockholder Proposals; Identification of Director Candidates” sections included herein. See also “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreement.”

The Nominating & Governance Committee Charter is posted in the “Corporate Governance” tab within the “Investor Relations” section of our website at www.talosenergy.com.

20

Governance and Board Matters

SAFETY, SUSTAINABILITY AND CORPORATE RESPONSIBILITY COMMITTEE

2023 Members Glover (Chair) Juneau Szabo Meetings held in 2023: 4

Primary Responsibilities

• overseeing safety (“Safety”) and environmental (including sustainability and climate change), social (including diversity, equity and inclusion) and other corporate social responsibility (“CSR”) matters

• reviewing the Company’s safety programs and policies annually and recommending any proposed changes to the Board for approval

• monitoring compliance with the Company’s safety programs and policies, and reviewing the Company’s safety statistics

• meeting at least annually with management regarding the implementation and effectiveness of the Company’s safety programs and policies

• reviewing regularly with management the Company’s major operations risks, environmental, health and safety risks, social and human capital risks, and climate change and other sustainability risks and reviewing the steps management has taken to monitor and control such exposures

• identifying, evaluating and monitoring reports to the Board on, Safety and CSR issues, trends, risk and opportunities, including public policy, legislative, and regulatory, that affect or could reasonably affect the Company’s business, operations, performance and reputation

• reviewing the Company’s annual Environmental, Social and Governance Report and Climate Risk and Opportunity Report seeking alignment with the Task Force on Climate-related Financial Disclosures Framework (TCFD) Report

• advising the Board and management on significant stakeholder concerns or proposals relating to safety and CSR issues

The SSCR Committee Charter is posted in the “Corporate Governance” tab within the “Investor Relations” section of our website at www.talosenergy.com.

TECHNICAL COMMITTEE

2023 Members Juneau Szabo (Co-Chairs) Meetings held in 2023: 4

Primary Responsibilities

• overseeing the Company’s portfolio development and assisting management and the Board with its oversight of the review and evaluation of the Company’s oil, natural gas and natural gas liquids reserves

• reviewing and monitoring the Company’s

i.  portfolio development activities, including its drilling program, capital allocation, pre- and post-drill appraisals, lease sales and third party prospects; and

ii.  reserves, including a review of the year-end audit performed by the Company’s independent engineering consultants and internal mid-year updates.

The Technical Committee was formed in May 2023 and each of John “Brad” Juneau and Shandell Szabo were appointed as Co-Chairs of the Technical Committee.

The Technical Committee Charter is posted in the “Corporate Governance” tab within the “Investor Relations” section of our website at www.talosenergy.com.

2024 PROXY STATEMENT	21

Governance and Board Matters

Annual Board Evaluations and Charter Reviews

The Board conducts annual performance evaluations to determine whether the Board and its committees are functioning effectively. In addition, each standing committee evaluates its performance annually and recommends any changes to the Board. The Company’s secretary oversees the annual review and each committee’s Chair facilitates reporting results to the committees and full Board.

Each standing committee operates under a written charter adopted by the Board, which the applicable committee reviews and evaluates at least annually. If a committee deems it to be appropriate, the committee may amend, or recommend to the full Board amendments to, such committee’s charter.

Board Oversight of Risk Management

BOARD OF DIRECTORS Risk Management Oversight

AUDIT COMMITTEE Oversight of Risk Management Process, Financial, Compliance and Cybersecurity Risks	COMPENSATION COMMITTEE Oversight of Compensation Risk	NOMINATING & GOVERNANCE COMMITTEE Oversight of Governance and Executive Succession Risk	SSCR COMMITTEE Oversight of Safety, Social, Human Capital and Climate Related Risk	TECHNICAL COMMITTEE Oversight of Portfolio and Reserves Risk

Enterprise Risk Management

Effective risk oversight is a priority of the Board. Executive management is responsible for the day-to-day management of Company risks through internal processes and controls, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.

In connection with its oversight, the Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

•	oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals

•	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present, for Board review, significant departures from those plans

•	oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy

22

Governance and Board Matters

•	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements

•

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions

Audit Committee. The Audit Committee oversees the Company’s enterprise risk management framework and policies and procedures for risk assessment and risk management, and the Company’s major financial risks, major legal regulatory and compliance risks and major cybersecurity risks. The Audit Committee additionally oversees the work of, and relationship with, the independent registered public accounting firm, the Company’s financial statements and related disclosure and the Company’s internal audit function and related party transactions.

Compensation Committee. The Compensation Committee exercises oversight of all matters of executive compensation policy, including the Company’s plans, policies and programs to compensate the Company’s employees, including with respect to management and mitigation of compensation-related risks and the administration of the Company’s Clawback Policy (as described below) and compliance with applicable rules and regulations pertaining thereto.

Nominating & Governance Committee. The Nominating & Governance Committee oversees the nomination of director candidates, including the skills, qualifications and criteria related thereto, the Company’s succession planning, the Company’s corporate governance practices in accordance with the Company’s Corporate Governance Guidelines, and the Company’s compliance programs and policies, including the Company’s Code of Business Conduct and Ethics.

SSCR Committee. The SSCR Committee oversees the Company’s strategies, policies and procedures for addressing Safety and environmental (including sustainability and climate change), social (including diversity, equity and inclusion) and other CSR matters.

Technical Committee. The Technical Committee oversees the Company’s portfolio development and the evaluation of the Company’s oil, natural gas and natural gas liquids reserves.

DIRECTOR ATTENDANCE

Board and Committee Meetings

The Board held eighteen (18) meetings consisting of four (4) regular and fourteen (14) special meetings during 2023. During the fiscal year ended December 31, 2023, each director attended at least 75% of the aggregate total number of Board and applicable Board committee meetings on which such director sits.

2023 Annual Meeting of Stockholders

Under our Corporate Governance Guidelines, our directors are encouraged to attend our annual meeting of stockholders. 100% of our then-serving directors attended the 2023 Annual Meeting of Stockholders. We anticipate that all of our directors will attend this upcoming Annual Meeting.

Executive Sessions

The Board of Directors holds regular executive sessions in which the non-management directors meet without any management directors or members of management. During 2023, non-management directors of the Board met in executive session nine (9) times. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Mr. Goldman, in his capacity as the “lead director,” presides at these meetings and provides the Board of Directors’ guidance and feedback to our management team.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following subjects, among others:

•	the size of the Board of Directors;

•	qualifications and independence standards for the Board of Directors;

2024 PROXY STATEMENT	23

Governance and Board Matters

•	director responsibilities;

•	Board leadership;

•	meetings of the Board and of non-management directors;

•	committee requirements and functions and independence of committee members;

•	director compensation;

•	annual performance evaluations and succession planning;

•	review of governance policies, copies of which are posted on the Company’s website at www.talosenergy.com;

•	stockholder communications with directors; and

•	access to independent advisors, senior management and other employees.

The Corporate Governance Guidelines are posted on the Company’s website at www.talosenergy.com. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company’s Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

One of the Board’s responsibilities is to provide leadership to the Company and independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating & Governance Committee considers the Board’s leadership structure periodically.

Our Second Amended and Restated Bylaws provide that the Chairman of the Board may be any director elected by a majority of the Board. On May 10, 2023, Neal P. Goldman was re-elected as Chairman of the Board. At this time, the Board believes that separating of the roles of Chairman of the Board and the Chief Executive Officer provides the optimal Board leadership structure for us because it balances the needs for the Chief Executive Officer to manage the Company’s operations with the benefit provided to the Company by the Chairman’s perspective as an independent member of the Board.

The Corporate Governance Guidelines require that the Chairman of the Board, if he or she is a non-management director, will be the “lead director” responsible for preparing an agenda for the meetings of the non-management directors in executive session. In the event the Chairman of the Board is a member of management, a lead director will be chosen by the non-management members of the Board. Mr. Goldman, the current Chairman of the Board, is a non-management director and therefore serves as lead director of the Board.

Declassified Board Structure by 2025

24

Governance and Board Matters

Beginning at the 2025 Annual Meeting of Stockholders, the Board of Directors will be fully declassified, with all directors up for re-election on an annual basis for a one-year term thereafter. The Board of Directors determined that a declassified board structure is appropriate for the Company, with such declassification occurring in stages beginning with the 2023 Annual Meeting of Stockholders and that annual voting on director nominees provides stockholders with a more active voice in shaping the composition of the Board and implementing corporate governance policies.

As part of the transition to a declassified board structure at the 2025 Annual Meeting of Stockholders, the Board of Directors is currently divided into three classes serving staggered three-year terms. Pursuant to our Second Amended and Restated Bylaws adopted in February 2023, the Board of Directors will be declassified from three classes to one class at the 2025 Annual Meeting of Stockholders, with each director being elected annually for a one-year term thereafter. Until the 2025 Annual Meeting of Stockholders, the Board shall remain classified, and accordingly, at the Annual Meeting, each Class III director nominated herein will be elected for a one-year team, ending at the 2025 Annual Meeting of Stockholders.

In connection with the QuarterNorth Acquisition, Mr. Mills, in his capacity as the “Company Designated Director” (as such term is defined in the QuarterNorth Merger Agreement), was appointed as a Class III director at the closing of the QuarterNorth Acquisition to serve until the Annual Meeting. As such, Mr. Goldman, Ms. Glover and Mr. Mills are each designated as a Class III director and assuming the stockholders elect them to the Board as set forth in “Proposal 1: Election of Directors” above, their one-year term of office will expire in 2025. Messrs. Duncan, Juneau, Kendall and Sherrill and Ms. Szabo are each designated as Class II directors and their two-year terms of office will expire in 2025. Mr. Sledge is designated as a Class I director and his term of office will expire in 2025.

BOARD EVOLUTION

Our Board is committed to maintaining a composition that includes a range of expertise aligned with our business as well as a fresh perspective on our strategy. One of the ways the Board acts on this commitment is through the thoughtful refreshment of directors when appropriate. The Board has a process to seek out highly qualified director candidates who would bring relevant experience to the Board in light of our strategy, including with respect to our growing scale. Since 2021, we have added four directors to our Board of Directors, of which three were recently added to our Board pursuant to applicable Board designation rights. See “Certain Relationships and Related Party Transactions—Board Designation Rights” for additional information.

2024 PROXY STATEMENT	25

Governance and Board Matters

Stakeholder Engagement

To foster ongoing dialogue and build relationships, we proactively engage with and obtain feedback from our stakeholders throughout the year to help identify the emerging issues our stakeholders consider to be most important when evaluating our company. We seek opportunities to discuss and solicit stakeholder views on our strategy, business, corporate governance, executive compensation, sustainability and other topics of concern. The feedback we receive helps broaden our perspective, shape business and governance decisions, and align with stakeholder expectations, as appropriate.

26

Governance and Board Matters

Director Compensation

Non-employee director compensation elements are designed to:

•	Align director compensation with long-term stockholder interests;

•	Ensure the Company can attract and retain outstanding director candidates;

•	Recognize substantial time commitments necessary to fulfill the responsibilities of a director and oversee the affairs of the Company; and

•	Support the independence of thought and action expected of directors.

Non-employee director compensation levels are reviewed by the Compensation Committee each year, and resulting recommendations are presented to the full Board for approval. The Compensation Committee’s independent compensation consultant provides information on current developments and practices in director compensation. The Compensation Committee utilizes the same independent compensation consultant retained by the committee to advise on executive compensation to provide this analysis regarding director compensation.

The non-employee director compensation program includes:

•	annual cash retainers;

•	annual grants of restricted stock units (“RSUs”);

•	supplemental cash retainers for chair and committee service;

•

for certain committee(s), a monthly retainer (in addition to or in lieu of supplemental committee retainers) based on the time commitment, technical nature of responsibilities and/or other factors; and

•	reimbursement of reasonable expenses incurred to attend Board meetings or other functions relating to responsibilities as a director.

The tables below set forth the 2023 compensation program for our non-employee directors.

Type of Payment	Amount Paid	Features

Annual Cash Retainer	Non-Executive Chairman: • $150,000 Directors: • $80,000	Paid in quarterly installments.

Annual Equity Award	Non-Executive Chairman: • $230,000 Directors: • $160,000

Granted in the form of RSUs that vest on the first anniversary of the date of grant.

Directors may elect to defer settlement of their RSUs until a later date.

New non-employee directors receive a pro-rated annual equity grant.

Shares issued in settlement of RSUs are subject to the Company’s stock ownership requirements.

2024 PROXY STATEMENT	27

Governance and Board Matters

Directors also received supplemental cash retainers for service on Board committees in the following amounts during 2023:

Role	Amount Paid(1)	Type of Payment	Terms of Payment

Audit Committee	Chair: • $25,000 Member: • $12,500

Compensation Committee	Chair: • $15,000 Member: • $7,500

Safety, Sustainability and Corporate Responsibility Committee	Chair: • $15,000 Member: • $7,500	Supplemental annual cash retainer	Paid in quarterly installments

Nominating & Governance Committee	Chair: • $10,000 Member: • $5,000

Technical Committee (established May 2023)	Co-Chairs: • $15,000(2)

CCS Investment Committee (established February 2023)	Member: $20,000 per month	Monthly cash retainer	Paid monthly

(1)

The Non-Executive Chairman, who currently also serves as the Chairman of the Nominating & Governance Committee, is not eligible to receive the supplemental retainers provided to chairs and members of the committees.

(2)

Beginning on April 1, 2024 for an initial period of six months, members of the Technical Committee will be paid a monthly cash retainer of $20,000 per month for their service on that committee. Thereafter, the Company intends that members will receive a supplemental annual cash retainer of $10,000 and chairpersons will receive a supplemental annual cash retainer of $20,000, paid quarterly.

Each non-employee director may additionally receive $1,500 for each meeting of the Board or a committee (other than the CCS Investment Committee) above 10 meetings (both in-person and telephonic). Each director is also reimbursed for reasonable travel and miscellaneous expenses incurred to attend meetings and activities of the Board and the committees. Our Non-Executive Chairman participates in our medical and dental plans but pays the full cost of the premiums out of pocket.

In accordance with our non-employee director compensation program, we granted RSUs to each non-employee director on March 5, 2023, which vested in full on March 5, 2024, subject to the non-employee director’s continued service. In the year prior to grant, each non-employee director was provided the opportunity to defer the settlement of their RSUs until a later date, as timely selected pursuant to the deferral election form. Following the vesting date, or such later date as elected by the director pursuant to the deferral election, these RSUs are settled 60% in shares of our common stock and 40% in cash, unless the director timely elects for the awards to be settled 100% in shares of our common stock. Vesting of the RSUs will accelerate in full upon (i) a termination of the non-employee director’s service due to death or (ii) a “change in control” (as defined in the applicable long-term incentive plan). Our non-employee directors are also subject to the Talos Energy Inc. Stock Ownership Policy (the “Stock Ownership Policy”), as further described below under “Executive Compensation Matters—Compensation Discussion and Analysis—Other Matters—Stock Ownership Policy.”

28

Governance and Board Matters

2023 DIRECTOR COMPENSATION TABLE

The table below reflects the cash compensation earned during 2023 and the value of RSUs granted during 2023 by the members of the Board that are compensated by us for their service on the Board.

Name	Fees earned or paid in Cash	Stock Awards(1)	Total

Paula R. Glover	$107,000	$147,730	$254,730

Neal P. Goldman(2)	$362,000	$212,356	$574,356

John “Brad” Juneau	$113,875	$147,730	$261,605

Donald R. Kendall, Jr.(2)	$321,375	$147,730	$469,105

Richard Sherrill	$96,500	$147,730	$244,230

Charles M. Sledge(2)	$323,875	$147,730	$471,605

Shandell Szabo	$99,625	$147,730	$247,355

(1)

Amounts in this column represent the aggregate grant date fair value of the RSUs granted to the directors during the 2023 fiscal year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date of grant or, to the extent the date of grant was not a trading day, the last trading day immediately prior to the date of grant ($16.30 for all directors for RSUs granted March 5, 2023) applied to the total number of RSUs granted. Additional information regarding the assumptions underlying these calculations is available in Notes 2 and 10 to our consolidated financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, the following unvested RSU awards were held by each non-employee directors: (i) for Mr. Goldman, 13,032 RSUs, and (ii) for Mses. Glover and Szabo and Messrs. Juneau, Kendall, Sherrill and Sledge, 9,066 RSUs, each of which became fully vested on March 5, 2024. Additionally, as of December 31, 2023, certain directors held the following RSUs which are fully vested but subject to deferred settlement at the time elected by each director pursuant to the deferral election form in effect in the year prior to the year of grant: (A) for Mr. Goldman, 34,064 RSUs, (B) for Mr. Sledge, 11,048 RSUs, (C) for Mr. Kendall, 11,612 RSUs and (D) for Ms. Glover, 11,612 RSUs.

(2)	Includes additional monthly cash retainers for service on the CCS Investment Committee.

Executive Director Compensation

The Compensation Committee approved a compensation package for Mr. Duncan as CEO for the 2023 Fiscal Year (as defined below). Mr. Duncan is an employee of the Company and does not receive any additional compensation for serving as a director.

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OUR EXECUTIVE OFFICERS

Set forth below is biographical information about each of our executive officers.

President and CEO, Director Age: 51 Officer since: 2018

Timothy S. Duncan

Mr. Duncan co-founded Talos Energy Inc. (NYSE: TALO) in February 2012 and has served as President and Chief Executive Officer of Talos since 2018. Prior to joining Talos, Mr. Duncan served as the Senior Vice President of Business Development and founder of Phoenix Exploration Co. LP (“Phoenix Exploration”) from 2006 to 2011, which was then sold to Apache Corporation in August 2011. Prior to that, Mr. Duncan served as the Manager of Reservoir Engineering and Evaluations of Gryphon Exploration Co. from 2000 to 2005. Prior to Gryphon, Mr. Duncan served in various reservoir engineering and portfolio evaluation functions for Amerada Hess Corporation, Zilkha Energy Company and Pennzoil E&P Company from 1995 to 2000. Mr. Duncan has served on the board of directors of Chesapeake Energy Corporation (NASDAQ: CHK) since February 2021, where he is a member of the Audit, Compensation and ESG Committees. Mr. Duncan is the past Chairman, from 2021 to 2022 and a past Vice Chair, from 2020 to 2021 of the National Ocean Industries Association (NOIA) and currently serves on their board of directors. Mr. Duncan is a member of the American Cancer Society CEOs Against Cancer. Mr. Duncan also serves on various academically focused boards including the College of Engineering Dean’s Advisory Council and the Foundation Board at Mississippi State University. Mr. Duncan was recently appointed by the U.S. Secretary of Energy to serve on the National Petroleum Council for the 2024-2025 term.

Mr. Duncan holds a B.S. in Petroleum Engineering from Mississippi State University and an M.B.A. from the Bauer Executive Program at the University of Houston.

Executive VP of New Ventures Age: 68 Officer since: 2018

John A. Parker

Mr. Parker currently serves as our Executive Vice President of New Ventures as of 2023, and previously served as our Executive Vice President of Exploration since May 2018. Prior to Talos Energy LLC, Mr. Parker founded Phoenix Exploration in April 2006, where he served as Senior Vice President of Exploration and was responsible for Phoenix Exploration’s exploration program. Phoenix Exploration made several significant discoveries resulting in impactful reserve additions, which led to the sale of the company to a group of buyers led by Apache Corporation. Prior to Phoenix Exploration, Mr. Parker was Exploration Manager of the Texas Shelf at Gryphon Exploration Company, where he generated prospects and supervised the prospect generation of the Texas exploration team. His exploration team was responsible for 72% of the reserves discovered at Gryphon. Mr. Parker also worked as an exploration geologist for EOG Resources, Inc. in the Gulf of Mexico. Mr. Parker started his career at Shell Oil Company where he worked as an exploration geologist in the Gulf Coast onshore. He later worked exploring in international basins at Pecten, the international subsidiary of Shell Oil Company. Mr. Parker earned his BA from Louisiana State University and his MS in Earth Science from the University of New Orleans and has more than 34 years of industry experience.

30

Our Executive Officers

Executive VP, General Counsel and Secretary Age: 54 Officer since: 2018

William S. Moss III

Mr. Moss has served as our Executive Vice President, General Counsel and Secretary since May 2018. Mr. Moss previously served as Senior Vice President and General Counsel of Talos Energy LLC from May 2013 to May 2018. Prior to Talos Energy LLC, Mr. Moss was a partner at Mayer Brown LLP in Houston where he was the head of the Houston Corporate Practice. Mr. Moss joined Mayer Brown LLP in May 2005. At Mayer Brown LLP, Mr. Moss’s practice focused on mergers and acquisitions, securities offerings and general corporate and securities matters and he represented clients throughout the energy value chain. Mr. Moss joined Talos Energy LLC after having represented Talos Energy LLC as outside counsel in its initial formation and its subsequent acquisition of Energy Resource Technology, LLC from Helix Energy Solutions Group, Inc. in February of 2013. Mr. Moss also represented Phoenix Exploration in its initial formation in April 2006, acquisitions and ultimate sale to a group of buyers led by Apache Corporation. Prior to joining Mayer Brown LLP, Mr. Moss worked at Baker Botts, L.L.P. Mr. Moss has an AB from Dartmouth College, a MPhil from Cambridge University and a J.D. from The University of Texas School of Law.

Executive Vice President and Head of Operations Age: 53 Officer since: 2023

John B. Spath

Mr. Spath has served as the Executive Vice President and Head of Operations of the Company since December 2023. Prior to that, Mr. Spath served as Senior Vice President of Operations, overseeing Production Operations, Drilling and Completions, Facilities and Major Projects, ARO Operations and Supply Chain. Mr. Spath was promoted in May 2018 to Senior Vice President of Drilling and Production Operations, where he was responsible for several operational functions during varying times, including Production Operations, Production Engineering, Drilling and Completions, ARO Operations, Regulatory Compliance and Supply Chain. In November 2015, Mr. Spath was appointed to Vice President of Production Operations, overseeing multiple operational activities, including Production Operations, Production Engineering, ARO Operations, and Facilities Engineering. Mr. Spath joined the Company as a Drilling Manager in 2013.

Mr. Spath has over 28 years of experience in the energy industry. Mr. Spath began his career at J. Ray McDermott as a Process Engineer in 1995, followed by over eight years at Marathon Oil Corporation, leading offshore projects as a Facilities Engineer, Production Foreman and Deepwater Drilling Engineer. Mr. Spath continued to hold various offshore drilling roles, as an international and Independent Deepwater Consultant on deepwater Drilling and Completion projects for Mariner Energy, Inc., Stone Energy Corporation, Deep Gulf Energy LP and Helix Energy Solutions Group.

Mr. Spath graduated from the University of Louisiana at Lafayette in 1995 with a Bachelor of Science in Mechanical Engineering and is a licensed professional engineer in the state of Texas. Mr. Spath is a member of the Energy Education Council’s Board of Directors. Mr. Spath is also the Chairman of the Ronald McDonald House charity golf tournament.

2024 PROXY STATEMENT	31

Our Executive Officers

Senior Vice President and Chief Financial Officer Age: 43 Officer since: 2023

Sergio L. Maiworm, Jr.

Mr. Maiworm has served as the Senior Vice President and Chief Financial Officer of the Company since June 2023 and previously served as the Vice President of Finance, Investor Relations and Treasurer of the Company since May 2019. Mr. Maiworm joined the Company in April 2018 as Director of Finance and Investor Relations. Prior to joining the Company, Mr. Maiworm was an energy investment banker with Deutsche Bank from September 2015 to April 2018, where he advised clients in the E&P sector on public and private capital raisings and strategic transactions. Before Deutsche Bank, Mr. Maiworm was a Manager in the global Mergers & Acquisitions group of Royal Dutch Shell plc based in Houston from October 2013 to September 2015. Previously, Mr. Maiworm served as a Director of Finance at ION Geophysical Corporation and spent over eight years at Transocean Ltd., where he held positions of increasing responsibility in accounting and finance in Houston, Brazil and Switzerland. Mr. Maiworm started his career in the Audit practice of Deloitte & Touche in 2004. Mr. Maiworm earned a B.S. in Business Administration from the Pontificia Universidade Catolica do Rio de Janeiro (PUC-Rio) and an M.B.A. from the McCombs School of Business at the University of Texas at Austin. Mr. Maiworm is also a graduate of Harvard Business School’s General Management Program.

Vice President and Chief Accounting Officer Age: 40 Officer since: 2019

Gregory M. Babcock

Mr. Babcock has served as our Vice President and Chief Accounting Officer (Principal Accounting Officer) since August 2019. Previously, Mr. Babcock served as the Company’s Corporate Controller from May 2018 to August 2019. Prior to that, Mr. Babcock served as the Assistant Controller of Talos Energy LLC from September 2015 until the May 2018 business combination of Talos Energy LLC and Stone Energy Corporation pursuant to which Talos Energy LLC became a wholly owned subsidiary of the Company. Before his promotion to Assistant Controller, Mr. Babcock served as Financial Reporting Manager of Talos Energy LLC from May 2014 to September 2015. Prior to his tenure with Talos Energy LLC, Mr. Babcock worked for Deloitte & Touche, holding positions of increasing responsibility in audit and mergers and acquisitions transaction services. Mr. Babcock began his career with Deloitte & Touche in 2007. Mr. Babcock is a Certified Public Accountant and holds a MS in Finance and BBA in Accounting from Texas A&M University.

32

EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes our compensation practices and the compensation awarded to, earned by, or paid to each of our named executive officers listed below (the “Named Executive Officers” or “NEOs”) during the fiscal year ended December 31, 2023 (the “2023 Fiscal Year”).

Named Executive Officers for 2023

For the 2023 Fiscal Year, our Named Executive Officers consisted of the following:

Name	Position

Timothy S. Duncan	President and Chief Executive Officer

Sergio L. Maiworm, Jr. (1)	Senior Vice President and Chief Financial Officer

John A. Parker	Executive Vice President of New Ventures

William S. Moss III	Executive Vice President and General Counsel

Robin Fielder (2)	Former Executive Vice President – Low Carbon Strategy and Chief Sustainability Officer

Shannon E. Young III (1)	Former Executive Vice President and Chief Financial Officer

Robert D. Abendschein (3)	Former Executive Vice President and Chief Operating Officer

(1)

On June 13, 2023, Shannon E. Young III notified the Company that he was resigning from his position of Executive Vice President and Chief Financial Officer, effective as of June 30, 2023 to accept a similar role at a large E&P company. Effective July 1, 2023, Sergio L. Maiworm, Jr. was appointed as the Company’s Chief Financial Officer.

(2)	On March 27, 2024 Robin Fielder’s employment with the Company and its affiliates terminated, following the sale of the Company’s CCS business.

(3)

On December 1, 2023, the Company terminated Robert D. Abendschein from his position of Executive Vice President and Chief Operating Officer, effective as of the same day. Effective December 1, 2023, John B. Spath was appointed as the Company’s Executive Vice President and Head of Operations.

Successful Leadership Transitions

In connection with changes to our executive leadership team, our Chief Executive Officer and Board of Directors efficiently transitioned Mr. Maiworm into the role of Chief Financial Officer, and Mr. Spath into the role of Executive Vice President and Head of Operations. Because such promotions occurred from within the management team, each of Mr. Maiworm and Mr. Spath were well positioned for the new executive leadership roles with a deep understanding of our business, culture, projects, employees and executives, thus ensuring smooth and uneventful transitions.

Mr. Maiworm brings over 20 years of energy and finance experience to the role of Chief Financial Officer. He has significant knowledge and expertise in finance, treasury, investor relations and accounting and a deep understanding of our business, all of which positioned him well to take on the role of Chief Financial Officer. Mr. Maiworm previously served as Vice President of Finance, Investor Relations and Treasurer of the Company since May 2019. Mr. Maiworm joined the Company in April 2018 as Director of Finance and Investor Relations.

Mr. Spath has over 28 years of energy industry experience spanning roles in engineering, offshore operations, deepwater drilling, and senior management. He has been with the Company for over ten years, most recently serving as Senior Vice President of Operations. Mr. Spath has also held positions as Senior Vice President of Drilling and Production Operations, Vice President of Production Operations, and Drilling Manager since joining the Company in 2013.

On March 27, 2024 Robin Fielder’s employment with the Company and its affiliates terminated by her for good reason because her role was eliminated in connection with the sale of the Company’s CCS business.

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Executive Compensation Matters

Compensation Objectives and Practices

Our executive compensation program is designed to attract, retain and motivate talented executives who possess the knowledge and expertise to create long-term value for our stockholders. We structure our executive compensation program with a view towards aligning the interests of management with those of our stockholders. We believe that these goals are accomplished by tying components of our executive compensation program to measures of the Company’s short-term and long-term performance.

What We Do	What We Don’t Do

✓  Pay for performance, including for sustained performance over multi-year performance periods

✓  Make a significant portion of compensation performance-based and at-risk (87% for CEO)

✓  Compensation Committee retains independent compensation consultant and counsel

✓  Utilize an appropriate peer group in determining compensation elements and levels of pay

✓  Maintain stock ownership requirements for executives and directors

✓  Maintain a strong clawback policy

✓  Perform annual risk assessment of executive compensation program

× No excessive perquisites

× No tax gross-ups

× No current dividend payments on unvested equity awards

× No single-trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan

× No hedging or pledging of Company securities

× No individualized employment or severance agreements for our executive officers

Performance-Based Compensation Structure

The Company believes that making a substantial portion of our Named Executive Officers’ target compensation “at risk,” and a substantial portion of such at risk compensation performance-based, ensures that their interests strongly align with those of our stockholders.

*Figures calculated utilizing base salary and target values for annual cash bonus and long-term incentive awards approved by the Board for 2023 and are not based on the figures reported in the Summary Compensation Table, which report actual annual cash bonus amounts paid for 2023 and the grant date fair value of the long-term incentive awards granted in 2023 calculated and in accordance with FASB ASC Topic 718 and which would result in a higher percentage of at risk compensation. At risk compensation includes annual bonus and long-term incentive awards.

34

Executive Compensation Matters

Stockholder Outreach in 2023

Company officers meet routinely with stockholders and investors throughout the year to discuss issues and perspectives relating to the Company. We believe that these engagements help ensure that the Board and our management team hear from interested stockholders and can consider their views as appropriate. Our management team initiated stockholder outreach in 2023, targeting stockholders representing over 70% of our shares, with the goal of getting feedback on topics of interest to our stockholders such as executive compensation, corporate governance and environmental, social and governance matters. In addition to considering feedback from shareholder engagements, the Board and Compensation Committee also carefully consider the results from annual shareholder advisory votes on executive compensation, as well as other shareholder input, when reviewing executive compensation programs, principles and policies. These engagements with our stockholders occurred both before and following our 2023 Annual Meeting of Stockholders, though most occurred in the fall of 2023 following the meeting. Our Board, Compensation Committee and management team take our stockholders’ concerns seriously and are committed to listening and incorporating changes to our compensation program when warranted.

Say-on-Pay Vote

In 2023, 85% of the stockholders who cast a vote voted to approve, on an advisory basis, the compensation of our Named Executive Officers for that year (commonly referred to as a “Say-on-Pay” vote). The Compensation Committee understands, as a result of shareholder feedback, that the somewhat lower level of support in 2022 and 2023 as compared to prior years, was primarily the result of the cancellation of the Company’s performance share units (“PSUs”) and grant of retention RSUs in their place in 2022. The Board and the Compensation Committee value performance-based compensation and only took such action after great deliberation. The Board determined that the cancellation and regrant was necessary to retain and motivate the valued executive team and that the low performance with respect to the canceled PSUs was largely the result of factors outside the control of our executive team. The Compensation Committee and the Board do not anticipate taking any similar action in the future. For additional information regarding these matters please see the proxy statement filed by the Company in 2023.

Through stockholder outreach, we asked for and received meaningful stockholder feedback on specific elements of our executive compensation program in 2022. The stockholders we spoke with during 2023 did not identify concerns regarding our executive compensation program. As a result, our Compensation Committee did not elect to make any material changes to our executive compensation program in 2023.

We seek a non-binding advisory vote on the compensation of Named Executive Officers annually. The Board unanimously recommends that stockholders vote for the approval, on a non-binding advisory basis, of the Named Executive Officer compensation for the fiscal year ended December 31, 2023 as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. The next non-binding advisory vote on the frequency of non-binding advisory votes on our Named Executive Officer compensation will be held in 2025.

Process for Setting Executive Compensation

Our Board determines and approves our executive compensation program based on many factors, including the recommendations of the Compensation Committee and input from the Compensation Committee’s independent compensation consultant and executive officers.

Role of the Compensation Committee

Although the ultimate responsibility for executive compensation decisions lies with the Board, the Compensation Committee oversees the executive compensation program, and the Board’s decisions are typically determined based on the recommendation by the Compensation Committee after thorough review and consideration.

The Board, upon the evaluation of the Nominating & Governance Committee, has determined that each member of the Compensation Committee meets the independence standards established by the NYSE. The Compensation Committee Charter generally provides the Compensation Committee with authority to:

•	exercise oversight of our executive compensation policy;

•	review, approve and recommend to the Board compensatory payments to our senior vice presidents and above, including the Chief Executive Officer;

•	review and modify decisions on individual non-officer employee compensation;

•	review, modify and approve our peer companies;

2024 PROXY STATEMENT	35

Executive Compensation Matters

•	review and recommend to the Board the compensation for our non-employee directors;

•	review and approve agreements with our officers affecting any elements of compensation and benefits; and

•	administer the Company’s Clawback Policy.

For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted under the “Corporate Governance” tab within the “Investor Relations” section of our website at www.talosenergy.com.

Role of the Executive Officers

Our Chief Executive Officer reviews compensation for Named Executive Officers and any other Senior Vice Presidents and above, and makes compensation recommendations (other than for his own compensation) for such officers to the Compensation Committee and the Board. The Board makes the final determinations with respect to each Named Executive Officer’s compensation, except for the compensation of our Chief Executive Officer, which is approved by independent members of the Board. Our Chief Executive Officer, General Counsel, and head of Human Resources provide relevant information, input and guidance to the Compensation Committee and the Board, as appropriate and/or requested, to assist the Compensation Committee in making its recommendations to the Board. Members of our management team do not attend executive sessions of the Compensation Committee or the Board .

Role of the Compensation Consultant

During 2023, the Compensation Committee engaged Meridian as its independent compensation consultant. Meridian provided advice, relevant market and peer group data, current trends and practices and other input related to executive and director compensation to the Compensation Committee and the Board in structuring our 2023 compensation program. The information provided by Meridian was utilized by the Compensation Committee and Board in making decisions regarding executive and director compensation.

Meridian reported directly and exclusively to the Compensation Committee and did not provide any other services to the company, management or our affiliates. Meridian did not make compensation-related decisions for the Compensation Committee, the Board or otherwise with respect to the company. Although the Compensation Committee and the Board generally reviewed and considered information and recommendations provided by Meridian, the Compensation Committee and the Board have the sole responsibility and authority to make all compensation-related decisions.

Role of the Compensation Legal Counsel

Cooley LLP (“Cooley”) was engaged directly by the Compensation Committee during 2023 as its independent legal compensation counsel. Cooley provided advice to and worked alongside the Compensation Committee, Meridian and the Board in structuring and reviewing our 2023 executive compensation program.

Cooley reported directly and exclusively to the Compensation Committee as legal counsel and did not provide any other services to the company, management or our affiliates. Cooley did not make compensation-related decisions for the Compensation Committee, for the Board or otherwise with respect to the company.

Conflicts of Interest and Independence of the Compensation Consultant and Compensation Legal Counsel

The Compensation Committee has the discretion to allow compensation consultants and counsel to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration. During 2023, and after taking into consideration the factors listed in Section 303A.05(c)(iv) of the NYSE Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Cooley or Meridian and that Cooley and Meridian each are independent from management.

Peer Group

The companies that comprise the peer group reflect companies in the oil and gas exploration and production industry against which we compete for business opportunities, investor capital and/or executive talent. In selecting the Company’s peer group, the Compensation Committee reviews the peer group to determine if the number of companies is appropriate and provides statistical validity. Each year, the Compensation Committee revisits the qualifications of the current peer group, including scope of operations; geographic location; financial and operational metrics (including value of assets, enterprise value, market capitalization, and revenue); and the availability of market compensation data of the proposed peer group. The Compensation Committee may consider modifications from time to time resulting from changes in business strategy, mergers and acquisitions, bankruptcies or other factors that may cause peer companies to no longer exist or to no longer be comparable to our business.

36

Executive Compensation Matters

Based on the foregoing criteria, in 2023, the Compensation Committee and the Board, with input from Meridian, determined that the companies listed in the table below reflect an appropriate peer group to inform decisions regarding 2023 compensation levels (the “2023 Peer Group”):

2023 Peer Group

Berry Corporation (NASDAQ: BRY)	Matador Resources Company (NYSE: MTDR)

Callon Petroleum Company (NYSE: CPE)	Murphy Oil Corporation (NYSE: MUR)

California Resources Corporation (NYSE: CRC)	PDC Energy, Inc.(3)

Civitas Resources, Inc. (NYSE: CIVI)(1)	Permian Resources Corporation (NYSE: PR)(4)

Chord Energy Corporation (NASDAQ: CHRD)(2)	Ranger Oil Corporation(3)

Denbury Inc.(3)	Southwestern Energy Company (NYSE: SWN)

Kosmos Energy Ltd. (NYSE: KOS)	Vital Energy, Inc. (NYSE: VTLE)(5)

Magnolia Oil & Gas Corporation (NYSE: MGY)	W&T Offshore, Inc. (NYSE: WTI)

(1)	Civitas Resources, Inc. is the result of a merger between Bonanza Creek Energy, Inc. and Extraction Oil & Gas, Inc. in 2022.

(2)	Chord Energy Corp. is the result of a merger between Oasis Petroleum Inc. and Whiting Petroleum Corporation in 2022.

(3)

These companies were included in the 2023 Peer Group and were acquired during the 2023 year: Ranger Oil Corporation was acquired by Baytex Energy Corp.; PDC Energy, Inc. was acquired by Chevron Corporation; and Denbury Inc. was acquired by Exxon Mobil Corporation.

(4)	In September 2022, Centennial Resource Development, Inc. changed its name to Permian Resources Corporation.

(5)	In January 2023, Laredo Petroleum, Inc. changed its name to Vital Energy, Inc.

The 2023 Peer Group was modified from the 2022 peer group as noted below. Companies were added based on the factors noted above and were generally removed as a result of an acquisition or bankruptcy.

Removed	Added

Bonanza Creek Energy, Inc.(1)	Berry Corporation

Extraction Oil & Gas, Inc.(1)	Chord Energy Corporation

Oasis Petroleum Inc.(2)	Civitas Resources, Inc.

QEP Resources, Inc.(3) Whiting Petroleum Corporation(2)	Denbury Inc. California Resources Corporation Ranger Oil Corporation

(1)	Bonanza Creek Energy, Inc. and Extraction Oil & Gas, Inc. merged and were replaced in the 2023 Peer Group with the new combined company, Civitas Resources, Inc.

(2)	Oasis Petroleum Inc. and Whiting Petroleum Corporation merged and were replaced in the 2023 Peer Group with the new combined company, Chord Energy Corporation.

(3)	QEP Resources, Inc. merged with Diamondback Energy Inc. in 2021 and the Compensation Committee felt that the combined company was not an appropriate peer after reviewing the factors above.

Use of 2023 Peer Group

The Compensation Committee evaluated compensation analysis of the 2023 Peer Group prepared by Meridian in making its compensation recommendations. The analysis included market data for each element of compensation and information regarding the incentive plan designs and pay practices among the 2023 Peer Group including NEO compensation at the companies in the 2023 Peer Group, based on Meridian’s proprietary oil and gas exploration and production industry survey database, supplemented by information in peer company public disclosures. The Compensation Committee used the compensation analysis as a reference point for assessing the overall competitiveness of our executive compensation program. The Compensation Committee does not target a specific market percentile, but rather takes into account the scope of the job, complexity of the position and performance of the executive, in context of peer data and trends. The Compensation Committee also considered compensation paid by certain other reference companies, which for 2023 included Green Plains Inc., FuelCell Energy, Inc., and Clean Energy Fuels Corp. These companies are not part of the formal competitive compensation analysis but are intended to provide a market reference for renewable energy compensation practices outside the oil and gas exploration and production industry.

2024 PROXY STATEMENT	37

Executive Compensation Matters

Setting Target Compensation

The Compensation Committee and the Board did not target any element of compensation, or overall compensation, to a particular benchmark level (e.g., median) of the 2023 Peer Group in determining target compensation levels for the Named Executive Officers. Rather, as the Compensation Committee has historically done, it used 2023 Peer Group data as one of several factors it considered in evaluating and setting each element of our executive compensation program. This helps to ensure that our compensation program is competitive within our peer group in order to attract and retain executive officers with the requisite talent and experience for our business.

Elements of Compensation for the 2023 Fiscal Year

To maintain an appropriate balance between fixed and variable compensation and to tie a significant portion of each Named Executive Officer’s compensation to the achievement of short-term and long-term goals, the Board, following the recommendation of the Compensation Committee, determined that the following compensatory elements were appropriate for our Named Executive Officers for the 2023 Fiscal Year: The balance among the elements of total direct compensation is established annually by the Compensation Committee and is designed to recognize past performance, retain key employees and encourage future performance. When conducting its annual deliberations, the Compensation Committee reviews each component against both historical and recent comparative statistics as well as anticipated trends in compensation with comparisons to the reference peer group. The Compensation Committee also considers the compensation arrangements of other employees within the Company when determining executive compensation. The Compensation Committee believes that the design of our compensation program is appropriate and competitive.

Key compensation elements	Primary metrics	Purpose and Key terms

Base Salary	N/A	• Based on competitive considerations, responsibilities, expertise, experience and tenure • Fixed base of cash compensation to attract and retain talent

Target Annual Incentive

• Free Cash Flow Generation (25%)

• Upstream Adjusted EBITDA (15%)

• Health and Safety Measures (10%)

• CCS Project Execution (20%)

• GHG Emissions and Methane Reduction (10%)

• Strategic Initiatives (20%)

• To drive achievement of key business results on an annual basis

• To recognize individuals based on their contributions to the Company’s success

• Performance-based and not guaranteed

• Emphasizes focus on safety and ESG, important factors in our culture and long-term growth

• Payouts can range from 0% to 200% of the target award

Long-Term Incentive Awards
Performance share units	• Absolute TSR (50%) • Capital project returns (PVI) (50%)

• To directly tie interests of executives to interests of stockholders

• To retain and motivate key talent

• Performance-based and not guaranteed

• Provides the right to receive a share of Talos’s stock at the end of a three-year performance period, subject to the Company’s achievement of pre-established Absolute TSR and capital project returns goals

• Payouts are limited to 200% of the target award

Restricted stock units	• Stock price	• RSUs granted in 2023 vest annually over three years

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Executive Compensation Matters

Base Salary

Base salaries for our NEOs are reviewed annually by the Compensation Committee. Named Executive Officer base salaries are a fixed portion of the total compensation set at levels commensurate with their responsibilities, expertise, experience, market rate and tenure. After reviewing the base salaries of executive officers in the 2023 Peer Group and upon recommendation by the Compensation Committee, on March 5, 2023, the Board approved an increase in base salaries for each Named Executive Officer to align their overall compensation with market practices. The table below reflects the base salaries for the Named Executive Officers in 2022 and 2023.

Name	2022 Base Salary	2023 Base Salary	Percentage Change from 2022 to 2023

Timothy S. Duncan	$825,000	$865,000	4.8%

Sergio L. Maiworm, Jr. (1)	$325,000	$425,000	20.8%

John A. Parker	$455,000	$480,000	5.5%

William S. Moss III	$435,000	$455,000	4.6%

Robin Fielder	$435,000	$455,000	4.8%

Shannon E. Young III (2)	$525,000	$550,000	4.8%

Robert D. Abendschein (3)	$525,000	$550,000	4.8%

(1)

Effective July 1, 2023, Sergio L. Maiworm, Jr. was appointed as the Company’s Senior Vice President and Chief Financial Officer. Preceding his appointment as Chief Financial Officer, Mr. Maiworm served as Vice President of Finance, Investor Relations and Treasurer of the Company. Mr. Maiworm’s base salary was set at $360,000 on March 5, 2023, prior to his promotion as Chief Financial Officer. His base salary was increased to $425,000 in connection with his promotion.

(2)

Effective June 30, 2023, Shannon E. Young III resigned as Executive Vice President and Chief Financial Officer. The amount above is the annual base salary approved by the Board on March 5, 2023, not the actual amount of base salary paid to him for 2023, which is reflected in the Summary Compensation Table below.

(3)

On December 1, 2023, the Company terminated Robert D. Abendschein as Executive Vice President and Chief Operating Officer, effective as of the same day. The amount above reflects the annual base salary approved by the Board on March 5, 2023, not the actual amount of base salary paid to him for 2023, which is reflected in the Summary Compensation Table, below.

Annual Incentive Program

We have established an Annual Incentive Program (“AIP”) to motivate our Named Executive Officers to manage our business in order to achieve specific financial, operational and strategic goals that are aligned with creation of stockholder value. Performance is measured on an annual basis relative to pre-established performance criteria.

Establishing 2023 Target Annual Incentive Program Awards

The target AIP award for each of our Named Executive Officers was approved by the Board, consistent with the recommendation of the Compensation Committee, which was based, in part, on its review of the target AIP award opportunities for similarly situated executives at companies in our 2023 Peer Group provided by Meridian. The individual targets for the 2023 Fiscal Year, expressed as a percentage of base salary, are set forth in the following table for each of our Named Executive Officers. Except as indicated below, there were not changes to the Named Executive Officer’s target AIP levels in 2023. The threshold amount and maximum amount that could become payable under the AIP for the 2023 Fiscal Year were 50% and 200% of each Named Executive Officer’s target, respectively.

Name	2023 Target AIP Awards (% of Base Salary)	Percentage Increase from 2022 to 2023

Timothy S. Duncan	125%	0%

Sergio L. Maiworm, Jr. (1)	80%	33%

John A. Parker	80%	0%

William S. Moss III	80%	0%

Robin Fielder	80%	0%

Shannon E. Young III (2)	100%	25%

Robert D. Abendschein	80%	0%

(1)	Mr. Maiworm’s target AIP award was increased from 60% to 80% in connection with his promotion to Senior Vice President and Chief Financial Officer on July 1, 2023.

(2)

Mr. Young’s target AIP award was increased from 80% to 100% in March of 2023 to reflect market rates for similarly situated executives in our Peer Group. Mr. Young was not eligible to receive, and did not receive, an AIP award for 2023 because of his departure from the Company in June of 2023.

2024 PROXY STATEMENT	39

Executive Compensation Matters

2023 Annual Incentive Program Measures and Goals

The 2023 AIP was comprised of quantitative metrics representing an aggregate 80% of the bonus value and a qualitative strategic initiatives component representing 20%. 2023 AIP awards were based on our achievement of the following performance measures:

Performance Measure:		Rationale for Selecting Performance Measure:

Financial Performance (Upstream before Tax Free Cash Flow generation and Upstream Adjusted EBITDA, each as described below)	40%	Provides an incentive to achieve strong cash flow generation and accretive returns on invested capital, which are key drivers of stockholder value

Safety Performance (Total Recordable Incident Rate (“TRIR”) and Serious Injury or Fatality Rate (“SIFR”))	10%	Emphasizes the importance of safety as a critical aspect of our business

Operational Performance (Execution of CCS goals based on Class VI permits filed)	20%	Provides an incentive to grow our CCS business

Environmental Performance (Reduction of GHG emissions and methane reduction)	10%	Provides incentive to achieve short-term reductions towards longer-term environmental goals.

Strategic Initiatives (Achievement of strategic financial and operational goals and initiatives and may include individual performance)	20%	Provides incentive to achieve strategic goals and initiatives, outstanding individual performance, and to recognize other relevant factors

The Compensation Committee made changes to the composition and weighting of the performance measures from those used in the 2022 AIP award design. These modifications reflect an effort to (i) measure safety and environmental standards through multiple measures, (ii) return the weighting of our strategic initiatives metric to 20% from the temporary reduction to 15% in 2022, thereby encouraging management to focus on a number of operational and strategic goals while slightly reducing the emphasis on cash flow generation (by 5%), (iii) calculating Before Tax Free Cash Flow generation and Adjusted EBITDA on an upstream basis to focus management on the financial strength of our core business (excluding the capital requirements of the CCS business during the development phase) before any payout under those metrics, and (iv) modifying the method of measurement of CCS Project Execution from secured stores to Class VI permits filed to reflect the transition of our CCS business from a site acquisition phase to a site development phase. The Compensation Committee set the thresholds for each of these metrics rigorously and the targets for the financial metrics were set substantially above the original budget.

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Executive Compensation Matters

2023 Achieved Performance and Payout

The framework of the 2023 AIP and actual results and payout percentage for the 2023 Fiscal Year are set forth in the table below. The Company’s internal auditor issued a report confirming the Company’s performance measures for the 2023 Fiscal Year compared to the targets for each performance measure established by the Compensation Committee and the Compensation Committee further reviewed and certified the following performance levels.

Performance Measure	Weighting for Each Measure	2023 Fiscal Year Threshold (50%)	2023 Fiscal Year Target (100%)	2023 Fiscal Year Maximum (200%)	Actual Results for 2023 Fiscal Year	2023 Fiscal Year Weighted Payout Percentage

Financial Performance

Upstream Before Taxes Free Cash Flow Generation (1)	25%	$50 MM	$191 MM	$350 MM	$142 MM	19%

Upstream Adjusted EBITDA (2)	15%	$925 MM	$1,088 MM	$1,280 MM	$974 MM	13%

Safety Performance

Total Recordable Incident Rate (TRIR)		<0.55	<0.45	<0.35	0.45

	10%					10%

Serious Injury or Fatality Rate (SIFR) (3)			<0.15		0.04

Operational Performance

CCS Project Execution (Class VI Permits Filed) (4)	20%	1	2	3	2	20%

Environmental Performance

Absolute GHG Emissions Reduction (Scope 1 and 2) (MT Co2 Equiv) (5)		2.0%	3.5%	5.0%	6.0%

	10%					20%

Absolute Methane Reduction (mT CH4) (6)			5.0%		26.0%

Strategic Initiatives

Strategic Initiatives (7)	20%	Near Expectations	Met Expectations	Exceeded Expectations	Met Expectations	20%

PAYOUT PERCENTAGE						102%

(1)

Upstream Before Taxes Free Cash Flow Generation represents (a) Adjusted EBITDA less Upstream capital expenditures, plugging & abandonment, decommissioning obligations settled and interest expense plus (b) equity method investment loss, general and administrative expense, other operating expenses (income), other income, and non-cash equity-based compensation expense, contributions to equity method investments and investments in land attributable to CCS plus (c) proceeds from the partial sale of Talos’s stake in Talos Mexico. Because this figure is presented exclusive of CCS related costs and inclusive of sale proceeds from Talos Mexico, the disclosed figure is different than the Adjusted Free Cash Flow numbers included in our Earnings Release furnished as an exhibit on our Current Report on Form 8-K.

(2)

Upstream Adjusted EBITDA represents (a) Net income (loss) plus interest expense; income tax expense (benefit); depreciation, depletion and amortization; and accretion expense plus (b) non-cash write-down of oil and natural gas properties, transaction and other (income) expenses, decommissioning obligations, derivative fair value (gain) loss, net cash receipts (payments) on settled derivatives, (gain) loss on debt extinguishment, non-cash write-down of other well equipment and non-cash equity-based compensation expense plus (c) equity method investment loss, general and administrative expense, other operating expenses (income), other income, and non-cash equity-based compensation expense attributable to CCS. Because this figure is presented inclusive of unallocated corporate costs, the disclosed figure for Upstream Adjusted EBITDA is different than the numbers included in our Earnings Release furnished as an exhibit on our Current Report on Form 8-K and Annual Report, respectively. Additional information regarding the calculation of Adjusted EBITDA is available in the section entitled “Supplemental Non-GAAP Measure – EBITDA and Adjusted EBITDA” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Further, Upstream Adjusted EBITDA for 2023 can be calculated by adding the “total for reportable segments” and “unallocated corporate general and administrative expense” elements of Adjusted EBITDA reported in Note 15 to in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(3)	If TRIR is between threshold and target, but SIFR of <0.15 is achieved, target (100%) is achieved for the HSE metric.

(4)	CCS Project Execution (Class VI Permits Filed) metric represents each instance of the Company filing an EPA class VI permit for CO injection and sequestration.

(5)

Our GHG (Scope 1) emissions are calculated in accordance with the Bureau of Ocean Energy Management’s Outer Continental Shelf Air Quality System (OCS AQS) as part of the triennial OCS emissions inventory program for Talos-operated U.S. production facilities and associated lease operations in Federal and State waters (Limited to MP72). These emissions are derived using OCS AQS software and serve as the basis of our Scope 1 emissions. Our GHG (Scope 2) emissions use a location-based methodology with factors provided by the EPA’s eGRID data tables for U.S.-based operations and the IEA emissions factor database for operations in Mexico. GHG emissions (Scope 1 and Scope 2) are reported in units of metric tons of CO2 equivalent. In order for consistent comparison against how the target was set, we calculated our results based on emissions numbers calculated without the utilization of EPA alternative methods. Actual 2023 OCS AQS and EPA filings reported in March 2024 include the utilization of EPA alternative method for fugitive gases which was added to the OCS AQS guidance during 2023.

(6)	If GHG emission reduction target is not achieved but methane reduction target of 5% is achieved, target (100%) is achieved for the ESG metric.

2024 PROXY STATEMENT	41

Executive Compensation Matters

(7)

The Strategic Initiatives are evaluated and determined by the Board, considering the overall achievement of strategic initiatives and performance of the Company during the year. In addition to viewing the Company’s achievements as a whole, the Board considered the Company’s progress on the following: (a) accretive and/or strategic mergers and acquisitions, (b) growth of reserve base through the drilling program, (c) achievement of ZAMA final investment decision in tandem with monetization options, (d) securing a financial partner for Talos Low Carbon Solutions business, (e) optimizing the Company’s capital structure and managing selling shareholders, (f) successful integration of EnVen with visible synergies consistent with announced targets, (g) securing investment grade partners in key Talos Low Carbon Solution project areas.

Following the completion of 2023, the Compensation Committee reviewed and certified the Company’s actual performance results relative to the quantitative goals established at the beginning of the year.

The Compensation Committee also evaluated the Company’s achievements relative to our one qualitative performance measure: strategic initiatives. With respect to this component, the Compensation Committee considered achievement with respect to the goals enumerated in footnote 7 to the table above, which include a variety of operational and financial accomplishments of the year, the Company’s capital structure, strategic transactions, and other efforts that might not be reflected in the quantitative metrics components, including:

•	the successful execution and integration of the EnVen Acquisition;

•	significant progress on several strategic initiatives such as CCS;

•	ongoing and sustained effort during 2023 leading to the signing of the QuarterNorth Acquisition in early January of 2024 for approximately $1.29 billion, and closing in March of 2024;

•

the Company’s strategic sale of a 49.9% interest in its Mexican subsidiary to a wholly owned subsidiary of Grupo Carso, a company controlled by the family of the Mexican billionaire Carlos Slim, which brought in a valuable strategic partner with a critical local presence in Mexico and a global commercial reputation to help advance the Zama project towards FID and also established the Slim family partnership, which brought in a long-term equity and debt investor in our 2024 capital market transactions;

•

although consummated in early 2024, management’s extensive efforts during 2023 to successfully conduct a $1.25 billion notes offering to (i) refinance $865 million of the Company’s 2026 high yield notes, extending the maturities to 2029 and 2031, and reducing the Company’s borrowing costs at materially lower interest rates and (ii) finance a portion of the QuarterNorth Acquisition; and

•

management’s progress towards identifying capital raise options and strategic alternatives for the Company’s low carbon solutions business and the addition of Equinor in the Bayou Bend partnership in 2023.

The Compensation Committee acknowledged that although the Company did not meet expectations regarding the growth of its reserve base and drilling program, it had met or exceeded overall expectations on other key strategic goals and recommended to the Board that this metric had been attained at target, which the Board approved.

AIP awards for our Named Executive Officers are calculated by multiplying the payout percentage by each Named Executive Officer’s target award. The Compensation Committee retains the discretion to increase (including above 200%) or reduce the payout percentage of each Named Executive Officer’s AIP award but no such discretion was applied to the 2023 AIP payments. The Compensation Committee recommended, and the Board approved, the 2023 AIP payouts for NEOs as follows:

Name	2023 Target AIP Award ($)	Payout Percentage	Actual AIP Award Payment ($)

Timothy S. Duncan	1,081,250	102%	1,102,875

Sergio L. Maiworm, Jr. (1)	278,000	102%	284,080

John A. Parker	384,000	102%	391,680

William S. Moss III	364,000	102%	371,280

Robin Fielder	364,000	102%	371,280

Shannon E. Young III (2)	550,000	102%	0

Robert D. Abendschein (3)	440,000	102%	411,912

(1)

Mr. Maiworm’s AIP payment was pro-rated for 2023 based on the portion of the year following his promotion to Senior Vice President and Chief Financial Officer on July 1, 2023, when his AIP target was increased to 80% and the portion of the year preceding his promotion, when his AIP target was 60%.

(2)	Mr. Young was not eligible to receive payment of the 2023 AIP because he voluntarily terminated his employment in June of 2023.

(3)

Mr. Abendschein received a pro-rated payment of the 2023 AIP through December 1, 2023 in connection with his termination pursuant to the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan.

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Executive Compensation Matters

Long-Term Incentive Awards

The Company maintains the Talos Energy Inc. 2021 Long Term Incentive Plan (the “2021 LTIP”), which provides the Company with the flexibility to grant a wide range of equity and equity-based awards and is also used as the plan pursuant to which the Company’s AIP is administered. The Company is seeking stockholder approval of the amendment and restatement of the 2021 LTIP in order to reserve additional shares for issuance under the 2021 LTIP. For additional information, please see Proposal 4.

Long-term incentive (“LTI”) awards are intended to balance retention of our executive team and alignment of our Named Executive Officers’ interests with those of our stockholders. Each year, the Compensation Committee sets the total targeted LTI value appropriate for each Named Executive Officer, taking into account Peer Group data and each Named Executive Officer’s contribution to our success, level of responsibility, personal performance, and experience. For the 2023 Fiscal Year, each Named Executive Officer’s total targeted annual LTI value was allocated 1/3 to grants of time-based RSUs and 2/3 to grants of PSUs.

Please see “Executive Compensation Tables—Summary Compensation Table” and “Executive Compensation Tables—Grants of Plan-Based Awards Table” below for more information on the number and value of RSU awards and PSU awards granted during the 2023 Fiscal Year.

2023 RSU Awards

On March 5, 2023, the Board, upon recommendation by the Compensation Committee, approved the grant of RSUs to each Named Executive Officer. These RSU awards vest ratably on each of the first three anniversaries of the date of grant, subject to each Named Executive Officer’s continued employment through each vesting date. Following vesting, each RSU that vests is settled in one share of our common stock.

2023 PSU Awards

On March 5, 2023, the Board, upon recommendation by the Compensation Committee, approved the grant of PSUs to each Named Executive Officer. The PSU awards vest based on the company’s performance over the three-year period commencing on January 1, 2023 and ending on December 31, 2025 and subject to the Named Executive Officer’s continued employment through the end of the performance period, based on the following metrics:

(i)	50% of the PSUs vest based on Absolute TSR, and

(ii)	50% of the PSUs vest based on capital project returns (PVI).

2024 PROXY STATEMENT	43

Executive Compensation Matters

Absolute TSR PSUs

Our Absolute TSR is determined based on our annualized absolute total shareholder return during the performance period. The percentage of PSUs that become earned is based on the table below and any percentage that falls between the threshold, target, stretch and maximum achievement levels is calculated using linear interpolation. Following the end of the performance period, each PSU that becomes earned and vested is settled in one share of our common stock.

Level	Absolute TSR Percentage	Earned PSUs (% of Target)

< Threshold	<0%	0%

Threshold	0%	40%

Intermediate	5%	80%

Target	10%	100%

Stretch	15%	160%

Maximum	20%	200%

PVI PSUs

Our PVI is determined based on the present value of the cash flow (excluding drilling, completion and hook-up costs) divided by discounted drilling, completion and hook-up costs. At the end of the performance period, the 2023 drill program is assessed based on actual results of the wells in the program, valued at the underwritten price deck ($75 for oil and $3.50 for natural gas). If actual wells drilled differ from the original program, the results of the wells actually drilled will be assessed. The percentage of PSUs that become earned is based on the table below and any PVI amount that falls between the threshold, target and maximum achievement levels is calculated using linear interpolation. Following the end of the performance period, each PSU that becomes earned and vested is settled in one share of our common stock.

Level	PVI Amount	Earned PSUs (% of Target)

< Threshold	<1.58	0%

Threshold	1.58	50%

Target	2.26	100%

Maximum	3.17	200%

Outstanding PSU Performance at Fiscal Year End

Our PSUs are designed to align our Named Executive Officers’ interests with those of our stockholders by focusing a significant portion of their long term incentive award on performance over the long-term. Based on the Company’s Absolute TSR and PVI performance, as of December 31, 2023, our Absolute TSR performance for the PSUs granted in 2022 and 2023 were tracking at 95% and 0%, of target respectively, and our PVI performance for the PSUs granted in 2022 and 2023 were both tracking at 0% of target.

Other Benefits

Health and Welfare Benefits

We offer a variety of health and welfare plans to all eligible employees, including our Named Executive Officers. Named Executive Officers generally are eligible for the same benefit programs on the same basis as the rest of our eligible employees. Programs include benefits such as medical, dental, health savings account, vision, short and long-term disability.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan in which our Named Executive Officers participate. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code (the “Code”) where eligible employees, including our Named Executive Officers, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account. Generally, we provide discretionary matching contributions equal to 100% of the first 6% of employees’ eligible compensation contributed to the plan. Further, effective January 2023, all employer matching contributions previously contributed to the plan became 100% vested, and all future employer matching contributions to the plan will be 100% vested as of the date of the contribution. Employees may receive a distribution of the vested portion of their tax-qualified retirement accounts upon (i) a termination of employment, (ii) normal retirement, (iii) disability or (iv) death.

44

Executive Compensation Matters

Life Insurance

We provide group term life insurance to all of our employees, including the Named Executive Officers, equal to 2.5 times base salary up to a maximum of $500,000.

Limited Perquisites

In 2023, we provided to our Named Executive Officers a limited number of low-cost perquisites, including gym membership reimbursement, parking at our corporate offices, airline club memberships for ease of business travel, and certain social and dining club memberships to encourage networking with our clients, vendors and potential partners. We provided these perquisites to ensure that our compensation program as a whole remains commensurate with compensation and benefits provided by companies with which we compete for executive talent and because most of these limited perquisites also benefit Talos. Please see the “Summary Compensation Table” below for more information.

Amended and Restated Executive Severance Plan

On October 21, 2020, the Board adopted the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan (the “Amended Severance Plan”), which amends and replaces the Talos Energy Operating Company LLC Executive Severance Plan adopted on August 29, 2018 (the “Original Plan”). The Amended Severance Plan, like the Original Plan, provides that each of our Named Executive Officers are entitled to receive severance benefits following certain terminations of employment. Each participant in the Amended Severance Plan is subject to certain confidentiality, non-solicitation and non-disparagement covenants. The Board maintains the Amended Severance Plan to align the severance benefits with the severance benefits provided by companies with which we compete for executive talent. Our Compensation Committee and Board believe that a severance policy is preferable to individually negotiated agreements because it ensures continuity of terms between members of our executive team and provides for ease of administration. Please see “Executive Compensation Tables—Potential Payments Upon Termination or a Change in Control—Amended and Restated Executive Severance Plan” for more information.

Other Matters

Tax and Accounting Implications of Executive Compensation Decisions

The Compensation Committee and the Board review and consider the tax, accounting, and securities law implications of our executive compensation program when making determinations.

As a public corporation, we are subject to the deduction limitations under Section 162(m) of the Code (“Section 162(m)”). Section 162(m) prohibits deductions for compensation paid in excess of $1 million during a single fiscal year to certain executive officers. The Compensation Committee is mindful of these limitations but reserves the right to pay non-deductible compensation to our executive officers if the Compensation Committee determines that such compensation is in the best interests of the Company.

We account for RSU awards and PSU awards in accordance with FASB ASC Topic 718, which requires us to estimate the expense of an award over the vesting period applicable to such award.

Anti-Hedging and Anti-Pledging Policies

We maintain an insider trading policy that applies to all employees of the Company and its subsidiaries, including the Named Executive Officers, all members of the Board, and all contractors, consultants and outside advisors who have access to material nonpublic information. The insider trading policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by the insider trading policy.

Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, our insider trading policy prohibits directors, officers, employees and their designees, from engaging in any such transactions.

Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, directors, officers and other employees are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

2024 PROXY STATEMENT	45

Executive Compensation Matters

Stock Ownership Policy

The Board believes that each director and key executive officer should have a substantial personal investment in the Company. Our Stock Ownership Policy is designed to satisfy an individual executive’s need for portfolio diversification, while maintaining management share ownership at levels sufficient to assure our stockholders of management’s commitment to value creation. The Company’s executive officers and directors are required to adhere to the following share ownership levels:

Title	Previously Required Ownership	Required Ownership

Chief Executive Officer	6x base salary	6x base salary

All Other Named Executive Officers	3x base salary	3x base salary

Other Senior Executives	2x base salary	1x base salary

Non-Employee Directors	5x annual cash retainer	5x annual cash retainer

The Chief Executive Officer and the Compensation Committee review the ownership levels of senior executives and non-employee directors on a quarterly basis. All of our NEOs and directors were either in compliance with the Stock Ownership Policy or within the applicable grace periods as of the last measurement date. In determining ownership levels, we include shares of our common stock owned outright by the officer or director, unvested time-based restricted shares and restricted stock units and shares of our common stock owned by the officer or director through our retirement and benefit plans. We do not include unexercised stock options or unearned performance shares or performance share units in determining ownership levels. Senior executives are expected to achieve their requisite ownership levels within five years of the later of (i) the implementation of the Stock Ownership Policy or (ii) the applicable date of hire, promotion or salary increase for the executive, and non-employee directors must achieve their requisite ownership levels within five years of the later of (a) the implementation of the Stock Ownership Policy or (b) the applicable date of the first election to the Board or increase in annual cash retainer. If a participant is not in compliance with the Stock Ownership Policy, the Compensation Committee may use its discretion to impose a stock holding requirement or take any other action it deems appropriate.

Clawback Policy

On November 15, 2023, we adopted the Talos Energy Inc. Executive Compensation Clawback Policy (the “Clawback Policy”). The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listing Company Manual. Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee shall take reasonably prompt action to cause the Company to recover from any covered executive the amount of any incentive compensation granted, earned or paid within the three preceding completed fiscal years, to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, earned or vested had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our Named Executive Officers and former executive officers, are considered “covered executives” for purposes of the Clawback Policy. Incentive-based compensation is not subject to the Clawback Policy if it is received (i) prior to the date a covered executive becomes an executive officer or (ii) prior to October 2, 2023.

Risk Assessment and Mitigation – Compensation Programs

The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk-taking. We believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and implementing our award structure, the Compensation Committee worked closely with Meridian to mitigate risks and to minimize the creation of imprudent incentives for our executives. We do not believe that our performance-based compensation encourages unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as short-term and long-term compensation and fixed and variable compensation.

Our compensation program structure and policy include the following features to safeguard against excessive risk-taking:

✓	Payments under our AIP are based upon a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator

✓

Our PSUs vest based on two different performance metrics and have performance periods of three years, which encourages executives to focus on sustaining both stock price and operational performance over a period of years

✓	We pay compensation that is competitive with the market and our industry peers, while not being excessive

46

Executive Compensation Matters

✓

Our compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity that reward performance in the Company’s and our executives’ long-term best interests

✓	Our incentive compensation plans include a cap on the maximum payout, subject to the Compensation Committee’s discretion, and implement design features that do not encourage excessive risk-taking

✓	Our insider trading policy contains a general anti-hedging and anti-pledging policy for all insiders

We believe that our executive compensation program provides our executive officers with appropriate rewards for sustained performance, without giving unnecessary weight to any one factor or type of compensation, and avoids excessive risk. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on us.

2024 PROXY STATEMENT	47

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management of the Company and based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report.

Compensation Committee of the Board of Directors: Donald R. Kendall, Jr., Chairman Charles M. Sledge, Member Shandell Szabo, Member

48

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below sets forth the annual compensation earned by the Named Executive Officers during the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Timothy S. Duncan President and Chief Executive Officer	2023	857,138	—	4,608,791	1,102,875	38,062	6,606,866
	2022	824,530	—	10,049,693	1,546,875	10,250	12,431,348
	2021	800,674	—	5,146,764	1,370,000	9,750	7,327,188

Sergio L. Maiworm, Jr. (4) Chief Financial Officer and Senior Vice President	2023	387,838	—	766,029	284,080	0	1,437,947

John A. Parker Executive Vice President of New Ventures	2023	475,585	—	1,433,879	391,680	19,800	2,320,944
	2022	454,624	—	3,233,343	546,000	13,500	4,247,467
	2021	435,964	—	1,672,713	476,760	13,000	2,598,437

William S. Moss III Executive Vice President and General Counsel	2023	450,884	—	1,433,879	371,280	19,800	2,275,843
	2022	434,624	—	3,181,358	522,000	13,000	4,150,982
	2021	415,909	—	1,608,364	454,840	13,000	2,492,113

Robin Fielder (4) (5) Executive Vice President, Low Carbon Strategy and Chief Sustainability Officer	2023	450,884	—	1,280,261	371,280	19,800	2,122,225

Shannon E. Young III (6) Former Executive Vice President and Chief Financial Officer	2023	298,977	—	1,894,742	0	26,146	2,219,865
	2022	524,530	—	3,852,442	630,000	13,500	5,020,472
	2021	500,763	—	1,994,386	548,000	13,000	3,056,149

Robert D. Abendschein (7) Former Executive Vice President and Chief Operating Officer	2023	513,974	—	1,638,722	0	1,948,904	4,101,600
	2022	524,530	—	3,253,664	630,000	13,500	4,421,693
	2021	500,991	—	1,544,046	548,000	13,000	2,606,037

(1)

Amounts in this column for each Named Executive Officer represent the aggregate grant date fair value of the RSUs and PSUs granted to each of the Named Executive Officers, calculated in accordance with FASB ASC Topic 718. The Company has elected not to estimate forfeitures at grant and, instead, accounts for them when they occur. As a result, the figures in the table above do not include an estimation of forfeitures. The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date identified as the date of grant for accounting purposes or, to the extent such date was not a trading day, the last trading day immediately prior to such date, applied to the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the TSR-based PSUs was determined using a Monte Carlo simulation. Additional information regarding the assumptions underlying these calculations is available in Notes 2 and 10 to our consolidated financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Named Executive Officer	2023 RSUs ($)	2023 PSUs ($)	Total ($)

Timothy S. Duncan	1,384,847	3,223,944	4,608,791

Sergio L. Maiworm, Jr.	238,681	527,348	766,029

John A. Parker	430,840	1,003,039	1,433,879

William S. Moss III	430,840	1,003,039	1,433,879

Robin Fielder	384,692	895,569	1,280,261

Shannon E. Young III	569,331	1,325,411	1,894,742

Robert D. Abendschein	492,402	1,146,320	1,638,722

(a)

In March 2023, the Board approved the grant of annual RSUs and PSUs by approving the following approximate dollar values for each Named Executive Officer which were divided by the volume-weighted adjusted trading price for the 20 trading days leading up to and including March 4, 2023 to determine how many awards were granted (2/3 of which were granted as PSUs and 1/3 of which were granted as RSUs): $4,500,000 for Mr. Duncan; $1,850,000 for Mr. Young; $1,600,000 for Mr. Abendschein; $1,400,000

2024 PROXY STATEMENT	49

Executive Compensation Tables

for Messrs. Parker and Moss; $1,250,000 for Ms. Fielder; and $400,000 for Mr. Maiworm. In connection with Mr. Maiworm’s promotion to Senior Vice President and Chief Financial Officer effective July 1, 2023, the Board approved an additional grant of annual RSUs and PSUs valued at approximately $350,000 for Mr. Maiworm, which was divided by the volume-weighted adjusted trading price for the 20 trading days leading up to and including June 30, 2023 to determine how many awards were granted (2/3 of which was granted as PSUs and 1/3 of which was granted as RSUs). The total approximate dollar value for Mr. Maiworm, including the awards granted in March 2023 and July 2023 was $750,000. These figures differ from the figures in the table above as a result of the rules applicable to account for these awards, particularly the PSUs, under FASB ASC Topic 718.

(2)

Amounts in this column represent the AIP awards for performance in the 2023 Fiscal Year determined based on actual achievement of the applicable performance metrics. See “ —Elements of Compensation for the 2023 Fiscal Year—Annual Incentive Program” above for additional information regarding these awards.

(3)

Amounts in this column for the 2023 Fiscal Year include (i) our match of 401(k) plan contributions of $19,800 for each Named Executive Officer, except for Mr. Maiworm who did not contribute to his 401(k), (ii) membership fees and assessments at (A) the Houston Petroleum Club of $5,373 and (B) the Coronado Club of $10,643, and spousal travel of $2,245 for Mr. Duncan, (iii) paid-time off (“PTO”) payout of $6,346 for Mr. Young in connection with his resignation and (iv) PTO payout of $29,778, a lump-sum cash severance payment of $1,485,000, a pro-rated AIP award of $411,912 and continued benefits coverage of $22,214 for Mr. Abendschein in connection with his termination of employment.

(4)	Mr. Maiworm and Ms. Fielder became Named Executive Officers in fiscal year 2023 and therefore their compensation is not disclosed for fiscal years 2021 and 2022.

(5)	On March 27, 2024 Robin Fielder’s employment with the Company and its affiliates terminated, following the sale of the Company’s CCS business.

(6)

Effective June 30, 2023, Mr. Young resigned from his position of Executive Vice President and Chief Financial Officer and his employment with the Company ended on July 5, 2023. While Mr. Young was granted equity awards under the 2021 LTIP in 2023, he forfeited all such awards in connection with his departure.

(7)	Effective December 1, 2023, the Company terminated Mr. Abendschein from his position of Executive Vice President and Chief Operating Officer and his employment with the Company ended on such date.

Grants of Plan-Based Awards Table

The following table includes information regarding the AIP awards, RSU awards and PSU awards granted to the Named Executive Officers during the 2023 Fiscal Year.

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Timothy S. Duncan	AIP		540,625	1,081,250	2,162,500

	PSUs	3/5/2023				76,487	169,972	339,944		3,223,944

	RSUs	3/5/2023							84,986	1,384,847

Sergio L. Maiworm, Jr.	AIP		139,000	278,000	556,000

	PSUs	3/5/2023				6,800	15,110	30,220		286,599

	PSUs	7/1/2023				7,609	16,908	33,816		240,749

	RSUs	3/5/2023							7,555	123,109

	RSUs	7/1/2023							8,328	115,572

John A. Parker	AIP		192,000	384,000	768,000

	PSUs	3/5/2023				23,797	52,882	105,764		1,003,039

	RSUs	3/5/2023							26,440	430,840

William S. Moss III	AIP		182,000	364,000	728,000

	PSUs	3/5/2023				23,797	52,882	105,764		1,003,039

	RSUs	3/5/2023							26,440	430,840

Robin Fielder	AIP		182,000	364,000	728,000

	PSUs	3/5/2023				21,247	47,216	94,432		895,569

	RSUs	3/5/2023							23,608	384,692

Shannon E. Young III (5)	AIP		275,000	550,000	1,100,000

	PSUs	3/5/2023				31,445	69,878	139,756		1,325,411

	RSUs	3/5/2023							34,939	569,331

Robert D. Abendschein (6)	AIP		220,000	440,000	880,000

	PSUs	3/5/2023				27,196	60,436	120,872		1,146,320

	RSUs	3/5/2023							30,218	492,402

50

Executive Compensation Tables

(1)

Amounts in these columns represent the estimated payouts for AIP awards for the 2023 Fiscal Year assuming threshold, target and maximum achievement. The actual amounts paid to our Named Executive Officers for the 2023 Fiscal Year can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above. Mr. Maiworm’s AIP awards were increased in connection with his promotion to Senior Vice President and Chief Financial Officer. See ”Elements of Compensation for the 2023 Fiscal Year—Annual Incentive Program Awards” above for additional information regarding these awards.

(2)

These amounts represent the threshold, target and maximum number of PSUs that may become earned pursuant to the PSUs granted to the Named Executive Officers during the 2023 Fiscal Year. The number of PSUs which ultimately become earned is based 50% on our absolute TSR performance and 50% on capital project returns (PVI), each over the three-year performance period ending on December 31, 2025, subject to the Named Executive Officer’s continued employment.

(3)

Amounts in this column represent RSUs granted to the Named Executive Officers during the 2023 Fiscal Year, with those granted on March 5, 2023 vesting as to one-third on each of March 5, 2024, March 5, 2025 and March 5, 2026, and those granted on July 1, 2023 vesting as to one-third on each of July 1, 2024, July 1, 2025 and July 1, 2026, in each case, subject to the Named Executive Officer’s continued employment.

(4)

These amounts represent the aggregate grant date fair value of PSUs and RSUs granted during the 2023 Fiscal Year to the Named Executive Officers, calculated in accordance with FASB ASC Topic 718. The Company has elected not to estimate forfeitures at grant and, instead, accounts for them when they occur. As a result, the figures do not include an estimation of forfeitures.

(5)

The figures for Mr. Young show what was granted to him in 2023, prior to his departure from the Company. He did not receive any payment for his 2023 AIP award and did not retain his 2023 equity awards as a result of his termination.

(6)

The figures for Mr. Abendschein show what was granted to him in 2023, prior to his departure from the Company. In connection with his termination, Mr. Abendschein received a pro-rated payment for his 2023 AIP and accelerated vesting of a portion of his 2023 equity awards as described under “Executive Compensation Tables—Potential Payments Upon Termination or a Change in Control—Abendschein’s Termination of Employment.”

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table reflects information regarding outstanding unvested RSUs and PSUs held by our Named Executive Officers as of December 31, 2023.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Timothy S. Duncan	396,836	5,646,976

			221,626	3,153,738

Sergio L. Maiworm, Jr.	38,266	544,525

			26,202	372,854

John A. Parker	126,873	1,805,403

			70,968	1,009,875

William S. Moss III	123,627	1,759,212

			70,968	1,009,875

Robin Fielder	39,735	565,429

			57,532	818,680

Shannon E. Young III	—	—	—	—

Robert D. Abendschein	—	—

			45,313	644,804

2024 PROXY STATEMENT	51

Executive Compensation Tables

(1)

The amounts in this column represent RSUs held by each Named Executive Officer which vest pro-rata over the applicable remaining vesting dates indicated in the chart below, subject to the Named Executive Officer’s continued employment through each such date. The number of RSUs that vest on a vesting date is calculated from the data in the table below by dividing the aggregate number of unvested RSUs by the number of remaining vesting dates.

Name	Number of Unvested RSUs	Remaining Vesting Dates

Timothy S. Duncan	84,986	March 5, 2024, March 5, 2025 and March 5, 2026

	213,723*	March 5, 2024

	64,507	March 5, 2024 and March 5, 2025

	33,620	March 8, 2024

Sergio L. Maiworm, Jr.	8,328	July 1, 2024, July 1, 2025 and July 1, 2026

	7,555	March 5, 2024, March 5, 2025 and March 5, 2026

	14,829*	March 8, 2024

	5,242	March 5, 2024 and March 5, 2025

	2,312	March 8, 2024

John A. Parker	26,440	March 5, 2024, March 5, 2025 and March 5, 2026

	68,540*	March 5, 2024

	20,966	March 5, 2024 and March 5, 2025

	10,927	March 8, 2024

William S. Moss III	26,440	March 5, 2024, March 5, 2025 and March 5, 2026

	65,715*	March 5, 2024

	20,966	March 5, 2024 and March 5, 2025

	10,506	March 8, 2024

Robin Fielder	23,608	March 5, 2024, March 5, 2025 and March 5, 2026

	16,127	March 5, 2024 and March 5, 2025

*	Indicates retention RSUs.

(2)	The amounts in these columns were calculated by multiplying $14.23, the closing price of our common stock on December 29, 2023 (the last trading day of the year), by the number of awards reported.

(3)

The amounts in this column represent (i) the target and threshold number of PSUs granted in 2022 and 2023, respectively, that could become earned based on our absolute TSR performance and (ii) the threshold number of PSUs granted in 2022 and 2023 that could become earned based on our capital project return (PVI), each over the applicable three-year performance period and in each case, held by each Named Executive Officer as shown in the below table. As of December 31, 2023, our absolute TSR performance for the PSUs granted in 2022 and 2023 were tracking at 95% and 0%, respectively, and capital project returns (PVI) performance for the PSUs granted in 2022 and 2023 were both tracking at 0%. Pursuant to the applicable SEC rules, the amounts in this column and in the below table reflect the target and threshold payout, respectively, of the 2022 and 2023 PSUs based on the absolute TSR and the threshold payout of the 2022 and 2023 PSUs based on capital project returns (PVI). The actual number of PSUs earned based on actual performance over the full performance period may be more or less than this amount. In connection with Mr. Abendschein’s termination of employment and pursuant to the applicable PSU award agreements, the service requirement associated with the PSUs granted in 2022 and 2023 was deemed fulfilled with respect to a pro-rated portion of PSUs and remain outstanding subject to actual performance at the end of the applicable performance period.

52

Executive Compensation Tables

Name	Number of Unvested PSUs	Applicable Performance Period End Date

Timothy S. Duncan	145,139	December 31, 2024

	76,487	December 31, 2025

Sergio L. Maiworm, Jr.	11,793	December 31, 2024

	14,409	December 31, 2025

John A. Parker	47,171	December 31, 2024

	23,797	December 31, 2025

William S. Moss III	47,171	December 31, 2024

	23,797	December 31, 2025

Robin Fielder	36,285	December 31, 2024

	21,247	December 31, 2025

Robert D. Abendschein	37,026	December 31, 2024

	8,287	December 31, 2025

Option Exercises and Stock Vested

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Timothy S. Duncan

RSUs	330,291	5,451,152

Sergio L. Maiworm, Jr.

RSUs	23,245	383,727

John A. Parker

RSUs	106,424	1,756,279

William S. Moss III

RSUs	102,545	1,692,300

Robin Fielder

RSUs	8,063	134,410

Shannon E. Young III

RSUs	125,003	2,062,564

Robert D. Abendschein

RSUs	177,399	2,753,036

(1)	This column reflects the RSUs held by each Named Executive Officer that vested during the 2023 Fiscal Year.

(2)

This column reflects the aggregate market value realized by each Named Executive Officer upon vesting, calculated by multiplying the number of RSUs that vested (including shares withheld for tax withholding purposes) by the closing price of our common stock on the applicable vesting date.

Pension Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan.

Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a nonqualified deferred compensation plan.

2024 PROXY STATEMENT	53

Executive Compensation Tables

Potential Payments Upon Termination or a Change in Control

Amended and Restated Executive Severance Plan

The Board approved the Amended Severance Plan on October 21, 2020. Each of the currently employed Named Executive Officers is a participant in the Amended Severance Plan. Pursuant to the terms of the Amended Severance Plan, upon a termination without “Cause” or a resignation for “Good Reason,” each Named Executive Officer will be eligible to receive: (i) a lump sum cash payment equal to 1.5 (or 2.0 in the case of Mr. Duncan) times the sum of (a) the Named Executive Officer’s annualized base salary then in effect and (b) the target amount of such Named Executive Officer’s annual cash bonus immediately prior to such termination; (ii) any earned but unpaid bonus for the year preceding the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives and (iv) partially subsidized continuation coverage for the Named Executive Officer and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months (or 24 months in the case of Mr. Duncan), unless such coverage is earlier terminated in accordance with the terms of the Amended Severance Plan.

Upon a Named Executive Officer’s termination without “Cause” or a resignation for “Good Reason” within 24 months following a “Change in Control,” such Named Executive Officer will be eligible to receive: (i) a lump sum cash payment equal to 2.0 (or 2.5 in the case of Mr. Duncan) times the sum of (a) the Named Executive Officer’s annualized base salary then in effect and (b) the greater of (x) the target amount of such Named Executive Officer’s annual cash bonus immediately prior to such termination and (y) the target amount of such Named Executive Officer’s annual cash bonus immediately prior to the Change in Control; (ii) any earned but unpaid bonus for the year preceding the year of termination based on the our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (iv) partially subsidized continuation coverage for the Named Executive Officer and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months (or 24 months in the case of Mr. Duncan), unless such coverage is earlier terminated in accordance with the terms of the Amended Severance Plan.

Additionally, if a Named Executive Officer’s employment with us terminates as a result of his death or “Disability,” then pursuant to the terms of the Amended Severance Plan, such Named Executive Officer will be eligible to receive the following benefits: (i) any earned but unpaid bonus for the year preceding the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (ii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives.

In order to receive any of the foregoing severance benefits under the Amended Severance Plan, a Named Executive Officer (or his estate or legal guardian, if applicable) must timely execute (and not revoke) a release of claims in favor of us and our affiliates. Further, the Amended Severance Plan requires continued compliance with certain confidentiality, non-solicitation and non-disparagement covenants. If the severance benefits under the Amended Severance Plan would trigger an excise tax for a participant under Section 4999 of the Code, the Amended Severance Plan provides that the Named Executive Officer’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the Named Executive Officer would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

For purposes of the Amended Severance Plan:

•

“Cause” generally means a Named Executive Officer’s (i) material breach of the Amended Severance Plan or other written agreement with us, (ii) material breach of any law applicable to the workplace or employment relationship or any of our material policies or codes of conduct, (iii) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (iv) commission, conviction, indictment or plea of nolo contendere of or for any felony or crime involving moral turpitude, or (v) willful failure or refusal to perform his obligations pursuant to the Amended Severance Plan or follow any lawful directive from us.

•

“Change in Control” generally means the occurrence of any of the following events: (i) acquisition by a person or group of beneficial ownership of 50% or more of our outstanding shares or the combined voting power of our outstanding voting securities; (ii) during any consecutive 12-month period, individuals who constitute the Board cease for any reason to constitute at least a majority of the Board, excluding any director whose election or nomination was approved by a vote of at least a majority of the then current directors unless such approval occurs as a result of an actual or threatened election contest; (iii) consummation of a business combination in which our outstanding voting securities immediately prior to such business combination do not, immediately following such business combination, continue to represent more than 50% of the then outstanding voting securities; (iv) sale of all or substantially all of our assets; or (v) approval by our stockholders of a complete liquidation or dissolution.

54

Executive Compensation Tables

•

“Disability” generally means an inability by a Named Executive Officer to perform the essential functions of his position due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive, in any 12-month period.

•

“Good Reason” generally means (i) a material diminution in a Named Executive Officer’s base salary, authority, duties or responsibilities, (ii) material breach by us of our obligations under the Amended Severance Plan, or (ii) a geographic relocation of the Named Executive Officer’s principal place of employment by more than 50 miles.

Long Term Incentive Plan Awards

Restricted Stock Unit Awards

Pursuant to the terms of each Named Executive Officer’s 2021, 2022 and 2023 RSU award agreements, if a Named Executive Officer’s employment with us is terminated (i) as a result of his death or “Disability” or (ii) within one year following a “Change in Control,” by us without “Cause” or by the Named Executive Officer for “Good Reason,” then, in each case, such Named Executive Officer’s unvested 2021, 2022 and 2023 RSUs will become fully vested. If a Named Executive Officer’s employment with us is terminated by us without Cause or by the Named Executive Officer for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the portion of such Named Executive Officer’s unvested 2021, 2022 and 2023 RSUs that would have vested within the 12-month period following such termination will become vested.

Performance Share Unit Awards

Pursuant to the terms of each Named Executive Officer’s 2022 and 2023 PSU award agreements, if a Named Executive Officer’s employment with us is terminated as a result of his death or Disability, then a pro-rata portion of such Named Executive Officer’s 2022 and 2023 PSUs will become earned based on actual performance calculated through the date of such termination. If a Named Executive Officer’s employment with us is terminated by us without Cause or by the Named Executive Officer for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the Named Executive Officer will be deemed to have met the service requirement with respect to a pro-rata portion of his 2022 and 2023 PSUs based on target performance, and such PSUs will remain outstanding subject to satisfaction of the performance metrics through the end of the performance period. If a Named Executive Officer’s employment with us is terminated within one year following a Change in Control by us without Cause or by the Named Executive Officer for Good Reason, then, in each case, such Named Executive Officer’s 2022 and 2023 PSUs will become earned based on the greater of target and actual performance calculated through the date of such Change in Control.

For purposes of the RSU and PSU award agreements, “Cause,” “Change in Control,” “Disability” and “Good Reason” have the meanings given to such terms in the Amended Severance Plan.

2024 PROXY STATEMENT	55

Executive Compensation Tables

Quantification of Benefits on Termination

The following table sets forth the payments and benefits that would be received by our Named Executive Officers pursuant to the terms of the Amended Severance Plan, RSUs and PSUs in the event of certain terminations of employment with us, had such termination occurred on December 31, 2023.

Name	Termination without Cause or resignation for Good Reason ($)	Termination as a result of death or Disability ($)	Vesting Event ($)	Termination without Cause or resignation for Good Reason in connection with a Change in Control ($)

Timothy S. Duncan

Cash Severance	3,892,500	—	—	4,865,625

Pro-Rata Annual Bonus (1)	1,102,875	1,102,875	—	1,102,875

COBRA Subsidy (2)	40,845	—	—	40,845

RSU Acceleration (3)	4,381,759	5,646,976	—	5,646,976

PSU Acceleration (4)	2,639,665	871,232	—	5,103,632

Total	12,057,284	7,621,083	—	16,759,593

Sergio L. Maiworm, Jr.

Cash Severance	1,147,500	—	—	1,530,000

Pro-Rata Annual Bonus (1)	284,080	284,080	—	284,080

COBRA Subsidy (2)	21,336	—	—	21,336

RSU Acceleration (3)	356,547	544,525	—	544,525

PSU Acceleration (4)	300,780	70,794	—	673,776

Total	2,110,242	899,399	—	3,053,717

John A. Parker

Cash Severance	1,296,000	—	—	1,728,000

Pro-Rata Annual Bonus (1)	391,680	391,680	—	391,680

COBRA Subsidy (2)	10,755	—	—	10,755

RSU Acceleration (3)	1,405,397	1,805,403	—	1,805,403

PSU Acceleration (4)	846,728	283,163	—	1,625,123

Total	3,950,560	2,480,246	—	5,560,961

William S. Moss III

Cash Severance	1,228,500	—	—	1,638,000

Pro-Rata Annual Bonus (1)	371,280	371,280	—	371,280

COBRA Subsidy (2)	30,364	—	—	30,364

RSU Acceleration (3)	1,359,207	1,759,212	—	1,759,212

PSU Acceleration (4)	846,728	283,163	—	1,625,123

Total	3,836,079	2,413,655	—	5,423,979

Robin Fielder

Cash Severance	1,228,500	—	—	1,638,000

Pro-Rata Annual Bonus (1)	371,280	371,280	—	371,280

COBRA Subsidy (2)	30,364	—	—	30,364

RSU Acceleration (3)	226,712	565,429	—	565,429

PSU Acceleration (4)	682,314	217,819	—	1,343,127

Total	2,539,171	1,154,528	—	3,948,200

(1)

These amounts reflect the pro-rata portion of each Named Executive Officer’s annual bonus, which would have been the full amount of such annual bonus had the termination of employment occurred on December 31, 2023.

(2)	The COBRA Subsidy amount is based on the premiums in effect as of December 2023, which are assumed for purposes of this table to remain the same throughout the applicable COBRA Subsidy period.

56

Executive Compensation Tables

(3)

These amounts are calculated by multiplying the number of RSUs that would become vested upon the applicable event by $14.23, the closing price of our common stock on December 29, 2023 (the last trading day of the year). In 2022, the PSUs granted to our Named Executive Officers in 2019 failed to vest and the PSUs granted in each of 2020 and 2021 were canceled. Retention RSUs equal to the target number of the 2019, 2020 and 2021 PSUs that failed to vest or were canceled were granted in their place. A substantial portion of the value reported here is attributable to the retention RSUs. The values reported are larger for Messrs. Duncan, Parker and Moss because in 2019, 2020 and 2021 when the original PSUs (later replaced with retention RSUs) were granted they held the same senior leadership roles they hold today. However, Mr. Maiworm served as a Vice President in 2019, 2020 and 2021 and, as a result, received a relatively smaller grant of PSUs (later replaced with retention RSUs) in those years. Ms. Fielder did not join Talos until December of 2021 and, as such, did not hold 2019, 2020 or 2021 PSUs and, therefore, did not receive a grant of retention RSUs when the 2019 PSUs failed to vest and the 2020 and 2021 PSUs were canceled. All unvested retention RSUs outstanding on December 31, 2023 and reported in the table above vested in full in March of 2024 and, as a result, our Named Executive Officers will not receive any value as a result of the retentions RSUs on a termination of employment following that date as they are no longer outstanding. For Messrs. Duncan, Maiworm, Parker, and Moss, $3,041,278, $211,017, $975,324, and $935,124, respectively, of the number reported here represents the value of retention RSUs.

(4)

These amounts are calculated by multiplying the number of PSUs that would become earned or for which the service vesting component of the award will be deemed satisfied upon the applicable event by $14.23, the closing price of our common stock on December 29, 2023. The amounts set forth under “Termination as a result of death or Disability” are based on actual performance as of December 31, 2023. The amounts set forth under “Termination without Cause or resignation for Good Reason in connection with a Change in Control” are based on target performance with respect to the 2022 and 2023 PSUs based on absolute TSR and the 2022 and 2023 PSUs based on capital project returns (PVI), since performance for these PSUs was below target as of December 31, 2023. The amounts set forth under “Termination without Cause or resignation for Good Reason” are based on target performance as of December 31, 2023. As of December 31, 2023, our absolute TSR performance for the 2022 and 2023 PSUs were tracking at 95% and 0%, respectively, and our capital project returns (PVI) performance for the 2022 and 2023 PSUs were both tracking at 0%. On a termination as a result of death or Disability, the outstanding 2022 and 2023 PSUs based on absolute TSR would settle at 95% and 0%, respectively, of the target level and the outstanding 2022 and 2023 PSUs based on capital project returns (PVI) would both settle at 0% of the target level, each prorated for the number of days each Named Executive Officer was employed during the performance period. On a termination without Cause or a resignation for Good Reason in connection with a Change in Control, the outstanding 2022 and 2023 PSUs based on absolute TSR and the outstanding 2022 and 2023 PSUs based on capital project returns (PVI) would settle at 100% of the target level, since the settlement level for the PSUs in this scenario is based on the better of actual performance and target.

Young’s Resignation and Termination of Employment

Mr. Young did not receive any severance payments in connection with his resignation as Executive Vice President and Chief Financial Officer, effective June 30, 2023. Pursuant to the Company’s PTO policy, Mr. Young received payment of his accrued but unused PTO on termination in the amount of $6,346.

Abendschein’s Termination of Employment

Effective December 1, 2023, the Company terminated Mr. Abendschein and his employment with the Company ended. In connection with that termination, on December 26, 2023, the Company entered into a separation and release agreement with Mr. Abendschein pursuant to which he released the Company and its affiliates from certain liabilities and affirmed the restrictive covenants with which he had an obligation to comply and the Company, in turn, confirmed that it would provide Mr. Abendschein with the payments and benefits that he had a legal right to under the existing terms of the Amended Severance Plan and the terms of the award agreements pursuant to which his outstanding equity awards were originally granted.

The payments and benefits that Mr. Abendschein had a right to, upon a qualifying termination without cause for a Tier 2 participant under the Amended Severance Plan, were as follows: (A) a lump-sum cash payment equal to 1.5 times the sum of (x) his annualized base salary and (y) target amount for his annual cash bonus; (B) a pro-rated bonus for 2023, based on actual performance and paid at the time such bonuses are paid to other executives; and (C) partially subsidized continuation coverage for himself, his spouse and eligible dependents under the Company’s health plans for up to 18 months. Additionally, upon a termination without cause Mr. Abendschein was entitled to accelerated vesting and settlement of his outstanding unvested RSUs that would have vested within the 12-month period following his termination and the deemed fulfillment of the service requirement with respect to a pro-rata portion of his PSUs granted in 2022 and 2023, the settlement of which will continue to be subject to the Company’s actual performance with respect to the applicable performance metrics through the end of the relevant performance periods. Mr. Abendschein also received payment of his accrued but unused PTO on termination. No new or additional benefits or compensation in excess of what Mr. Abendschein had a legal right to in connection with a termination by the Company without cause were provided on Mr. Abendschein’s termination. The table below quantifies the amounts Mr. Abendschein received in connection with his termination. The value of the COBRA Subsidy is based on the premiums in effect as of December 2023. The value of the RSUs and PSUs is based on the closing price of our common stock on December 26, 2023, which was $14.49.

Cash Severance	$1,485,000

Pro-Rata Annual Bonus	$411,912

COBRA Subsidy	$22,214

PTO Payout	$29,778

RSU Acceleration	$1,248,038

PSU Acceleration	$982,190

Total	$4,179,132

2024 PROXY STATEMENT	57

Executive Compensation Tables

Fielder’s Termination of Employment

Effective March 27, 2024, Ms. Fielder terminated her employment with the Company for good reason (as defined in the Amended Severance Plan) as a result of her role being eliminated in connection with the sale of the Company’s CCS business. In connection with that termination, on March 27, 2024, the Company entered into a separation and release agreement with Ms. Fielder pursuant to which she released the Company and its affiliates from certain liabilities and affirmed the restrictive covenants with which she had an obligation to comply and the Company, in turn, confirmed that it would provide Ms. Fielder with the payments and benefits that she had a legal right to under the existing terms of the Amended Severance Plan and the terms of the award agreements pursuant to which her outstanding equity awards were originally granted.

The payments and benefits that Ms. Fielder had a right to, upon a qualifying termination without cause for a Tier 2 participant under the Amended Severance Plan, were as follows: (A) a lump-sum cash payment equal to 1.5 times the sum of (x) her annualized base salary and (y) target amount for her annual cash bonus; (B) a pro-rated bonus for 2024, based on actual performance and paid at the time such bonuses are paid to other executives; and (C) partially subsidized continuation coverage for herself, her spouse and eligible dependents under the Company’s health plans for up to 18 months. Additionally, upon a termination for good reason, Ms. Fielder was entitled to accelerated vesting and settlement of her outstanding unvested RSUs that would have vested within the 12-month period following her termination and the deemed fulfillment of the service requirement with respect to a pro-rata portion of her PSUs granted in 2022 and 2023, the settlement of which will continue to be subject to the Company’s actual performance with respect to the applicable performance metrics through the end of the relevant performance periods. Ms. Fielder also received payment of her accrued but unused PTO on termination. No new or additional benefits or compensation in excess of what Ms. Fielder had a legal right to in connection with a termination for good reason were provided on Ms. Fielder’s termination. The table below quantifies the amounts Ms. Fielder received in connection with her termination. The value of the COBRA Subsidy is based on the premiums in effect as of March 2024. The value of the RSUs and PSUs is based on the closing price of our common stock on March 27, 2024, which was $13.65.

Cash Severance	$1,228,500

COBRA Subsidy	$37,634

PTO Payout	$11,779

RSU Acceleration	$217,486

PSU Acceleration	$758,067

Total	$2,253,466

58

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Timothy S. Duncan, our President and Chief Executive Officer (our “CEO”).

For the 2023 Fiscal Year, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $155,603.

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere within this Proxy Statement, was $6,606,866.

•

Based on this information, for 2023 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be approximately 42 to 1.

We identified a new median employee for the pay ratio calculation above for 2023. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2023, our employee population consisted of approximately 591 individuals with all of these individuals located in the United States. This population consisted of our United States full-time, part-time, and temporary employees, as we did not have seasonal workers as of December 31, 2023. We do have employees located in jurisdictions outside of the United States, but they comprise less than 5% of our total employees and were excluded from this calculation pursuant to Item 402(u)(4)(ii) of Regulation S-K. Specifically, we excluded seven (7) employees located in Mexico. We hire independent contractors and “leased” workers, but such independent contractors and “leased” workers were excluded from this calculation pursuant to Item 402(u)(3) of Regulation S-K.

•

We used a consistently applied compensation measure to identify our median employee comparing the amount of salary or wages, bonuses and other compensation as reported to the Internal Revenue Service in Box 1 on Form W-2 for 2023.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees included in this calculation and our CEO are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

•

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2023 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $155,603.

•

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2023 of our Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

2024 PROXY STATEMENT	59

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation
S-K,
the Company is providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the four years in the period ended December 31, 2023. In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for each applicable year to determine the “actual” compensation paid to our Principal Executive Officer (“PEO”) and the average “actual” compensation paid to our other NEOs.
The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2023, 2022, 2021, and 2020:

Year (a)	Summary Compensation Table Total for PEO ($) (1) (b)	Compensation Actually Paid to PEO ($) (1)(2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)(2) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions) (h)	Upstream Before Taxes Free Cash Flow Generation ($ in millions) (4) (i)
					TSR ($) (f)	Peer Group TSR ($) (3) (g)

2023	6,606,866	(724,753)	2,413,071	(346,809)	47.20	196.26	187	142

2022 (5)	12,431,348	16,164,942	4,460,153	5,687,286	62.62	188.84	382	195

2021	7,327,188	4,170,071	2,688,184	1,685,360	32.50	119.07	(183)	135

2020	5,332,565	(2,911,619)	1,789,969	(638,982)	27.33	67.50	(466)	(93)

(1)	The PEO reflected in columns (b) and (c) represents Timothy Duncan. The non-PEO NEOs reflected in columns (d) and (e) for each of 2020, 2021, 2022 and 2023 are as follows:
2023: Sergio L. Maiworm, Jr., John A. Parker, William S. Moss III, Robin Fielder, Shannon E. Young III and Robert D. Abendschein
2022: Shannon E. Young III, Robert D. Abendschein, John A. Parker and William S. Moss III
2021: Shannon E. Young III, Robert D. Abendschein, John A. Parker and William S. Moss III
2020: Shannon E. Young III, Robert D. Abendschein, John A. Parker, William S. Moss III and Stephen E. Heitzman

(2)
The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation
S-K
as disclosed in columns (c) and (e) for our PEO and
Non-PEO
NEOs in 2023. Equity valuation assumptions for calculating CAP are not materially different from grant date valuation assumptions. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

2023

PEO SUMMARY COMPENSATION TABLE TOTALS	$6,606,866

Add (Subtract):

Fair value of equity awards granted during the year from the Summary Compensation Table	(4,608,791)

Fair value at year end of equity awards granted during the year	2,295,472

Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(4,032,600)

Change in fair value of equity awards granted in prior years that vested during the year	(784,742)

Equity awards granted in prior years that were forfeited during the year	(200,957)

Dividends or other earnings paid on equity awards during the year	—

Total Equity Award Related Adjustments	(7,331,619)

COMPENSATION ACTUALLY PAID TOTALS	$(724,753)

60

Pay Versus Performance

2023

NON-PEO NEOS SUMMARY COMPENSATION TABLE TOTALS	$2,413,071

Add (Subtract):

Fair value of equity awards granted during the year from the Summary Compensation Table	(1,407,919)

Fair value at year end of equity awards granted during the year	435,709

Fair value at vest date of equity awards granted and vested during the year	24,324

Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(715,155)

Change in fair value of equity awards granted in prior years that vested during the year	(243,911)

Equity awards granted in prior years that were forfeited during the year	(852,929)

Dividends or other earnings paid on equity awards during the year	—

Total Equity Award Related Adjustments	(2,759,880)

AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$(346,809)

(3)	Pursuant to Item 402(v) of Regulation S-K, the Company used the same peer group used for purposes of Item 201(e) of Regulation S-K.

(4)
Upstream Before Taxes Free Cash Flow Generation is the free cash flow measure used in 2023 and represents (a) Adjusted EBITDA less Upstream capital expenditures, plugging & abandonment, decommissioning obligations settled and interest expense plus (b) equity method investment loss, general and administrative expense, other operating expenses (income), other income, and non-cash
equity-based compensation expense, contributions to equity method investments and investments in land attributable to CCS plus (c) proceeds from the partial sale of Talos’s stake in Talos Mexico. Because this figure is presented exclusive of CCS related costs and inclusive of sale proceeds from Talos Mexico, the disclosed figure is different than the Adjusted Free Cash Flow numbers included in our Earnings Release furnished as an exhibit on our Current Report on Form
8-K.
Upstream Adjusted EBITDA for 2023 can be calculated by adding the “total for reportable segments” and “unallocated corporate general and administrative expense” elements of Adjusted EBITDA reported in Note 15 to in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2023.

In years prior to 2023, this measure was not limited to Upstream Free Cash Flow and, instead, reflected free cash flow across the Talos organization. For example, in 2022, Free Cash Flow Generation was calculated as Adjusted EBITDA based on a maximum oil price of $80 per barrel of crude oil) less capital expenditures, plugging & abandonment and interest expense reflected on the statement of operations. Capital expenditures is calculated as the change in total property and equipment reflected on the balance sheet plus (i) the write-down of oil and natural gas properties as reflected on the statement of operations, (ii) $(3.5) million attributable to net acquisition and divestiture activity, (iii) $2.8 million related to the CCS business and (iv) $1.6 million of decommissioning obligations settled less (a) share-based compensation costs capitalized to oil and gas properties as reflected in the notes to the consolidated financial statements (b) $150.6 million capitalized to oil and gas properties related to the extension of the HP-I finance
lease and (c) $121.3 million of asset retirement costs capitalized comprised of changes in estimates and obligations acquired, incurred and divested as disclosed in the notes to the consolidated financial statements. Plugging & abandonment is equal to settlement of asset retirement obligations as reflected on the statement of cash flows. Information regarding the calculation of Adjusted EBITDA is available in the section entitled
“Supplemental Non-GAAP Measure
– EBITDA and Adjusted EBITDA” included in our
Form 10-K for
the fiscal year ended December 31, 2022.

(5)
The numbers in this row have been revised from the numbers previously reported in last year’s Pay versus Performance Table in order to correct an administrative error. Specifically, the CAP to our PEO and non-PEO
NEOs were decreased by $1,539,436 and $558,051, respectively.

Narrative Disclosure to Pay vs. Performance Table
CAP, COMPANY TSR AND PEER GROUP TSR
The PEO’s and other NEOs’ CAP generally align with the Company’s TSR and Peer Group TSR over the four years presented in the table. This is primarily because a significant portion of the CAP to the PEO and other NEOs is comprised of equity-based awards. For more detail regarding the Company’s equity awards, please see “Compensation Discussion and Analysis—Elements of Compensation for 2023 Fiscal Year—Long-Term Incentive Awards.”
CAP VS. NET INCOME
The PEO’s and other NEOs’ CAP generally align with Company’s net income. While net income is not directly used in determining compensation levels or equity-based award payouts, it is factored into the calculation of Upstream before Taxes Free Cash Flow Generation and Upstream Adjusted EBITDA, which are performance metrics under the Company’s AIP. For more detail regarding the AIP, please see “Compensation Discussion and Analysis—Elements of Compensation for 2023 Fiscal Year—Annual Incentive Program.”

2024 PROXY STATEMENT	61

Pay Versus Performance

CAP VS. UPSTREAM BEFORE TAXES FREE CASH FLOW GENERATION
The PEO’s and other NEOs’ CAP generally align with Company’s Upstream Before Taxes Free Cash Flow Generation. This is primarily due to Upstream Before Taxes Free Cash Flow Generation being weighted 25% in fiscal year 2023 under the AIP. For more detail regarding Upstream Before Taxes Free Cash Flow Generation and the AIP, please see “Compensation Discussion and Analysis—Elements of Compensation for 2023 Fiscal Year—Annual Incentive Program.”
Disclosure of Most Important Performance Measures for 2023 Fiscal Year
The measures listed below represent the most important financial performance measures that we used to determine CAP for fiscal year 2023. For more detail regarding these financial performance measures, please see “Compensation Discussion and Analysis—Elements of Compensation for 2023 Fiscal Year” in this Proxy Statement.

Most Important Performance Measures

Absolute TSR

Upstream Before Taxes Free Cash Flow Generation

Upstream Adjusted EBIDTA

62

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of January 1, 2023, the Compensation Committee consisted of Donald R. Kendall, Jr., Charles M. Sledge and Robert M. Tichio, none of whom is, or has ever been, an officer or employee of the Company. As of February 13, 2023, the Compensation Committee consisted of Donald R. Kendall, Jr., Richard Sherrill and Shandell Szabo, none of whom is, or has ever been, an officer or employee of the Company. As of October 30, 2023, the Compensation Committee consisted of Donald R. Kendall, Jr., Charles M. Sledge and Shandell Szabo, none of whom is, or has ever been, an officer or employee of the Company. Further, none of our Named Executive Officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or Compensation Committee.

2024 PROXY STATEMENT	63

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2023, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Pay” vote).

As described in detail under the heading “Executive Compensation,” we structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management and stockholders remain aligned. We accomplish this by tying several components of our executive compensation program to the Company’s short and long-term performance. Further, the majority of the Company’s Named Executive Officers’ compensation is at-risk.

Please read the “Executive Compensation Matters” section of this Proxy Statement for additional details about our executive compensation program, including information about the compensation of our Named Executive Officers during 2023.

The Compensation Committee and the Board have determined that the Company’s Named Executive Officer compensation program focuses on long-term value creation for our stockholders and delivers pay relative to our performance, which help us to attract, retain and motivate talented executives focused on the Company’s success. Therefore, the Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this Proxy Statement).

Text of the Resolution to be Adopted

We are asking stockholders to vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

Vote Required

Approval of this Proposal 2 requires the affirmative vote of a majority of the votes cast on this proposal.

Votes cast FOR or AGAINST this Proposal 2 will be counted as votes cast on this proposal.

Abstentions and broker non-votes with respect to this proposal are not treated as votes cast and, therefore, will have no impact on the outcome of this proposal.

Your vote on this Proposal 2 is “advisory” and, therefore, is not binding on the Company, the Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our stockholders and are committed to carefully considering the results of this advisory vote in the future when evaluating the compensation programs for our Named Executive Officers.

Recommendation

The Board unanimously recommends that stockholders vote FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2023 as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

64

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, each of Charles M. Sledge, John “Brad” Juneau and Donald R. Kendall, Jr. qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of May 10, 2018, which is reviewed annually and/or amended, as appropriate, from time to time.

Management is responsible for our system of internal controls and the financial reporting process. Management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles in the United States of America, or GAAP, and for developing, maintaining, and evaluating our internal controls over financial reporting. The independent registered public accountant is responsible for auditing the annual financial statements prepared by management, assessing the internal control over financial reporting, and expressing an opinion with respect to each. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent registered public accountant the audited consolidated financial statements in our Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed Management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2023, included in our Annual Report. The Audit Committee discussed with the independent registered public accountant matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

Our independent registered public accountant also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB and the Commission regarding the independent registered public accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accountant its independence from the Company.

Based on the Audit Committee’s discussions with management and the independent registered public accountant, and the Audit Committee’s review of the representations of management and the report of the independent registered public accountant to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report, filed with the SEC.

Audit Committee of the Board of Directors

Charles M. Sledge, Chairman
Donald R. Kendall, Jr., Member
John “Brad” Juneau, Member

2024 PROXY STATEMENT	65

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2023 was completed by EY on February 28, 2024. EY has served as the Company’s independent registered public accounting firm since the closing of the combination between Talos Energy LLC and Stone Energy Corporation (the “Stone Combination”). Prior to such date, EY served as Talos Energy LLC’s accounting firm since 2010.

The Board of Directors is submitting the appointment of EY for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of EY does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.

Audit and Other Fees

The table below sets forth the aggregate fees billed or expected to be billed by EY, the Company’s independent registered public accounting firm, for services provided for the last two fiscal years:

	2023	2022

Audit Fees(1)	$3,014,393	$1,912,562

Audit-Related Fees	—	—

Tax Fees(2)	21,000	65,000

All Other Fees(3)	—	40,000

Total	$3,035,393	$2,017,562

(1)

Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2023 and 2022, and a review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, (ii) the audit of internal control over financial reporting, (iii) the filing of our registration statements for equity securities offerings, (iv) research necessary to comply with generally accepted accounting principles, (v) statutory audit work required for certain of our subsidiaries and (vi) other filings with the SEC, including consents, comfort letters, and comment letters.

(2)	Tax fees consist of the aggregate fees incurred related to tax compliance services and consultations on various tax issues.

(3)	Other fees consist of fees for pre-assessment of Scope 1 and location-based method greenhouse gas emissions and accounting research software licenses.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of EY’s audit, audit-related, tax and other services. For the fiscal year ended December 31, 2023, the Audit Committee pre-approved all services described above.

The Company expects that representatives of EY will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of this Proposal 3 requires the affirmative vote of a majority of the votes cast on this proposal.

Votes cast FOR or AGAINST this Proposal 3 will be counted as votes cast on this proposal.

Abstentions with respect to this proposal are not treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

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Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company does not expect any broker non-votes with respect to this Proposal 3, as it is considered a routine matter.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

2024 PROXY STATEMENT	67

PROPOSAL 4: APPROVAL OF THE AMENDED 2021 LTIP

The use of equity-based awards under the 2021 LTIP has been a key component of our compensation program since its adoption. The ability to grant equity-based compensation awards is critical to attracting and retaining highly qualified individuals. The Board believes it is in the best interests of our stockholders for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions and to align their interests with those of our future stockholders.

The Board has determined that the current number of shares of our common stock available for grant under the 2021 LTIP (which is our only active equity-based plan) is not sufficient to meet the needs of our compensation program going forward. Accordingly, the Board adopted the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan (the “Amended 2021 LTIP”), contingent upon the approval of our stockholders at the Annual Meeting and effective as of that date, in order to increase the number of shares of our common stock available for future grants, as described below. At the Annual Meeting, our stockholders will be asked to approve the Amended 2021 LTIP. If approved by our stockholders, an additional 3,800,000 shares of our common stock will be available for awards under the Amended 2021 LTIP, for a total of 12,439,415 shares since the original adoption of the plan on March 8, 2021. If the Amended 2021 LTIP is not approved by our stockholders, then the 2021 LTIP will remain in effect.

Background and Purpose for Adopting the Amended 2021 LTIP

The 2021 LTIP authorizes awards to be granted covering up to 8,639,415 shares of our common stock, subject to adjustment in accordance with the terms of the 2021 LTIP upon certain changes in capitalization and similar events and the share recycling provisions thereunder. As of March 26, 2024 there were approximately 4,064,752 shares of our common stock remaining available for new awards under the 2021 LTIP (counting performance-based awards at the maximum payout level).

If the Amended 2021 LTIP is approved by our stockholders, an additional 3,800,000 shares of our common stock, for a total of 12,439,415 shares of common stock, will be authorized for issuance thereunder since the original adoption of the plan on March 8, 2021, subject to the share recycling and adjustment provisions of the Amended 2021 LTIP described below. The length of time that the Amended 2021 LTIP share pool will support our incentive compensation program will depend on numerous factors that cannot be fully anticipated by us at this time, including our share price, participation levels, executive retention rate, and changes in the compensation practices of companies with which we compete for executive talent. In the event that our stockholders do not approve the Amended 2021 LTIP at the Annual Meeting, the Administrator (as defined below) may continue to grant stock-settled awards under the 2021 LTIP until the share pool is extinguished and, thereafter, may continue to grant cash-settled awards.

The proposed Amended 2021 LTIP is included as Annex A hereto. If the Amended 2021 LTIP is approved by stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares of common stock available for issuance under the Amended 2021 LTIP.

Historical Award Information and Equity Use

Summarized below is the total number of shares outstanding pursuant to awards granted and shares available for issuance for future equity awards under the Amended 2021 LTIP as of March 26, 2024. Also shown are the number of shares that would be available for future grant if the Amended 2021 LTIP is approved.

	Shares Subject to Outstanding RSUs and PSUs(1)	Shares Remaining Available for Future Grant

As of March 26, 2024 (Before Amended 2021 LTIP is Approved)	4,485,996	4,064,752

Shares Available for Future Grant if Amended 2021 LTIP is Approved		7,864,752

(1)

This column reflects the maximum number of shares of our common stock subject to performance share units and the number of shares of our common stock subject to restricted stock units granted under the 2021 LTIP, outstanding and unvested as of March 26, 2024. Because the number of shares of common stock to be issued upon settlement of outstanding performance share unit awards is subject to performance conditions, the number of shares of common stock actually issued may be substantially less than the number reflected in this column. No stock options or stock appreciation rights (“SARs”) were outstanding as of March 26, 2024.

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The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years:

	2023	2022	2021

Stock Options/ Stock Appreciation Rights (SARs) Granted	0	0	0

Stock-Settled Time-Vested Restricted Shares/Units Granted	1,154,541	2,297,465	1,102,038

Stock-Settled Performance-Based Shares/Units Earned (1)(2)	0	0	197,585

Weighted-Average Basic Common Shares Outstanding	119,894,000	82,454,000	81,769,000	3-Year Average

Share Usage Rate				1.8%

(1)	With respect to performance-based shares/units in the table above, we calculate the share usage rate based on the applicable number of shares earned each year.

(2)

As reported in Note 10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, there were 14,474 PSUs shown as vested during 2022, which reflected the number of PSUs for which the service-based requirement was met, not the number of PSUs actually settled. Because the threshold level of the performance-based vesting requirement for the PSUs that vested during 2022 was not achieved, the actual payout with respect to these awards was 0%. Likewise, there were 391,308 PSUs shown as vested during 2021 in the note to the 10-K based solely on achievement of the service requirement with an actual payout of 100% and 0% for PSUs granted during 2018 and 2019, respectively, which is what is reflected in the table above.

For additional information regarding stock-based awards previously granted by us under the 2021 LTIP, please see Note 10 to our consolidated financial statements on Form 10-K for the year ended December 31, 2023. As of March 26, 2024, there were 183,907,298 shares of our common stock outstanding. The closing price per share of our common stock on the NYSE as of March 26, 2024 was $13.17.

Summary of the Amended 2021 LTIP

A summary of the material terms of the Amended 2021 LTIP is set forth below. The following summary does not purport to be a complete description of all the provisions of the Amended 2021 LTIP and is qualified in its entirety by reference to the Amended 2021 LTIP included as Annex A hereto, which is incorporated by reference into this Proposal 4. The purpose of the Amended 2021 LTIP is to attract, retain and motivate qualified persons as employees, directors and consultants of the Company and its affiliates. The Amended 2021 LTIP also provides a means through which such persons can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its affiliates. The Amended 2021 LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”), (ii) stock options that do not qualify as ISOs (“Nonstatutory Options,” and together with ISOs, “Options”), (iii) SARs, (iv) restricted stock awards (“Restricted Stock Awards”), (v) restricted stock units (“Restricted Stock Units” or “RSUs”), (vi) awards of vested stock (“Stock Awards”), (vii) dividend equivalents, (viii) other stock-based or cash awards; and (ix) substitute awards (“Substitute Awards” and together with Options, SARs, Restricted Stock Awards, RSUs, Stock Awards, dividend equivalents and other stock-based or cash awards, the “Awards”).

Key features of the Amended 2021 LTIP include:

•	No automatic Award grants are promised to any eligible individual;

•

Certain shares of our common stock subject to awards under the Amended 2021 LTIP that are not delivered will again be available for issuance pursuant to new Awards under the Amended 2021 LTIP; however, Shares of our common stock (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in each case, granted under the Amended 2021 LTIP, will not become available for new Awards under the Amended 2021 LTIP;

•	Awards assumed by a successor in connection with a change in control will not vest solely as a result of the change in control;

•	No gross-ups under Section 280G of the Code;

•	No evergreen for the share reserve;

•	Ten year term;

•	Except as permitted in the grant of Substitute Awards, no discounted options or related Awards may be granted;

•

No repricing, replacement or re-granting of Options, SARS or other stock awards without stockholder approval if the effect would be to reduce the exercise price of the Award (except in the event of certain equitable adjustments or a change in control, as further described below);

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Proposal 4: Approval of the Amended 2021 LTIP

•

Any Award (or portion thereof) granted under the Amended 2021 LTIP will vest no earlier than the first anniversary of the date the Award is granted (subject to an exception equal to no more than 5% of the shares reserved for issuance under the Amended 2021 LTIP);

•	Awards are subject to potential reduction, cancellation or forfeiture pursuant to any clawback policy adopted by the Company;

•	Awards are generally non-transferrable;

•	Meaningful annual limits on total director compensation; and

•

Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.

ELIGIBILITY

Employees, non-employee directors and consultants of the Company and its affiliates are eligible to receive awards under the Amended 2021 LTIP. Eligible individuals to whom an Award is granted under the Amended 2021 LTIP are referred to as “Participants.” As of March 26, 2024, the Company and its affiliates have approximately 5 executive officers, 8 non-employee directors, 371 employees and zero individual consultants and contractors who will be eligible to participate in the Amended 2021 LTIP.

ADMINISTRATION

The Board (or a committee of two or more directors appointed by the Board) will administer the Amended 2021 LTIP (as applicable, the “Administrator”).

Unless otherwise determined by the Board, the Administrator will consist at all times of two or more directors who qualify as (i) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and (ii) “independent” under the applicable listing standards or rules of the securities exchange upon which our common stock is traded but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. Unless otherwise limited by the Amended 2021 LTIP or applicable law, the Administrator has broad discretion to administer the Amended 2021 LTIP, interpret its provisions, and adopt policies for implementing the Amended 2021 LTIP. This discretion includes the power to determine when and to whom Awards will be granted; decide how many Awards will be granted (measured in cash, shares of our common stock, or as otherwise delegated); prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary); delegate duties under the Amended 2021 LTIP; terminate, modify or amend the Amended 2021 LTIP; and execute all other responsibilities permitted or required under the Amended 2021 LTIP.

SECURITIES TO BE OFFERED

Subject to approval by our stockholders at the Annual Meeting and further subject to adjustment in the event of any distribution, recapitalization, stock split, merger, consolidation or other corporate event, the aggregate number of shares of our common stock that may be issued pursuant to Awards under the Amended 2021 LTIP since it’s original adoption on March 8, 2021 is equal to 12,439,415, and all such shares will be available for issuance upon the exercise of ISOs. The number of shares that may be issued pursuant to the Amended 2021 LTIP is also subject to the share recycling and adjustment provisions described below.

Consistent with the 2021 LTIP, if all or any portion of an Award, including an award granted under the Talos Energy Inc. Long Term Incentive Plan that was outstanding as of March 8, 2021 (a “Prior Award”), expires or is cancelled, forfeited, exchanged, settled for cash or otherwise terminated without the actual delivery of shares since the original adoption of the 2021 LTIP on March 8, 2021, any shares subject to such Award will again be available for new Awards under the Amended 2021 LTIP. As of March 26, 2024, there were no Prior Awards outstanding but a total of 1,990,320 shares became available for grant under the 2021 LTIP as a result of cash settlement or forfeiture of Prior Awards since the adoption of the 2021 LTIP on March 8, 2021, which amount is not included in the proposed 12,439,415 share reserve for the Amended 2021 LTIP since these shares were added as a result of the 2021 LTIP’s counting and recycling provisions but these shares are included in the “shares remaining available for future grant” figures reported above as of March 26, 2024 and below as of December 31, 2023.

Any shares withheld or surrendered in payment of any taxes relating to Awards granted under the Amended 2021 LTIP (other than Options or SARs) will be again available for new Awards under the Amended 2021 LTIP. However, any shares (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in each case, granted under the Amended 2021 LTIP, will not be available for new Awards under the Amended 2021 LTIP.

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Proposal 4: Approval of the Amended 2021 LTIP

SOURCE OF SHARES

Shares of our common stock issued under the Amended 2021 LTIP may come from authorized but unissued shares, from treasury stock held by the Company or from previously issued shares of our common stock reacquired by the Company, including shares purchased on the open market.

DIRECTOR COMPENSATION LIMITS

Under the Amended 2021 LTIP, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $750,000. Additional cash amounts or Awards may be paid for any calendar year in which a non-employee director (i) first joins the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or non-executive Chairman of the Board. The limit on non-employee director compensation described above does not apply to compensation paid for any period in which the individual served as our employee or an employee of our affiliates or was otherwise providing services to us or our affiliates other than in the capacity as a director.

MINIMUM VESTING TERM

Any Award (or portion thereof) granted under the Amended 2021 LTIP will vest no earlier than the first anniversary of the date the Award is granted, subject to an exception equal to no more than 5% of the shares reserved for issuance under the Amended 2021 LTIP. For the avoidance of doubt, the grant of a fully vested stock award will count against the 5% exception. Notwithstanding the foregoing, the Administrator retains the ability to accelerate the vesting of any Award for any reason.

DIVIDENDS AND DIVIDEND EQUIVALENTS SUBJECT TO FORFEITURE

Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.

PROHIBITION ON REPRICING

Except as may be related to Substitute Awards or in the event of certain equitable adjustments or a change in control, as described in the Amended 2021 LTIP, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price or grant price, (iii) exchange any Option or SAR for Stock, cash or other consideration when the exercise price or grant price per share of stock under such Option or SAR exceeds the fair market value of a share of our common stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which our common stock is listed.

AWARDS UNDER THE AMENDED 2021 LTIP

Options

An Option represents the right to purchase our common stock at a fixed exercise price. We may grant Options to eligible persons including: (i) ISOs (only to employees of the Company or its subsidiaries) which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options.

The exercise price of each option granted under the Amended 2021 LTIP will be stated in the option agreement and may vary; however, the exercise price for an Option must not be less than the fair market value per share of our common stock as of the date of grant (or 110% of the fair market value for certain ISOs), and the Option may not be re-priced without the prior approval of our stockholders. Options may be exercised as the Administrator determines, but not later than ten years from the date of grant. The Administrator determines the methods and form of payment for the exercise price of an Option (including, in the discretion of the Administrator, payment in shares of our common stock, other awards or other property) and the methods and forms in which our common stock will be delivered to a participant.

SARs

A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR, payable in either cash or shares of our common stock or any combination thereof as

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Proposal 4: Approval of the Amended 2021 LTIP

determined by the Administrator. The grant price of a share of our common stock subject to the SAR shall be determined by the Administrator, but in no event shall that grant price be less than the fair market value of the our common stock on the date of grant. The Administrator has the discretion to determine other terms and conditions of a SAR award.

Restricted Stock Awards

A Restricted Stock Award is a grant of shares of our common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of the Amended 2021 LTIP or an Award agreement, the holder of a Restricted Stock Award will have rights as a stockholder, including the right to vote our common stock subject to the Restricted Stock Award and to receive dividends on our common stock subject to the Restricted Stock Award during the restriction period. Unless otherwise determined by the Administrator and specified in the Award agreement, our common stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. In addition, any cash dividends will be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such dividends were paid and will not be paid unless and until such Restricted Stock Award has vested and been earned.

Restricted Stock Units

RSUs are rights to receive our common stock, cash, or a combination of both equal in value to the number of shares of our common stock covered by the RSUs at the end of a specified period or upon the occurrence of a specified event. The Administrator will subject RSUs to restrictions to be specified in the RSU Award agreement, and those restrictions may lapse at such times determined by the Administrator.

Stock Awards

The Administrator is authorized to grant our common stock as a Stock Award. The Administrator will determine any terms and conditions applicable to grants of our common stock, including performance criteria, if any, associated with a Stock Award.

Dividend Equivalents

Dividend equivalents entitle a Participant to receive cash, shares of our common stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of our common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock Award or Stock Award). The terms and conditions applicable to dividend equivalents will be determined by the Administrator and set forth in an Award agreement, provided, however, that dividend equivalents granted in connection with another Award will be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such dividends accrue and will not be paid unless and until such Award has vested and been earned.

Other Stock- or Cash-Based Awards

Other stock-based Awards are awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock. Cash-based awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other Award. Cash-based awards may be granted under the Amended 2021 LTIP even if the Amended 2021 LTIP is not approved by our stockholders at the Annual Meeting.

Substitute Awards

The Company may grant Awards in substitution for any other Award granted under the Amended 2021 LTIP or another plan of the Company or its affiliates or any other right of a person to receive payment from the Company or its affiliates. Awards may also be granted in substitution for awards held by individuals who become eligible individuals as a result of certain business transactions. Substitute awards that are Options or SARs may have an exercise price per share that is less than the fair market value of a share of our common stock on the date of substitution if the substitution complies with the requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder and other applicable laws.

OTHER PROVISIONS

Recapitalization

In the event of any change in the Company’s capital structure or business or other corporate transaction or event that would be considered an equity restructuring, the Administrator will equitably adjust (i) the aggregate number or kind of shares that may be

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delivered under the Amended 2021 LTIP, (ii) the number or kind of shares or amount of cash subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, and (iv) the applicable share-based limitations with respect to Awards provided in the Amended 2021 LTIP, in each case to equitably reflect such event.

Change in Control

The Amended 2021 LTIP does not provide for the automatic acceleration of vesting of outstanding awards upon a change in control event solely with respect to the occurrence of the change in control unless the successor company fails to assume or replace the awards in connection with that change in control event. If the successor company does assume the awards, unless the individual Award agreement provides otherwise, then vesting of the award will be accelerated in the event of an involuntary termination that occurs in connection with or 12 months following the change in control.

Tax Withholding

The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Administrator will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, our common stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Administrator deems appropriate.

Limitations on Transfer of Awards

Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Award, other than a Stock Award, which is a fully vested share at the time of grant. Options and SARs may only be exercised by a Participant during that Participant’s lifetime or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. However, notwithstanding these restrictions, a Participant may assign or transfer, without consideration, an Award, other than an ISO, with the consent of the Administrator and subject to various conditions stated in the Amended 2021 LTIP. No Award (other than a Stock Award, which is a fully vested share at the time of grant) may be transferred to a third-party financial institution for value.

All shares of our common stock subject to an Award and evidenced by a stock certificate will contain a legend restricting the transferability of the shares pursuant to the terms of the Amended 2021 LTIP, which can be removed once the restrictions have terminated, lapsed or been satisfied. If shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such shares.

Clawback

All awards under the Amended 2021 LTIP will be subject to any clawback or recapture policy adopted by the Company, as in effect from time to time, including the Clawback Policy.

Plan Amendment and Termination

The Administrator may amend or terminate any Award or Award agreement or amend the Amended 2021 LTIP at any time, and the Board may amend or terminate the Amended 2021 LTIP at any time; however, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. As discussed in more detail above, the Administrator does not have the authority, without the approval of stockholders, to amend any outstanding Option or SAR to reduce its exercise price per share or take any other action that would be considered a repricing under the applicable exchange listing standards. Without the consent of an affected Participant, no action by the Administrator or the Board to amend or terminate any Award, Award agreement or the Amended 2021 LTIP, as applicable, may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.

Term of the Amended 2021 LTIP

If our stockholders approve this proposal, the Amended 2021 LTIP will become effective as of the date of the 2023 Annual Meeting and will remain in effect for a period of ten years (unless earlier terminated by the Board). Awards granted before the termination date of the Amended 2021 LTIP will continue to be effective according to their terms and conditions if outstanding after the end of such ten year term.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the Amended 2021 LTIP. This description is based on current law, which is

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subject to change (possibly retroactively). The tax treatment of a Participant in the Amended 2021 LTIP may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonstatutory options and SARs with an exercise price less than the fair market value of shares of our common stock on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the Amended 2021 LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

TAX CONSEQUENCES TO PARTICIPANTS

Options and SARs

Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the common stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long-or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of our common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

74

Proposal 4: Approval of the Amended 2021 LTIP

The Amended 2021 LTIP generally prohibits the transfer of Awards, but the Amended 2021 LTIP allows the Administrator to permit the transfer of Awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $18,000 per donee (for 2024, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock Awards; RSUs; Stock Awards; Other Stock-Based or Cash Awards

A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our common stock in settlement of the RSU, as applicable, in an amount equal to the cash or the fair market value of the common stock received.

A recipient of a Restricted Stock Award or Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

TAX CONSEQUENCES TO THE COMPANY

Reasonable Compensation

In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

2024 PROXY STATEMENT	75

Proposal 4: Approval of the Amended 2021 LTIP

Golden Parachute Payments

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended 2021 LTIP could also be limited by the golden parachute rules of Section 280G, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees

The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the Amended 2021 LTIP could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.

New Plan Benefits

The future awards, if any, that will be made to eligible persons under the Amended 2021 LTIP are subject to the discretion of the Administrator, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors is not currently determinable. Therefore, a New Plan Benefits Table is not provided.

Equity Compensation Plan Information

The following sets forth our issuance of awards under the Talos Energy Inc. Long Term Incentive Plan (the “2018 LTIP”) and 2021 LTIP, as a group, in each case as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	4,339,659	(2)	—	4,816,461	(4)

Equity compensation plans not approved by security holders	—		—	—

Total	4,339,659		—	4,816,461

(1)

Following our stockholders’ approval of the 2021 LTIP at the 2021 Annual Meeting of Stockholders, the 2018 LTIP was frozen as of March 8, 2021 such that no future awards may be granted under the 2018 LTIP. Shares of our common stock may still be issued under the 2018 LTIP upon the vesting and settlement of PSU and RSU awards granted under the 2018 LTIP.

(2)

Represents the maximum number of shares of our common stock subject to PSU awards and the number of shares of our common stock subject to RSU awards granted under the 2018 LTIP and 2021 LTIP outstanding and unvested as of December 31, 2023. Because the number of shares to be issued upon settlement of outstanding PSU awards is subject to performance conditions, the number of shares actually issued may be less than the number reflected in this column. This figure also reflects 135,764 RSUs held by directors. No options or warrants have been granted under the 2018 LTIP or 2021 LTIP.

(3)	No options or warrants have been granted under the 2018 LTIP or 2021 LTIP, and the RSU and PSU awards reflected in column (a) are not reflected in this column, as they do not have an exercise price.

(4)

Represents the total number of shares of our common stock remaining available for issuance under the 2021 LTIP as of December 31, 2023. No further awards may be issued under the 2018 LTIP. Pursuant to the 2021 LTIP, all outstanding RSU and PSU awards under the 2018 that are forfeited, cancelled or fail to be earned after March 8, 2021 will be made available for issuance under the 2021 LTIP.

Consequences of Failing to Approve this Proposal

The Amended 2021 LTIP will not be implemented unless approved by our stockholders. If the Amended 2021 LTIP is not approved by the Stockholders, the 2021 LTIP will remain in effect, and the Company will continue to grant awards under the 2021 LTIP until the share reserve under the 2021 LTIP is exhausted or the term of the 2021 LTIP expires. Once the share reserve under the 2021 LTIP is exhausted, the Company may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that the Company and its affiliates can attract and retain qualified personnel.

76

Proposal 4: Approval of the Amended 2021 LTIP

Vote Required

Approval of this Proposal 4 requires the affirmative vote of a majority of the votes cast on this proposal.

Votes cast FOR or AGAINST this Proposal 4 will be counted as votes cast on this proposal.

Abstentions and broker non-votes with respect to this proposal are not treated as votes cast and, therefore, will have no impact on the outcome of this proposal.

Recommendation

The Board unanimously recommends that stockholders vote FOR the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan.

2024 PROXY STATEMENT	77

PROPOSAL 5: APPROVAL OF THE EXCULPATION AMENDMENT

Background

The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). The new Delaware legislation only permits, and, if our proposed Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation (in the form attached to this Proxy Statement as Annex B) (the “Exculpation Amendment”) is adopted, our certificate of incorporation would only permit, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability, as further described below, is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.

The Board has unanimously approved the Exculpation Amendment, subject to stockholder approval. The Board has unanimously determined that the approval and adoption of the Exculpation Amendment is advisable and in the best interests of the Company and its stockholders, and, in accordance with the DGCL, hereby recommends and seeks approval of the Exculpation Amendment by its stockholders.

Reasons for the Exculpation Amendment

The Nominating & Governance Committee believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Furthermore, the Nominating & Governance Committee also believes that adopting the Exculpation Amendment would ensure that the Company remains able to attract and retain the most qualified officers. The Nominating & Governance Committee has additionally determined that the proposed provision would not materially and negatively impact stockholder rights. Thus, in light of the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits that the Nominating & Governance Committee believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain quality officers, the Nominating & Governance Committee recommended to the Board the Exculpation Amendment.

Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Furthermore, the Company expects its peers to adopt exculpation clauses that limit the personal liability of officers in their governing documents and failing to adopt the Exculpation Amendment could impact our recruitment and retention of exceptional officer candidates who may conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

The Board believes that adopting the Exculpation Amendment would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. The Exculpation Amendment will also more generally align the protections available to our directors with those available to our officers. In view of the above considerations, our Board has unanimously determined to provide for the exculpation of officers as proposed.

Proposed Exculpation Amendment

The Board is asking our stockholders to approve the Exculpation Amendment to amend Section 7.1 of our Second Amended and Restated Certificate of Incorporation. The text of the Exculpation Amendment is attached hereto as Annex B, with additions marked with bold, underlined text and deletions indicated by strike-out text.

78

Proposal 5: Approval of the Exculpation Amendment

Effectiveness of the Exculpation Amendment

If the Exculpation Amendment is approved by our stockholders, the Exculpation Amendment will become effective upon the filing of the Exculpation Amendment with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the Annual Meeting. If the Exculpation Amendment is not approved by our stockholders, our Second Amended and Restated Certificate of Incorporation will not be amended, and no exculpation will be provided for our officers. The Company’s officers will nevertheless retain their existing rights under indemnification agreements and insurance policies.

Vote Required

Approval of Proposal 5 requires the affirmative vote of the stockholders that together hold a majority of the voting power of the outstanding shares of our common stock entitled to vote thereon.

Abstentions and broker non-votes with respect to this proposal will have the effect of a vote AGAINST this proposal.

Recommendation

The Board unanimously recommends that stockholders vote FOR the approval of Proposal 5 and adopt the Exculpation Amendment.

2024 PROXY STATEMENT	79

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of our common stock as of April 3, 2024 by:

•	each person, or group of affiliated persons, know to us to beneficially own more than 5% of our common stock;

•	each member of the Board of Directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002.

As of April 3, 2024, there were 183,907,298 shares of our common stock outstanding.

	Shares Beneficially Owned

	Number	Percent

5% Stockholders

Bain Capital, LP(1)	15,120,372	8.2%

Slim Family(2)	35,922,904	19.5%

BlackRock, Inc.(3)	17,039,367	9.3%

Directors and Named Executive Officers:

Neal P. Goldman(4)	55,769	*

Timothy S. Duncan(5)	588,537	*

Charles M. Sledge(6)	35,655	*

John “Brad” Juneau(7)	65,078	*

Donald R. Kendall, Jr.(8)	30,257	*

Paula R. Glover(9)	6,159	*

Richard Sherrill(10)	53,123	*

Shandell Szabo(10)	36,508	*

Joseph A. Mills(11)	6,499	*

Sergio L. Maiworm, Jr.(12)	30,562	*

John A. Parker(13)	214,376	*

William S. Moss III(14)	190,694	*

Robin Fielder	34,081	*

All directors and executive officers as a group (15 persons)	1,417,187	*

*	Represents beneficial ownership of less than one percent (1%) of shares outstanding.

(1)

Represents shares of our common stock held of record by Bain Capital Credit Managed Account (E), L.P. (“BCCMA (E)”), Bain Capital Credit Managed Account (PSERS), L.P. (“PSERS”), Bain Capital Distressed & Special Situations 2013 (AIV I), L.P. (“DSS 2013 (AIV I)”), Bain Capital Distressed & Special Situations 2013 (B), L.P. (“DSS 2013 (B)”), Bain Capital Distressed & Special Situations 2016 (A), L.P. (“DSS 2016 (A)”), Bain Capital Distressed & Special Situations 2016 (F), L.P. (“DSS 2016 (F)”), Sankaty Credit Opportunities IV, L.P. (“COPS IV”), BCC EnVen Investments (2016), L.P. (“BCC EnVen 2016”), BCC EnVen Investments (S), L.P. (“BCC EnVen (S)”), BCC EnVen Investments (2013), L.P. (“BCC EnVen 2013”) and Bain Capital Credit, LP (“BCC”) (collectively, the “Bain Reporting Persons”). Bain Capital Credit Managed Account Investors (E), L.P. (“BCCMAI (E)”), a Delaware limited partnership, is the general partner of BCCMA (E). Bain Capital Credit Member, LLC (“BCCM”), is the managing member of BCCMAI (E). Bain Capital Credit Managed Account Investors, LLC (“BCCMAI”), a Delaware limited liability company, is the general partner of PSERS. BCCM is the managing member of BCCMAI. Bain Capital Distressed and Special Situations 2013 Investors (A), L.P. (“DSS 2013 Investors (A)”), a Delaware limited partnership,

80

Security Ownership of Certain Beneficial Owners and Management

is the general partner of DSS 2013 (AIV I). BCCM, is the managing member of DSS 2013 Investors (A). Bain Capital Distressed Special Situations 2013 Investors (B), L.P. (“DSS 2013 Investors (B)”), a Delaware limited partnership, is the general partner of DSS 2013 (B). BCCM, is the managing member of DSS 2013 Investors (B). Bain Capital Distressed and Special Situations 2016 Investors (A), L.P. (“DSS 2016 Investors (A)”), a Delaware limited partnership is the general partner of DSS 2016 (A). BCCM is the managing member of DSS 2016 Investors (A). Bain Capital Distressed and Special Situations 2016 Investors F (“DSS 2016 Investors (F)”), a Delaware limited partnership is the general partner of DSS 2016 (F). BCCM is the managing member of DSS 2016 Investors (F). Sankaty Credit Opportunities Investors IV, LLC (“COPS IV Investors”), a Delaware limited liability company, is the general partner of COPS IV. BCCM is the managing member of COPS IV Investors. BCC EnVen Investments GP (2013), LLC (“BCC EnVen GP 2013”), a Delaware limited liability company is the general partner of BCC EnVen 2013. Bain Capital Credit Member II, LLC (“BCCM II”) is the general partner of BCC EnVen GP 2013. BCC EnVen Investments GP (2016), LLC (“BCC EnVen GP 2016”), a Delaware limited liability company is the general partner of BCC EnVen 2016. BCCM is the general partner of BCC EnVen GP 2016. BCC EnVen Investments GP (S), LLC (“BCC EnVen GP (S)”), a Delaware limited liability company is the general partner of BCC EnVen (S). BCCM is the general partner of BCC EnVen GP (S). Mr. Jonathan Lavine is the Manager of BCCM. BCC has entered into an Investment Management Agreement with managed account clients pursuant to which it has authority to acquire, dispose of, and vote securities on behalf of such client. BCC disclaims beneficial ownership of the shares beneficially owned by such client. BCCMA (E) directly holds 1,437,872 shares of common stock. PSERS directly holds 207,382 shares of common stock. DSS 2013 (AIV I) directly holds 3,607,477 shares of common stock. DSS 2013 (B) directly holds 425,945 shares of common stock. DSS 2016 (A) directly holds 1,298,868 shares of common stock. DSS 2016 (F) directly holds 1,131,518 shares of common stock. COPS IV directly holds 1,129,580 shares of common stock. BCC EnVen 2016 directly holds 2,170,800 shares of common stock. BCC EnVen (S) directly holds 382,157 shares of common stock. With respect to the each of the foregoing entities, (the “BCCM Holders”), BCCM may be deemed to have voting and dispositive power of the aggregate 11,791,599 shares of common stock directly held by the BCCM Holders. BCC EnVen 2013 directly holds 2,875,746 shares of common stock. BCCM II may be deemed to have voting and dispositive power over 2,875,746 shares of common stock directly held by BCC EnVen 2013. BCC serves as investment manager to various client accounts, and, in this capacity, has voting and dispositive power over 453,027 shares of common stock directly held in such managed accounts. Each of BCCM, BCCM II and BCC (the “Investment Managers”) independently exercises investment discretion with respect to the above referenced securities for which they hold voting and dispositive power and there is no agreement or understanding among the Investment Managers to act together with respect to the securities under their discretion. The address of each of the foregoing persons is 200 Clarendon Street, Boston, Massachusetts 02116. The foregoing information is based on the Schedule 13G filed by the Bain Reporting Persons on February 12, 2024.

(2)

Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (collectively, the “Slim Family”) are beneficiaries of a Mexican trust which owns all of the outstanding voting securities of Control Empresarial, a a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Control Empresarial”). The Slim Family and Control Empresarial hold shared dispositive power over 35,922,904 shares of our common stock. The principal business address of the Slim Family is Paseo de las Palmas 736, Colonia Lomas de Chapultepec, 11000 Ciudad de Mexico, Mexico. The principal business address of Control Empresarial is Paseo de las Palmas 781, Piso 3, Lomas de Chapultepec, Seccion III, Miguel Hidalgo, Ciudad de Mexico, Mexico, 11000. The foregoing information is based on the Schedule 13G filed by the Slim Family and Control Empresarial on March 7, 2024 and Form 4s filed by Control Empresarial on March 15, 2024 and March 19, 2024.

(3)

BlackRock, Inc. has sole dispositive power over 17,039,367 shares of our common stock and sole voting power over 16,812,418 shares of our common stock. The principal address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The foregoing information is based on the Schedule 13G filed by BlackRock, Inc. on January 23, 2024.

(4)

For Mr. Goldman, does not include (i) 17,983 unvested RSUs that will vest on March 5, 2025 and (ii) 10,310 deferred RSUs that will settle on March 5, 2025, with each of the foregoing RSUs to be settled 60% in shares of our common stock and 40% in cash.

(5)

For Mr. Duncan, does not include (i) 32,254 unvested RSUs that will vest ratably on March 5, 2025 (the “2022 RSUs”), (ii) 56,658 unvested RSUs that will vest ratably on each of March 5, 2025 and March 5, 2026 (the “2023 RSUs”).

(6)

For Mr. Sledge, does not include (i) 12,510 unvested RSUs that will vest on March 5, 2025 and (ii) 6,873 deferred RSUs that will settle on March 5, 2025, with each of the foregoing RSUs to be settled 60% in shares of our common stock and 40% in cash.

(7)	For Mr. Juneau, does not include 12,510 unvested RSUs that will vest on March 5, 2025 and will be settled 60% in shares of our common stock and 40% in cash.

(8)

For Mr. Kendall, does not include (i) 12,510 unvested RSUs that will vest on March 5, 2025 and will be settled 100% in shares of our common stock on March 5, 2030 or (ii) 11,612 deferred RSUs that will be settled 60% in shares of our common stock and 40% in cash on March 5, 2028.

(9)

For Ms. Glover, does not include (i) 12,510 unvested RSUs that will vest on March 5, 2025 and will be settled on March 5, 2030, (ii) 11,612 deferred RSUs that will settle on March 5, 2028 or (ii) 9,066 deferred RSUs that will settle on March 5, 2029, each of the foregoing RSUs which will be settled 60% in shares of our common stock and 40% in cash.

(10)For	each of Mr. Sherrill and Ms. Szabo, does not include 12,510 unvested RSUs that will vest on March 5, 2025 and will be settled 60% in shares of our common stock and 40% in cash.

(11)Represents

shares of our common stock acquired in connection with the closing of the QuarterNorth Acquisition. As partial consideration, holders of shares of common stock of QuarterNorth at the Closing (as defined in the QuarterNorth Merger Agreement), automatically converted into the right to receive Per Share Consideration (as defined in the QuarterNorth Merger Agreement) resulting in 182,982,049 shares of our common stock outstanding on March 4, 2024, when the QuarterNorth Acquisition closed.

(12)For	Mr. Maiworm, does not include (i) 2,621 unvested 2022 RSUs, (ii) 5,037 unvested 2023 RSUs or (iii) 8,328 unvested RSUs that will vest ratably on each of July 1, 2024, July 1, 2025 and July 1, 2026.

(13)For	Mr. Parker, does not include (i) 10,483 unvested 2022 RSUs or (ii) 17,627 unvested 2023 RSUs.

(14)For	Mr. Moss, does not include (i) 10,483 unvested 2022 RSUs or (ii) 17,627 unvested 2023 RSUs.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC.

Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in fiscal year 2023, except that (i) one (1) late Form 4 was filed on March 8, 2023 for each of John “Brad” Juneau, Timothy S. Duncan, Shannon E. Young III, Charles M. Sledge, William S. Moss III and Gregory M. Babcock, with respect to their equity awards granted on March 5, 2023 and (ii) one (1) Form 3/A was filed on February 15, 2024 to report PSUs granted to Sergio L. Maiworm, Jr. on March 5, 2022 that were inadvertently omitted from his original Form 3 filed in connection with his appointment to his current position on July 1, 2023.

2024 PROXY STATEMENT	81

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

In accordance with our policies and procedures of the NYSE, a “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or directors or a director nominee;

•	any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, director nominee or a beneficial owner of more than 5% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such executive officer, director, director nominee or beneficial owner of more than 5% of any class of our voting securities; or

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position of control or in which such person has a 10% or greater beneficial ownership interest.

Our Bylaws and the Stockholders’ Agreement previously provided that we would not enter into any related party transaction unless such transaction had been approved by a majority of the disinterested directors or a majority of the Audit Committee. Under the Stockholders’ Agreement, a related party transaction was any transaction or series of related transactions in which we or any of our affiliates was a participant and the funds and other alternative investment vehicles managed by Apollo Management VII, L.P., and Apollo Commodities Management, L.P., with respect to Series I (the “Apollo Funds”) or the entities controlled by or affiliated with Riverstone Energy Partners V, L.P. (the “Riverstone Funds”) or any of their respective affiliates or any of our directors had a direct or indirect material interest and the transaction or series of transactions involved payments of $120,000 or more or were otherwise not de minimis in nature. With respect to any related party transaction involving the Apollo Funds or their affiliates, the Audit Committee had the option to request that the Riverstone Funds’ designees to the Board confirm that the Riverstone Funds and their affiliates did not have a material interest in the transaction and, if the Audit Committee made such a request, the Riverstone Funds’ designees would not have been considered disinterested directors until the Riverstone Funds’ designees provided such confirmation. With respect to any related party transaction involving the Riverstone Funds or their affiliates, the Audit Committee had the option to request that the Apollo Funds designees to the Board confirm that the Apollo Funds and their affiliates did not have a material interest in the transaction and, if the Audit Committee made such a request, the Apollo designees would not have been considered disinterested directors until the Apollo designees provided such confirmation.

Legal Fees

We have engaged the law firm Vinson & Elkins L.L.P. (“V&E”) to provide legal services to us. An immediate family member of William S. Moss III, our Executive Vice President, General Counsel and Secretary and one of our executive officers, was a partner at V&E. For the fiscal year ended December 31, 2023, we incurred fees of approximately $3.3 million for legal services performed by V&E.

HISTORICAL TRANSACTIONS WITH AFFILIATES

Stockholders’ Agreement

On May 10, 2018, in connection with the closing of the Stone Combination (the “Stone Closing”), we entered into a Stockholders’ Agreement with certain of the Apollo Funds and the Riverstone Funds (the “Stockholders’ Agreement”). The Stockholders’ Agreement provided, among other things, the following:

•

Initial Board Composition. Immediately following the Stone Closing, the Board of Directors consisted of ten directors, with (i) two directors designated by the Apollo Funds; (ii) two directors designated by the Riverstone Funds; (iii) one director jointly designated by the Apollo Funds and the Riverstone Funds; (iv) our chief executive officer; and (v) four directors (the “Company Directors”), including the Non-Executive Chairman, that are Company Independent Directors (as defined in the Stockholders’ Agreement) designated by Stone.

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Certain Relationships and Related Party Transactions

•

Board Nomination Rights. Each of the Apollo Funds and the Riverstone Funds initially had the right to designate two directors for nomination by the Board of Directors for election and maintain its proportional representation on the Board of Directors so long as the Apollo Funds or the Riverstone Funds, as applicable, and their affiliates collectively beneficially owned at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds and the Riverstone Funds, as applicable, at the Stone Closing. When the Apollo Funds and their affiliates ceased to collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing, the Apollo Funds had the right to designate one director to the Board of Directors for so long as the Apollo Funds and their affiliates collectively beneficially owned at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing. When the Riverstone Funds and their affiliates ceased to collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing, the Riverstone Funds would have the right to designate one director to the Board of Directors for so long as the Riverstone Funds and their affiliates collectively beneficially owned at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing. Upon the Riverstone Funds and their affiliates ceasing to collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing, the Riverstone Funds would not have a right to designate a director to the Board of Directors. In January 2022, the Apollo Funds and their affiliates reduced their collective beneficial ownership to approximately 3.6% of our outstanding common stock. When the Apollo Funds and their affiliates ceased to collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing, the Apollo Funds no longer had the right to designate a director to the Board of Directors.

The successor nominees to the Company Directors were selected by the Nominating & Governance Committee, and also qualified as Company Directors. The Apollo Funds and the Riverstone Funds were required to vote all of their respective shares of our common stock (i) in favor of each nominee nominated by the Apollo Funds and the Riverstone Funds pursuant to the Stockholders’ Agreement and (ii) with respect to all other director nominees, in the Apollo Funds’ and the Riverstone Funds’ sole discretion either (a) in a manner proportionate to the manner in which all shares of our common stock were voted by our stockholders other than the Apollo Funds and the Riverstone Funds with respect to director elections or (b) for the Company Directors recommended by the Nominating & Governance Committee.

•

Committee Composition. The Audit Committee consisted solely of Company Directors, the Compensation Committee had at least one Company Director and the Nominating & Governance Committee had at least two Company Directors.

•

Standstill Provisions. Until May 10, 2020, the Apollo Funds and Riverstone Funds and their respective affiliates agreed to refrain from taking certain actions, including (i) participating in the solicitation of proxies in opposition to the Company Directors and (ii) calling a special meeting in respect of the foregoing.

•

Related Party Transactions. Any transaction in excess of $120,000 in which we or any of our affiliates was a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates (other than us and our subsidiaries) or any of our directors had a material interest in the transaction must have been approved by a majority of the disinterested directors or a majority of the Audit Committee.

On February 24, 2020, the Company and the other parties thereto entered into Amendment No. 1 to the Stockholders’ Agreement to, among other things, add each of the Riverstone Sellers (or one or more of its designated affiliates) as parties to the Stockholders’ Agreement and provide that for purposes of determining whether the Riverstone Sellers and their affiliates continue to satisfy certain stock ownership requirements necessary to retain their rights to nominate directors to the Board, the Series A Convertible Preferred Stock owned by the Riverstone Sellers was, prior to the conversion thereof, counted towards such ownership requirements on an as converted basis at the closing of the ILX and Castex Acquisition. On March 30, 2020, all 110,000 shares of Series A Convertible Preferred Stock were converted into an aggregate 11.0 million shares of our common stock.

On March 29, 2022, the Company and the other parties thereto further amended and restated the Stockholders’ Agreement to, among other things, (i) terminate the rights of the Apollo Funds under the Stockholders’ Agreement and (ii) eliminate the requirement that the Board consist of ten members. As a result of the Apollo Funds’ reduced ownership after recent share sales from long-dated funds holding their Company shares, the directors associated with the Apollo Funds resigned from the Board, effective December 8, 2021. Thereafter, the Board determined, pursuant to the Bylaws, that the size of the Board shall consist of seven members.

On September 21, 2022, we executed a merger agreement to acquire EnVen, a private operator in the Deepwater U.S. Gulf of Mexico, for stock and cash consideration (the “EnVen Merger Agreement”). In connection with the $1.0 billion EnVen Acquisition, which closed on February 13, 2023, the Company and the Riverstone Funds agreed to terminate the Stockholders’ Agreement,

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Certain Relationships and Related Party Transactions

which eliminated the Riverstone Funds’ designation rights with respect to the Company’s Board of Directors. Subsequent to the termination of the Stockholders’ Agreement, the Riverstone Funds’ designee to the Company’s Board of Directors, Mr. Robert M. Tichio, immediately tendered his resignation in connection with the closing of the EnVen Acquisition. See “ —Riverstone Support Agreement & Letter Agreement” below for additional information.

Additionally, pursuant to the EnVen Merger Agreement, effective as of February 13, 2023, we caused (a) the number of directors constituting the Board of Directors to be increased to eight (8) members and (b) two individuals designated by EnVen to be appointed as members of the Board of Directors. Shandell Szabo and Richard Sherrill were appointed to fill the two vacancies on our Board, to serve until the Annual Meeting of Stockholders or until their successors shall be elected and qualified, or, if earlier, until their respective deaths, disability, resignations, disqualifications or removals from office.

The Riverstone Funds had agreed to vote their shares of the Company’s common stock in favor of any nominee designated and nominated for election to the Board of Directors in accordance with the terms of the Stockholders’ Agreement, prior to its termination in February 2023, and in a manner consistent with the recommendation of the Nominating & Governance Committee with respect to all other nominees.

In connection with the EnVen Acquisition, the Company and the Riverstone Funds agreed to terminate the Stockholders’ Agreement, which eliminated the Riverstone Funds’ designation rights with respect to the Company’s Board of Directors. Subsequent to the termination of the Stockholders’ Agreement, the Riverstone Funds’ previous designee to the Company’s Board of Directors, Mr. Robert M. Tichio, immediately tendered his resignation. The termination of the Stockholders’ Agreement was contingent upon the successful closing of the EnVen Acquisition.

On February 13, 2023, in conjunction with the closing of the EnVen Acquisition, the Stockholders’ Agreement was terminated and Mr. Robert M. Tichio resigned from the Company’s Board of Directors. See “ —Riverstone Support Agreement & Letter Agreement” for additional information.

SUPPORT AGREEMENTS

Riverstone Support Agreement & Letter Agreement

In connection with the EnVen Acquisition, we, EnVen and the Riverstone Funds entered into the Riverstone Support Agreement pursuant to which the Riverstone Funds agreed, among other things, to (i) vote all shares of Company common stock beneficially owned (a) in favor of the share issuance to EnVen equityholders, (b) in favor of the amendment and/or restatement of the Company’s organizational documents as necessary or appropriate to reflect the termination of the Stockholders’ Agreement, (c) in favor of any other proposals necessary or appropriate in connection with the EnVen Acquisition and (d) against, among other things, (A) any Acquisition Proposal (as defined in the EnVen Merger Agreement) with respect to the Company and (B) any other proposal that could reasonably be expected to materially impede or delay the EnVen Acquisition or result in a breach of any representation or covenant of the Company under the EnVen Merger Agreement, (ii) terminate the Stockholders’ Agreement, and (iii) cause Mr. Tichio to resign from the Company’s Board of Directors, in each case of the foregoing clauses (ii) and (iii), effective immediately prior to, but conditioned on, the occurrence of the closing of the EnVen Acquisition.

The EnVen Acquisition closed on February 13, 2023, and in connection therewith, we and the Riverstone Funds entered into a Letter Agreement, dated February 13, 2023, pursuant to which we and the Riverstone Funds agreed to execute and deliver such additional documents and take all such further action as may be reasonably necessary to cause the Stockholders’ Agreement to be terminated without any further force and effect.

BOARD DESIGNATION RIGHTS

EnVen Board Designation Rights

As provided in the EnVen Merger Agreement and pursuant to the consummation of the EnVen Acquisition, we caused (a) the number of directors constituting our Board to be increased to eight (8) members and (b) two individuals designated by EnVen to be appointed as members of our Board. Ms. Shandell Szabo and Mr. Richard Sherrill were appointed to fill the two vacancies on the on our Board, to serve until the 2023 Annual Meeting of Stockholders. At such meeting, Ms. Szabo and Mr. Sherrill were elected to terms that expire at the 2025 Annual Meeting of Stockholders.

QuarterNorth Board Designation Rights

As provided in the QuarterNorth Merger Agreement and pursuant to the consummation of the QuarterNorth Acquisition, we caused (a) the number of directors constituting our Board to be increased from eight (8) to nine (9) members and (b) one individual was designated by QuarterNorth to be appointed as a member of our Board. Mr. Joseph A. Mills was appointed to fill the vacancy

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on our Board, to serve until the 2024 Annual Meeting of Stockholders. Assuming the stockholders elect Mr. Mills to the Board at the Annual Meeting, Mr. Mills’ term will expire at the 2025 Annual Meeting of Stockholders.

REGISTRATION RIGHTS

EnVen Registration Rights

In connection with the Company’s entry into the EnVen Merger Agreement, the Company entered into a registration rights agreement (the “EnVen Registration Rights Agreement”) with Adage Capital Partners, L.P. (“Adage”) and affiliated entities of Bain Capital, LP (“Bain”). Pursuant to the EnVen Registration Rights Agreement, the Company grants to Adage and Bain certain demand, “piggy-back” and shelf registration rights with respect to the shares of the Company’s common stock to be received by such entities in the EnVen Acquisition, subject to certain customary thresholds and conditions. Additionally, the Company agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under such agreement and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto. The EnVen Registration Rights Agreement became effective at the closing of the EnVen Acquisition on February 13, 2023. Adage and Bain currently hold approximately 1.53% and 8.22%, respectively, of the Company’s outstanding shares of common stock.

QuarterNorth Registration Rights

In connection with the Company’s entry into the QuarterNorth Merger Agreement, the Company entered into a registration rights agreement (the “QuarterNorth Registration Rights Agreement”), dated as of March 4, 2024, by and among the Company and the Persons listed on Schedule A attached thereto. Pursuant to the QuarterNorth Registration Rights Agreement, the Company granted certain demand, “piggy-back” and shelf-registration rights with respect to the shares of the Company’s common stock received by such entities in connection with the QuarterNorth Acquisition, subject to certain customary thresholds and conditions. Additionally, the Company agreed to pay certain expenses of the parties incurred in connection with the exercise of their rights under such agreement and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto. The QuarterNorth Registration Rights Agreement became effective at the closing of the QuarterNorth Acquisition.

OFFERING PARTICIPATION

On January 22, 2024, the Company conducted a firm commitment underwritten public offering of 34,500,000 shares of common stock. In connection with the offering, and after expressing a non-binding indication of interest thereafter, Control Empresarial de Capitales, S.A. de C.V. (“Control Empresarial”) purchased 19,658,119 shares of common stock from the underwriters of such offering. Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (together with “Control Empresarial, the “Slim Family Office”) are beneficiaries of a Mexican trust which owns all of the outstanding voting securities of Control Empresarial. The Slim Family Office beneficially owns approximately 19.5% of our outstanding common stock. The Slim Family Office manages various investment funds. Those investment funds make investments in entities with which the Company may interact in the normal course of business.

On February 7, 2024, the Company consummated a firm commitment debt offering consisting of $1,250.0 million in aggregate principal amount of second-priority senior secured notes in a private offering to eligible purchasers that was exempt from registration under the Securities Act. In connection with the debt offering, and after expressing a non-binding indication of interest after commencement of the offering, entities and/or persons related to the Slim Family Office participated and purchased an aggregate principal amount of $312.5 million of such notes from the initial purchasers of such offering. In connection with such transaction, the Company expects to pay Inbursa, a banking institution controlled by the Slim Family Office an advisory fee of approximately $2.7 million.

2024 PROXY STATEMENT	85

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof.

When and where is the Annual Meeting?

Date:	May 23, 2024

Time:	10:00 a.m. (Central Time)
Where:	Talos’s Corporate Offices: Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002

Record Date:	April 3, 2024

What is a proxy statement and what is a proxy?

A proxy is a legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. This is a proxy statement. A proxy statement is a document that we are by law required to give you when we ask you to sign a proxy designating individuals to vote your shares on your behalf. If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement, and in the absence of your direction, they will vote your shares as recommended by the Board. Pursuant to the authority of the Board, the Chairman will designate one or more proxies for the Annual Meeting. We encourage you to read this Proxy Statement carefully.

Why did I receive these proxy materials?

These materials are being made available to you because, at the close of business on the record date, you were, pursuant to our Second Amended and Restated Bylaws, a stockholder of record entitled to notice of and to vote at a meeting of stockholders. Accordingly, our Board has made these materials available to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting. All stockholders of record on the record date are entitled to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement contains information you may use when deciding how to vote in connection with the Annual Meeting. We encourage you to read this Proxy Statement carefully.

What different methods can I use to vote my shares?

You have a choice of voting your shares:

•	Over the Internet

•	By mail

•	By telephone

•	Via smartphone or computer during the virtual Annual Meeting

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares beforehand over the Internet, by telephone or by mail. Please read the instructions below on how to vote your shares. Instructions will vary depending on how you own your shares so it is important that you follow the instructions that apply to you.

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Questions and Answers About the Annual Meeting

What matters will be voted upon at the Annual Meeting, and what votes are required to approve each of the proposals?

Proposal		Voting Requirements	Abstentions & Broker Non-Votes

1	To elect to the Company’s Board of Directors the three Class III director nominees each of whom will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal

The election of each nominee for director requires the affirmative vote of a majority of the votes cast with respect to that nominee’s election.

For this proposal, a “majority of the votes cast” means that the number of votes cast FOR a nominee’s election exceeds the number of votes cast AGAINST that nominee’s election.

Abstentions and broker non-votes are not counted as votes cast either FOR or AGAINST such nominee and, therefore, will have no effect on the outcome of this proposal.

2	To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2023

Approval requires the affirmative vote of a majority of the votes cast on the proposal.

Advisory Vote: Your vote on this proposal is “advisory” and, therefore, is not binding on the Company, the Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our stockholders and are committed to carefully considering the results of the advisory vote.

Abstentions and broker non-votes are not counted as votes cast FOR or AGAINST this proposal and, therefore, will have no effect on the outcome of this proposal.

3	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	Approval requires the affirmative vote of a majority of the votes cast on the proposal.	Abstentions are not counted as votes cast FOR or AGAINST this proposal and, therefore, will have no effect on the outcome of this proposal. There will be no broker non-votes for this proposal.

4	To approve the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan	Approval requires the affirmative vote of a majority of the votes cast on the proposal.	Abstentions and broker non-votes are not counted as votes cast and, therefore, will have no effect on the outcome of this proposal.

5	To approve a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation	Approval requires the affirmative vote of the stockholders that together hold a majority of the voting power of the outstanding shares of our common stock entitled to vote thereon.	Abstentions and broker non-votes will have the effect of a vote AGAINST this proposal.

*	Abstentions: Abstentions are counted as present in determining whether the quorum requirement is satisfied.

**

Broker Non-Votes. If you are a beneficial holder of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable NYSE rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”

***

Routine Matters. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024 (Proposal 3) is the only routine matter to be presented at the Annual Meeting on which brokers, banks or other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Therefore, no broker non-votes are expected in connection with Proposal 3.

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Questions and Answers About the Annual Meeting

How does the Board recommend that I vote?

Our Board is soliciting your proxy to vote your shares on all matters scheduled to come before the Annual Meeting. Your proxy will be effective for the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

If you are a stockholder of record and you sign and return a proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares in accordance with the recommendations of the Board, as follows:

Proposal		Board Recommendation	Page No.

1	To elect to the Company’s Board of Directors the three Class III director nominees each of whom will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal	FOR EACH DIRECTOR NOMINEE ☑	6

2	To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2023	FOR ☑	64

3	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR ☑	66

4	To approve the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan	FOR ☑	68

5	To approve a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation	FOR ☑	78

In addition, if any other matters properly come before the Annual Meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy card to vote the shares represented thereby on such matters in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act. By submitting your proxy, you grant discretionary authority with respect to such other matters. Except as described in this Proxy Statement, we are aware of no other matters to come before the Annual Meeting.

What is the quorum requirement for the Annual Meeting?

There must be a quorum to take action at the Annual Meeting (other than adjournments or postponements of the meeting). A quorum will exist if the holders of shares of common stock representing a majority of the voting power of all outstanding shares of common stock entitled to vote at the Annual Meeting are present in person or by proxy. On the record date for purposes of calculating a quorum, there were 181,912,051 shares of our common stock held by 532 stockholders of record eligible to vote.

Both abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy card or voting instruction form, or if a stockholder of record attends the Annual Meeting and does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of establishing a quorum.

Who is entitled to vote at the Annual Meeting?

Our common stock is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Holders of our common stock will vote as a single class on all matters presented at the Annual Meeting. Each share of our common stock outstanding on the record date entitles the holder to one vote at the Annual Meeting. No other class of securities is entitled to vote at the Annual Meeting. Pursuant to our Second Amended and Restated Certificate of Incorporation, cumulative voting rights are prohibited.

Any shares of common stock held in our treasury on the record date are not considered outstanding and will not be voted or considered present at the Annual Meeting.

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Questions and Answers About the Annual Meeting

A list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours for a period of 10 days prior to the Annual Meeting at our principal executive offices at 333 Clay Street, Suite 3300, Houston, Texas 77002. The list will also be available during the Annual Meeting.

What is the Company’s policy with respect to the resignation of directors who do not receive the required amount of votes?

Our Second Amended and Restated Bylaws set forth that each director shall be elected, at any meeting for the election of directors at which a quorum is present, (i) in the case of an uncontested election, by the vote of a majority of the votes cast with respect to that director’s election and (ii) in the case of a contested election, by the vote of a plurality of the votes cast with respect to that director’s election.

With respect to clause (i), the Company’s Corporate Governance Guidelines establish that any incumbent director nominee who receives a greater number of votes AGAINST his or her election than votes FOR such election must promptly tender his or her resignation to the Board with such resignation expressly stating that it is contingent upon the acceptance of the resignation by the Board. The Board may, but is not obligated to, delegate to any committee of the Board consisting solely of independent directors who have not tendered a resignation, the responsibility of making a recommendation to the Board as to whether to accept or reject the tendered resignation and whether to take other action. The Board must act on the resignation, taking into account the committee’s recommendation (if applicable), and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within ninety (90) days following certification of the election results.

If the Board accepts a director’s resignation pursuant to this procedure, then the Board may fill the resulting vacancy or decrease the size of the Board pursuant to our Second Amended and Restated Bylaws.

What if I return my proxy card but do not specify how I want to vote?

If you are a stockholder of record and you sign and return a proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares in accordance with the recommendations of the Board.

In addition, if any other matters properly come before the Annual Meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy card to vote the shares represented thereby on such matters in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act. By submitting your proxy, you grant discretionary authority with respect to such other matters. Except as described in this Proxy Statement, we are aware of no other business to come before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record	Beneficial Owners

If, as of the record date, you held shares of our common stock represented by a stock certificate in your name, or your shares were registered in your name with our transfer agent, Computershare, then you are a “stockholder of record,” and Computershare has sent the notice or printed copies of our proxy materials directly to you on our behalf.

• If you are stockholder of record, you may appoint a proxy to vote on your behalf using any of the following methods:

–   by telephone using the toll-free telephone number shown on the proxy card;

–   via the Internet as instructed on the proxy card;

–   by completing and signing the proxy card and returning it in the prepaid envelope provided; or

–   by written ballot at the Annual Meeting.

If, as of the record date, you were not holding shares in your name but rather you were holding shares in an account at a broker, bank, or other nominee, then you are a “beneficial holder,” and your shares are held in street name. The stockholder of record for your shares, meaning the party who has the legal right to vote such shares at the Annual Meeting, is your broker, bank, or such other nominee.

As the beneficial holder of the shares, the notice or printed copies of the proxy materials were forwarded to you by your broker, bank, or other nominee, and you have the right to direct such party to vote your shares. Such party should have provided you with instructions for directing it how to vote your shares. If you wish to change the direction you provided your broker, bank, or other nominee, you should follow the instructions sent to you by such party.

2024 PROXY STATEMENT	89

Questions and Answers About the Annual Meeting

Stockholders of Record	Beneficial Owners

Telephone and Internet proxy appointment facilities for stockholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment by telephone or via the Internet, such instructions must be received by 11:59 p.m. (New York time) on May 22, 2024. If you properly give instructions as to your proxy appointment by telephone, via the Internet or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

Please sign the proxy card exactly as your name appears on the card. If a stockholder of record is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment.

The return of a completed proxy card, or the submission of proxy instructions via the Internet or by telephone, will not prevent a stockholder of record from attending and voting at the Annual Meeting. If you have appointed a proxy and attend the Annual Meeting and vote in person, your proxy appointment will automatically be terminated.

The Company urges you to instruct your broker, bank, or other nominee on how to vote your shares. As a beneficial holder, you may attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from the broker, bank, or other nominee. Please understand that, if you are a beneficial holder, the Company does not know that you are a stockholder or how many shares you own.

As a beneficial holder, will my shares be voted if I do not tell my broker, bank or other nominee how I want them voted?

If you are a beneficial holder of shares, you should have received a voting instruction form from your broker, bank or other nominee. Pursuant to the regulations of the NYSE, brokers, banks and other nominees have the authority to vote shares held for a beneficial holder only on certain “routine” matters absent voting instructions from the beneficial holder of the shares. Broker non-votes occur when shares held by a broker, bank or other nominee for a beneficial holder are voted on at least one proposal at a meeting but are not voted with respect to other proposals because the broker, bank or other nominee did not receive voting instructions from the beneficial holder and lacked the discretionary authority to vote the shares on such proposals. At the Annual Meeting, only Proposal 3 is considered a “routine” matter. Accordingly, we do not expect any broker non-votes for Proposal 3. Each of Proposal 1, Proposal 2, Proposal 4 and Proposal 5 is considered a non-routine matter. Accordingly, your broker, bank, or other nominee will not be permitted to vote your shares on such matters unless you provide proper voting instructions. Broker non-votes will have no effect on the outcomes of Proposal 1, Proposal 2 and Proposal 4. Broker non-votes will have the effect of a vote AGAINST Proposal 5.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you can change your vote within the regular voting deadlines by voting again by telephone or on the Internet, executing and returning a later dated proxy card, or virtually attending the Annual Meeting and voting online. If you are a stockholder of record, you can revoke your proxy by delivering a written notice of your revocation to our Secretary at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary.

If you are a beneficial owner, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy.

All shares of common stock that have been properly voted and not revoked will be voted at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

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Questions and Answers About the Annual Meeting

All shares of common stock that have been properly voted and not revoked will be counted in the votes held on the resolution proposed at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

May stockholders ask questions at the Annual Meeting?

Yes. Stockholders will have the ability to submit questions, and we will answer questions from stockholders during a designated question and answer period, as time permits. In order to provide an opportunity for everyone who wishes to ask a question, stockholders will be limited to two questions. If we receive substantially similar questions, we will group such questions together. We ask that stockholders confine their questions to matters that relate directly to the business of the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

As of the date of this Proxy Statement, our Board and management do not know of any other matters to come before the Annual Meeting other than those matters described in this Proxy Statement. If any other matters properly come before the Annual Meeting, or any adjournments or postponements thereof, such matters will, subject to applicable law and our Second Amended and Restated Bylaws, be considered at the Annual Meeting.

It is the intention of the persons named in the proxy card to vote the shares represented thereby on such matters in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act. By submitting your proxy, you grant discretionary authority with respect to such other matters.

Who is the transfer agent?

Our transfer agent is Computershare Trust Company, N.A. All communications concerning stockholder of record accounts, including address changes, name changes, share transfer requirements and similar issues can be handled by contacting Computershare Trust Company, N.A. at +1.877.878.7534 (within the U.S., U.S. Territories and Canada), +1.781.575.4247 (outside the U.S., U.S. Territories and Canada), or in writing at P.O. Box 43006 Providence, RI 02940-3006, or in writing by overnight delivery at 250 Royall Street, Canton, MA 02021.

Who will count the votes?

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting. The inspector of election will be present at the Annual Meeting.

When will voting results be announced?

We intend to announce the preliminary voting results at the Annual Meeting. We will report the final voting results in a Current Report on Form 8-K that we will file with the SEC and make available on the “Presentations and Filings” tab within the “Investor Relations” section of our website at www.talosenergy.com within four business days of the Annual Meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).

Who is conducting the proxy solicitation and how much will it cost?

We are soliciting the proxies accompanying this Proxy Statement and we will bear the cost of soliciting those proxies. We have engaged Innisfree M&A Incorporated (“Innisfree”) to assist us in soliciting proxies in connection with the Annual Meeting and have agreed to pay Innisfree $15,000 in relation to the cost of such solicitation. In addition, we will reimburse, or advance funds to, Innisfree for reasonable out-of-pocket expenses and fees incurred in connection with Innisfree’s services, including the charges rendered by banks, brokers or their agents for forwarding proxies and proxy materials to beneficial owners of our common stock, and will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses. The initial solicitation of proxies may be supplemented by mail, telephone, Internet, or facsimile or in person by our directors, officers or other employees, or Innisfree. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation.

How is information sent to stockholders of record sharing the same address?

The SEC’s rules permit us to deliver a single copy of this Proxy Statement and our Annual Report, as applicable, to an address shared by two or more stockholders. This method of delivery is referred to as “householding” and can significantly reduce our printing

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Questions and Answers About the Annual Meeting

and mailing costs. It also reduces the volume of mail you receive. We will deliver only one set of proxy materials to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. We will still send each stockholder who receives a printed version of these proxy materials an individual proxy card.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent in the future by following the instructions sent by your bank or broker. If you would like to receive more than one copy of the proxy materials, we will promptly deliver a separate copy of the proxy materials to you upon receipt of a written or oral request to our General Counsel at the address or phone number below.

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

Attn: General Counsel

(713) 328-3000

How can I communicate with the Board of Directors?

We welcome and value feedback from our stockholders. Any stockholder or other interested party may communicate with our Board, a committee of the Board or an individual director by letter, email or telephone, directed in care of the Company’s General Counsel. At his discretion, materials considered to be inappropriate or harassing, unsolicited advertisements, or promotional materials and invitations to conferences may not be forwarded. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Contact information is as follows:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

Attn: General Counsel

(713) 328-3000

board@talosenergy.com

What are the directions to the Annual Meeting?

The 2024 Annual Meeting of Stockholders will be held at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. Three Allen Center is located in downtown Houston, Texas.

Where can I find certain documents?

Copies of this Proxy Statement, the proxy card and our Annual Report have been posted on the Internet and can be accessed by all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report, including the exhibits, the financial statements and any schedules thereto. Please send a written request to:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

713-328-3000

Attention: Investor Relations

The charters for each of the Audit, Compensation, Nominating & Governance, SSCR and Technical Committees, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics have been posted to our corporate website and can be accessed through the website’s “Corporate Governance” tab within the “Investor Relations” section on our website www.talosenergy.com. Our Code of Business Conduct and Ethics applies to our directors, officers and other employees, and we

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Questions and Answers About the Annual Meeting

intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address specified above. The committee charters and our Corporate Governance Guidelines and Code of Business Conduct and Ethics are also available in print without charge upon written request to our General Counsel at the address above.

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STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES FOR NEXT YEAR

Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2025 proxy materials must submit such proposal to the Company at its principal executive offices, and the proposal must be received by December 18, 2024, which date is not less than 120 calendar days before the first anniversary of the date the Company released its 2024 proxy materials. Any such stockholder proposal must comply with the requirements set forth in Rule 14a-8 of the Exchange Act.

Any stockholder of the Company who desires to submit a proposal for consideration at the 2025 Annual Meeting of Stockholders, but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices not earlier than the close of business on January 23, 2025 and not later than the close of business on February 22, 2025. However, in the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2025 Annual Meeting of Stockholders and not later than the close of business on the later of the 100th day prior to the date of the 2025 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2025 Annual Meeting of Stockholders is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. We will consider proposals only if such proposals meet the requirements of the applicable rules of the SEC and our Second Amended and Restated Bylaws.

It is the responsibility of the Nominating & Governance Committee to identify, evaluate, and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating & Governance Committee endeavors to recommend director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, the Nominating & Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating & Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis, and legal and corporate governance, among other areas. The Nominating & Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating & Governance Committee solicits recommendations from existing directors and senior management to be considered by the Nominating & Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating & Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

•	the name and address of the nominating stockholder, as they appear on the Company’s books;

•	the nominee’s name and address and other personal information;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

•

a completed and signed questionnaire, representation and agreement and written director agreement, pursuant to our Second Amended and Restated Bylaws, with respect to each nominee for election or re-election to the Board; and

•	all other information required to be disclosed pursuant to our Second Amended and Restated Bylaws and Regulation 14A of the Exchange Act.

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Stockholder Proposals; Identification of Director Candidates for Next Year

Further, the Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The Company suggests that any such proposal be sent by certified mail, return receipt requested.

2024 PROXY STATEMENT	95

ANNEX A

Amended and Restated Talos Energy Inc.

2021 Long Term Incentive Plan

1. Purpose. The purpose of the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan (as amended from time to time, the “Plan”) is to provide a means through which (a) Talos Energy Inc., a Delaware corporation (together with any successor thereto, the “Company”), and the Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and the Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and the Affiliates rest, and whose present and potential contributions to the Company and the Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and the Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled Person or (ii) to direct or cause the direction of the management and policies of the controlled Person, whether through the ownership of voting securities, by contract, or otherwise.

(b) “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.

(c) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.

(d) “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Award” means an Award denominated in cash granted under Section 6(i).

(g) “Cause” means “cause” (or a term of like import) as defined in the Participant’s Award Agreement governing the Award at issue or, if such term is not defined in the applicable Award Agreement, then “Cause” means “cause” (or a term of like import) under the Company’s severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “cause” (or a term of like import), then Cause shall mean (i) the Participant’s material breach of any written agreement between the Participant and the Company or an Affiliate; (ii) the Participant’s material breach of any law applicable to the workplace or employment relationship, or the Participant’s material breach of any material policy or code of conduct established by the Company, an Affiliate, or a successor to the Company applicable to the Participant, including policies on discrimination, harassment and sexual harassment; (iii) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Participant; (iv) the commission by the Participant of, or conviction or indictment of the Participant for, or plea of nolo contendere by the Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or (v) the Participant’s willful failure or refusal, other than due to disability to perform the Participant’s obligations or to follow any lawful directive from the Company, as determined by the Company; provided, however, that if the Participant’s action or omissions as set forth in clause (v) are of such a nature that the Company or a successor of the Company determines that they are curable by the Participant, such actions or omissions must remain uncured for 30 days after the Company or a successor of the Company provides the Participant written notice of the obligation to cure such actions or omissions.

(h) “Change in Control” means the occurrence of any of the following events after the Effective Date:

(i) The acquisition (whether by purchase, merger, consolidation or other similar transaction) by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act or Section 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then-outstanding

2024 PROXY STATEMENT	A-1

Annex A

shares of Stock or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of directors; provided, however, that, for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company or any Affiliate, (2) any acquisition directly from the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (4) any Business Combination (as defined below) that does not constitute a Change in Control under subsection (iii) below;

(ii) During any period of twelve (12) consecutive months, individuals who, as of the Effective Date, constitute the Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual were a member of the Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or group (within the meaning of Section 13(d)(3) of the Exchange Act or Section 14(d)(2) of the Exchange Act) other than the Board;

(iii) The consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), recapitalization, merger, consolidation, or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any other entity, in any case, with respect to which the Company voting securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination;

(iv) The consummation of a sale, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries (on a consolidated basis) in one or a series of related transactions to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act or Section 14(d)(2) of the Exchange Act) that is not the Company or any Affiliate; or

(v) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, the transaction or event described in clauses (i), (ii), (iii), (iv) or (v) above with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by the Nonqualified Deferred Compensation Rules.

(h) “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair market value of the portion of the consideration offered which is other than cash and such determination by the Committee shall be final, conclusive and binding on all affected Participants to the extent applicable to Awards held by such Participants.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(j) “Committee” means a committee of the Board of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(k) “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l) “Effective Date” means May 23, 2024.

A-2

Annex A

(m) “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of the Affiliates, and any other person who provides services to the Company or any of the Affiliates, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may result in such individual receiving Stock. An employee on leave of absence may be an Eligible Person.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(o) “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

(p) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q) “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(r) “Nonstatutory Option” means an Option that is not an ISO.

(s) “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.

(t) “Original Effective Date” means March 8, 2021.

(u) “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).

(v) “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(w) “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, join stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee, executor, administrator, and nominee or entity in a representative capacity.

(x) “Prior Plan” means the Talos Energy Inc. Long Term Incentive Plan.

(y) “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(z) “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period or upon the occurrence of an event (which may or may not be coterminous with the vesting schedule of the Award).

(bb) “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(cc) “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).

(dd) “SEC” means the Securities and Exchange Commission.

2024 PROXY STATEMENT	A-3

Annex A

(ee) “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(ff) “Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(gg) “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).

(hh) “Substitute Award” means an Award granted under Section 6(j).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:

(i) designate Eligible Persons as Participants;

(ii) determine the type or types of Awards to be granted to an Eligible Person;

(iii) determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv) determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);

(v) modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi) determine the treatment of an Award upon a termination of employment or other service relationship;

(vii) impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii) interpret and administer the Plan and any Award Agreement;

(ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, the Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other Persons claiming rights from or through a Participant. Notwithstanding anything to the contrary herein, the Board may, in its sole discretion, at any time and from time to time, exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters that under any applicable law, regulation or rule are required to be determined in the sole discretion of the Committee.

(b) Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.

(c) Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate applicable law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for

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Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been properly delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. Any such delegation may be revoked by the Committee at any time. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

(d) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of the Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of the Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e) Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of the Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates will be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4. Stock Subject to Plan.

(a) Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, (i) 12,439,415 shares of Stock are reserved and available for delivery with respect to Awards since the Original Effective Date, and such total number of shares of Stock shall be available for issuance upon the exercise of ISOs, plus (ii) the number of shares of Stock that became available for Awards under this Plan pursuant to Section 4(d) below.

(b) Application of Limitation to Grants of Awards. Subject to Section 4(d), no Award may be granted if the number of shares of Stock that must be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares will again be available for Awards. For the avoidance of doubt, Awards of Restricted Stock shall not be considered “delivered shares” for this purpose until vesting. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Option or an SAR or taxes relating to an Option or an SAR, including shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (ii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will be considered “delivered shares” and will not, in each case, be again available for Awards. The number of shares of Stock withheld in payment of the tax withholding obligation related an Award other than an Option or an SAR will be again available for Awards under the Plan. For the avoidance of doubt, if an Award is settled in cash it shall not be counted against any share limit under this Section 4.

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(d) Shares Available Under the Prior Plan. In addition, shares of Stock subject to an award granted under the Prior Plan and outstanding as of the Original Effective Date (a “Prior Award”) that expired or were cancelled, forfeited, exchanged, settled in cash or otherwise terminated (including shares forfeited with respect to Restricted Stock) became available for future grants of Awards under the Plan to the extent of such expiration, cancelation, forfeiture, exchange, settlement in cash or other termination. For the avoidance of doubt, a number of shares of Stock equal to the difference between (i) the maximum number of shares of Stock that could have been settled pursuant to performance-based Prior Awards, and (ii) the actual number of shares of Stock delivered upon settlement of performance-based Prior Awards, became available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Stock subject to Prior Awards were not added to the shares of Stock authorized for grant under Section 4(a) and will not be available for future grants of Awards: (i) the number of shares tendered or withheld in payment of any exercise or purchase price of a Prior Award or taxes relating to a Prior Award, (ii) shares that were subject to a stock option or stock appreciation right that was a Prior Award but were not issued or delivered as a result of the net settlement or net exercise of such stock option or stock appreciation right, and (iii) shares repurchased on the open market with the proceeds of a stock option’s exercise price where such stock option was a Prior Award. For the avoidance of doubt, no awards were granted under the Prior Plan on or following the Original Effective Date.

(e) Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 5(b), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated). Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not non-employee directors or consultants of) the Company or any of its subsidiaries immediately prior to such acquisition or combination.

(f) Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5. Eligibility; Award Limitations for Non-Employee Members of the Board.

(a) Awards may be granted under the Plan only to Eligible Persons.

(b) In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $750,000; provided, however, that for any calendar year in which a member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, (iii) serves as lead director, or (iv) serves as non-executive Chairman of the Board, additional compensation, whether denominated in cash or Awards may be paid. For purposes of this Section 5(b), the value of Awards shall be determined, if applicable, pursuant to ASC Topic 718 on the date of grant and attributed to the compensation limit for the year in which the Award is granted. For the avoidance of doubt, the limits set forth in this Section 5(b) shall be without regard to grants of Awards or other payments, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of the Affiliates or was otherwise providing services to the Company or to any of the Affiliates other than in the capacity as a director of the Company. For the avoidance of doubt, any cash compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled, if later.

6. Specific Terms of Awards.

(a) General.

(i) Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the

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Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion. Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one Participant or to different Participants. To the extent provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

(ii) Without limiting the scope of Section 6(a)(i), with respect to any performance-based conditions, (i) the Committee may use one or more business criteria or other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, (ii) any such performance goals may relate to the performance of the Participant, the Company (on a consolidated basis), or to specified subsidiaries, business or geographical units or operating areas of the Company, (iii) the performance period or periods over which performance goals will be measured shall be established by the Committee, and (iv) any such performance goals and performance periods may differ among Awards granted to any one Participant or to different Participants.

(iii) Subject to Section 8(e) of the Plan, any Award (or portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 4 may be granted to any one or more Eligible Persons without respect to and/or administered without regard for this minimum vesting provision. For the avoidance of doubt, the grant of Stock Awards will count against the 5% limit described in the immediately preceding sentence. No Award Agreement shall be permitted to reduce or eliminate the requirements of this Section 6(a)(iii). Nothing in this Section 6(a)(iii) shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award for any reason.

(b) Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:

(i) Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii) Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO); provided, that if the period to exercise the Option (other than in the case of an ISO) would expire at a time when trading in the shares of Stock is prohibited by the Company’s insider trading policy (or any Company-imposed “blackout period”) or any applicable law, then the period to exercise the Option shall be automatically extended until the 30th day following the expiration of such prohibition.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company (within the meaning of Sections 424(e) and (f) of the Code). Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the

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aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable Award Agreement.

(c) SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:

(i) Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii) Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii) Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR; provided, that if the period to exercise the SAR would expire at a time when trading in the shares of Stock is prohibited by the Company’s insider trading policy (or any Company-imposed “blackout period”) or any applicable law, then the period to exercise the SAR shall be automatically extended until the 30th day following the expiration of such prohibition

(iv) Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:

(i) Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Stock distributed in connection with a Stock split or a Stock dividend, and other property (other than cash) distributed as a dividend, in each case, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:

(i) Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.

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(ii) Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f) Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms and conditions, not inconsistent with the provisions of the Plan, as the Committee in its discretion determines to be appropriate.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock on such terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents that are granted on a free-standing basis shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Dividend Equivalents granted in connection with another Award shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms, conditions and restrictions of such Other Stock-Based Awards, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

(i) Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee in its discretion determines to be appropriate, including for purposes of any annual or short-term incentive or other bonus program.

(j) Substitute Awards. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.

(k) No Repricing. Except as provided in Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR equals or exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

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7. Certain Provisions Applicable to Awards.

(a) Limit on Transfer of Awards.

(i) Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii) Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii) To the extent specifically provided by the Committee and permitted pursuant to Form S-8 and the instructions thereto, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish; provided, however, that no Award (other than a Stock Award, which is a fully vested share of Stock at the time of grant) may be transferred to a third-party financial institution for value.

(iv) An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of the Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c) Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e) Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restrictive covenant agreement in favor of the Company and the Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(f) Dividends and Dividend Equivalents Subject to Forfeiture. Any dividend or Dividend Equivalent credited with respect to any Award (except for dividends paid following the grant of a Stock Award, which is an Award of unrestricted (i.e., fully vested) shares of Stock) shall be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such Stock or other property has been distributed and shall not be delivered unless and until such Award has vested and been earned.

8. Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a) Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of

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the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(c) Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4(a) and Section 5(b) (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4(a) and Section 5(b) (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(d) Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price, grant price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4(a) and Section 5(b) (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e) Change in Control.

(i) Treatment of Awards Assumed or Substituted by a Successor Entity.

(A) Except as otherwise provided in an Award Agreement, in the event of a Change in Control, in which any successor entity assumes outstanding Awards or substitutes similar awards under the successor entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, such Awards that are assumed or substituted shall not vest solely with respect to the occurrence of the Change in Control.

(B) Except as otherwise provided in an Award Agreement, if, in connection with or within twelve (12) months following a Change in Control, a Participant’s service, consulting relationship, or employment with the Company, an Affiliate, and the Successor Entity and the Affiliates is terminated without Cause, the vesting and exercisability of all Awards, including substitute awards, then held by such Participant will be accelerated in full and be settled, as applicable, no later than sixty (60) days following the conclusion of the service or employment relationship (unless the Nonqualified Deferred Compensation Rules would prohibit such acceleration of settlement, in which case such Awards shall vest but will be settled at date(s) of settlement specified in the applicable Award Agreement) and the expiration date of any Options shall be the day three months following the date the

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Annex A

Participant ceases to be an employee or service provider to the Company, an Affiliate, and the Successor Entity and its affiliates. Unless the Award Agreement specifically provides for different treatment upon the circumstances described in this Section 8(e)(i)(B), Awards that vest based on performance shall be settled at the greater of (A) the target level of performance as set forth in the performance Award, and (B) the actual performance achieved, measured and calculated as of the date of the Change in Control pursuant to a shortened performance period ending on the occurrence of the Change in Control.

(ii) Treatment of Awards not Assumed or Substituted. Unless otherwise provided in an Award Agreement, if, upon a Change in Control, the successor entity does not assume outstanding Awards or substitute similar awards under the successor entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, then the vesting of all outstanding Awards will be accelerated in full with effect immediately prior to the occurrence of the Change in Control and shall be settled, as applicable, no later than sixty (60) days following the Change in Control (unless the Nonqualified Deferred Compensation Rules would prohibit such acceleration of settlement, in which case such Awards will be settled at the originally specified date(s) of settlement). The Participant shall be permitted to conditionally redeem or exercise any or all Options, as applicable, effective immediately prior to the completion of any such transaction for the sole purpose of participating in such transaction. Unless the Award Agreement specifically provides for different treatment upon the circumstances described in this Section 8(e)(ii), Awards that vest based on performance shall be settled at the greater of (A) the target level of performance as set forth in the performance Award, and (B) the actual performance achieved, measured and calculated as of the date of the Change in Control pursuant to a shortened performance period ending on the occurrence of the Change in Control.

If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

9. General Provisions.

(a) Tax Withholding. The Company and any of the Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(b) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of the Affiliates, (ii) interfering in any way with the right of the Company or any of the Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c) Relationship to Other Benefits. No Award or payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan or as required by applicable law.

(d) Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal

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Annex A

courts located in Houston, Texas. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

(e) Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(f) Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of the Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other Person shall have any claim against the Company or any of the Affiliates as a result of any such action.

(h) Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(i) Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(j) Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

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Annex A

(k) Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company (if the Company has requested such an opinion), constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company (if the Company has requested such an opinion), may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.

(l) Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(l) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(m) Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(n) Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(o) Plan Effective Date and Term. The Plan was originally adopted by the Board to be effective on the Original Effective Date and was further amended and restated by the Board, effective as of the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is May 23, 2034. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

10. Amendments to the Plan and Awards. The Committee may (a) amend, alter, suspend, discontinue or terminate any Award or Award Agreement or (b) amend or alter the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any applicable law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then

A-14

Annex A

be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Board may (i) amend, alter, suspend, discontinue or terminate the Committee’s authority to grant Awards or (ii) amend, alter, suspend, discontinue or terminate the Plan; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

2024 PROXY STATEMENT	A-15

ANNEX B

Additions to the Second Amended and Restated Certificate of Incorporation pursuant to the Exculpation Amendment contemplated by Proposal 5 are indicated below by bold, underlined text. The full text of the Company’s currently applicable Second Amended and Restated Certificate of Incorporation was filed with the SEC as an exhibit to the Company Annual Report on Form 10-K for the year ended December 31, 2023 on February 29, 2024.

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TALOS ENERGY INC.

TALOS ENERGY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Talos Energy Inc., resolutions were adopted setting forth a proposed amendment of the Second Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and that said amendment should be presented to the stockholders of said corporation at the 2024 Annual Meeting of Stockholders for approval thereof.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the proposed amendment was presented to the stockholders of said corporation at its 2024 Annual Meeting of Stockholders duly called and held on the     day of     2024 in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute and the Second Amended and Restated Certificate of Incorporation were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Second Amended and Restated Certificate of Incorporation of this corporation be amended by changing Section 7.1 thereof to read as follows:

“Section 7.1 Limitation on Director and Officer Liability. To the fullest extent that the DGCL or any other law of the State of Delaware as the same exists or is hereafter amended permits the limitation or elimination of the liability of directors or officers, no person who is or was a director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (or any successor provision thereto), or (iv) for any transaction from which the director or officer derived an improper personal benefit. Any repeal or amendment of this Section 7.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 7.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal, amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal, amendment or adoption of such inconsistent provision.”

(Signature page follows)

2024 PROXY STATEMENT	B-1

Annex B

IN WITNESS WHEREOF, Talos Energy Inc. has caused this Certificate of Amendment to be signed by its Executive Vice President and General Counsel, this     day of     , 2024.

TALOS ENERGY INC.

By:
Name:	William S. Moss III
Title:	Executive Vice President and General Counsel

B-2

TALOS ENERGY 333 Clay St., Suite 3300 Houston, Texas 77002 713.328.3000 www.talosenergy.com

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/TALO YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/TALO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-291-6999 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Talos Energy Inc. Annual Meeting of Stockholders For Stockholders of Record as of the Close of Business on April 3, 2024 DATE: Thursday, May 23, 2024 TIME: 10:00 AM, Central Time PLACE: Three Allen Center, 333 Clay Street, Suite 3300 Houston TX 77002 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Timothy S. Duncan and William S. Moss III, and each or either of them, as the true and lawful agents and proxies of the undersigned, with full power of substitution and revocation, and authorizes them collectively, and each of them individually, to vote all the shares of capital stock of Talos Energy Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting and any adjournment or postponement thereof, conferring authority upon such true and lawful agents and proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting and any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The named proxies cannot vote your shares unless you sign (on the reverse side) and

Talos Energy Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

Talos Energy Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4 AND 5 PROPOSAL YOUR VOTE 1. To elect to the Company’s Board of Directors the three Class III directors set forth in the accompanying Proxy Statement, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. FOR AGAINST ABSTAIN 1.01 Neal P. Goldman #P2# #P2# #P2# 1.02 Paula R. Glover #P3# #P3# #P3# 1.03 Joseph A. Mills #P4# #P4# #P4# FOR AGAINST ABSTAIN #P5# #P5# #P5# #P6# #P6# #P6# #P7# #P7# #P7# #P8# #P8# #P8# 2. To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2023. 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. 4. To approve the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan. 5. To approve a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. 6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Check here